SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒Definitive Proxy Statement

☐Definitive Additional Materials

☐Soliciting Material under Rule 14a-12

EnPro Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒No fee required.

☐Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)Title of each class of securities to which transaction applies:

(2)Aggregate number of securities to which transaction applies:

(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 011 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)Proposed maximum aggregate value of transaction:

(5)Total fee paid:

☐Fee paid previously with preliminary materials.

☐Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)Amount Previously Paid:

(2)Form, Schedule or Registration Statement No.:

(3)Filing Party:

(4)Date Filed:

EnPro Industries, Inc.
2020 Annual Meeting

Engineered for Performance

Proxy Statement and
Notice of 2020 Annual Meeting
of Shareholders

i

Annual Meeting of Shareholders
The 2020 Annual Meeting of Shareholders of EnPro Industries, Inc. will be held at:
5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina 28209
Wednesday, April 29, 2020 at 11:30 a.m.

Proxy voting options

Your vote is important!

Whether or not you expect to attend our shareholder’s meeting, we urge you to vote your shares. You may vote by phone, via the Internet, or by signing, dating, and returning the enclosed proxy card or voting instruction form at your earliest convenience. Your prompt vote will ensure the presence of a quorum at the meeting and will save us the expense and extra work of additional solicitation. If you vote now and later decide to change your vote or to vote your shares at the meeting, you may do so by following instructions found elsewhere in this proxy statement. Your vote by proxy is revocable at your option any time prior to the meeting.

The fastest and most convenient way to vote your shares is by the Internet or telephone, using the instructions on this page. Internet and telephone votes are immediately confirmed and tabulated, and reduce postage and proxy tabulation costs.

If you prefer to vote by mail, please return the enclosed proxy card or voting instruction form in the addressed, prepaid envelope we have provided. Do not return the paper ballot if you vote via the Internet or by telephone.

Vote by Internet

www.proxyvote.com
Internet voting is available 24 hours a day, 7 days a week.
Instructions:

1.Read our Proxy Statement.

2.Go to the following website: www.proxyvote.com

3.Have your proxy card or voting instruction form in hand and follow the instructions. You can also register to receive all future shareholder communications electronically, instead of in print. Our annual report, Proxy Statement, and other correspondence will be delivered to you via e-mail if you elect this option.

Vote by telephone

1-800-690-6903 via touch tone phone
Telephonic voting is available toll-free 24 hours a day,
7 days a week.
Instructions:

1.Read our Proxy Statement.

2.Call toll-free 1-800-690-6903.

3.Have your proxy card or voting instruction form in hand and follow the instructions.

5605 Carnegie Boulevard, Suite 500
Charlotte, North Carolina 28209

Letter from our President and Chief Executive Officer

Dear Shareholder:

On behalf of the board of directors and management of EnPro Industries, Inc., I invite you to our annual meeting of shareholders. It will be held at the company’s headquarters located at 5605 Carnegie Boulevard, Suite 500, Charlotte,
North Carolina, on Wednesday, April 29, 2020 at 11:30 a.m.

This year, our shareholders will be asked to:

•Elect as directors the nine nominees whose qualifications and experience are described in our proxy statement.

•Approve on an advisory basis the compensation paid to our named executive officers as disclosed in our proxy statement.

•Approve the EnPro Industries, Inc. 2020 Equity Compensation Plan.

•Ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020.

•Consider any other business that properly comes before the meeting or any adjournment of the meeting.

The business of the meeting, including each of the four proposals you are being asked to vote on, is described in detail in the attached Notice of Annual Meeting of Shareholders and Proxy Statement which follows.

Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. Please vote promptly. You may submit your proxy via the Internet, by phone, or by signing, dating, and returning the enclosed proxy card in the enclosed envelope. If you attend the annual meeting, you will be able to vote in person, even if you have previously submitted your proxy.

Sincerely,

Marvin A. Riley
President and Chief Executive Officer

March 26, 2020

5605 Carnegie Boulevard, Suite 500
Charlotte, North Carolina 28209

Notice of 2020 Annual Meeting of Shareholders

Date:	April 29, 2020

Time:	11:30 a.m. Eastern Time

Place:	5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina 28209

Record date:	March 13, 2020. Only shareholders of record at the close of business on the record date are entitled to receive notice of, and to vote at, the annual meeting.

Proxy voting:

Important. Please vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by telephone, or by signing, dating, and returning the enclosed proxy card or voting instruction form will save the expenses and extra work of additional proxy solicitation. If you wish to vote by mail, we have enclosed an addressed envelope, postage prepaid if mailed in the United States. Submitting your proxy now will not prevent you from voting your shares at the meeting. Your proxy is revocable at your option.

Items of business:

•To elect nine directors from the nominees described in the accompanying proxy statement

•To adopt a resolution approving, on an advisory basis, the compensation paid to our named executive officers as disclosed in the accompanying proxy statement

•To approve the EnPro Industries, Inc. 2020 Equity Compensation Plan

•To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020

•To transact other business that may properly come before the annual meeting or any adjournment of the meeting

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 29, 2020: The proxy statement and 2019 annual report to shareholders are available at:
https://www.enproindustries.com/shareholder-meeting.

By Order of the Board of Directors,

Robert S. McLean
Secretary

March 26, 2020

EnPro Industries, Inc.
2020 Proxy Statement

Proxy statement summary

This summary highlights information contained elsewhere in our proxy statement. Because the summary does not contain all of the information you should consider, you should read the entire proxy statement carefully before voting.

Annual meeting of shareholders

Time, place and voting matters

Date:April 29, 2020

Time:11:30 a.m. Eastern Time

Place:5605 Carnegie Boulevard, Suite 500

Charlotte, North Carolina 28209

Record date:March 13, 2020

Voting:Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each
of the proposals to be voted on.

Meeting agenda

•Election of nine directors

•Advisory vote to approve executive compensation

•Approval of the EnPro Industries, Inc. 2020 Equity Compensation Plan

•Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020

•Transact other business that may properly come before the meeting

How to vote

See “General information—How do I vote?” (page 8) for more information.

In addition to attending the annual meeting, shareholders of record can vote by any of the following methods:

By Internet at www.proxyvote.com	By telephone at 1-800-690-6903	By mailing your proxy card

If you hold your EnPro shares in street name through an account with a bank, broker or other nominee, your ability to vote by Internet or telephone depends on the voting process of the bank, broker or other nominee through which you hold the shares. Please follow their directions carefully.

Voting recommendations

Proposal	Board vote recommendation
Election of directors (see page 14)	“For” each director nominee
Advisory vote to approve executive compensation (see page 54)	“For”
Approval of the EnPro Industries, Inc. 2020 Equity Compensation Plan (see page 56)	“For”
Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020 (see page 62)	“For”

Our director nominees

See “Proposal 1—Election of directors” (page 14) and “Corporate governance policies and practices” (page 20) for more information.

The board of directors recommends that you vote “For” each nominee listed in the table below, which provides summary information about each nominee. A full description of each nominee’s skills and qualifications begins on page 15. Each director is elected annually.

Name	Age	Director since	Occupation	Independent	Other public boards	Committee memberships
						AC	CC	NC	EC
Marvin A. Riley	45	2019	President and Chief Executive Officer, EnPro	No	1				C
Thomas M. Botts	65	2012	Retired Executive VP, Global Manufacturing, Shell Downstream Inc.	Yes	1	M	C	M	M
Felix M. Brueck	64	2014	Director Emeritus, McKinsey & Company, Inc.	Yes	—	M	M	M
B. Bernard Burns, Jr.	71	2011	Former Managing Director, McGuire Woods Capital Group	Yes	—	C	M	M	M
Diane C. Creel	71	2009	Retired Chairman, CEO and President, Ecovation, Inc.	Yes	2	M	M	M
Adele M. Gulfo	57	2018	Chief Business and Commercial Development Officer of Sumitovant Biopharma	Yes	2	M	M	M
David L. Hauser*	68	2007	Former Chairman and CEO, FairPoint Communications	Yes	1	M	M	C	M
John Humphrey	54	2015	Former Executive Vice President and Chief Financial Officer, Roper Technologies, Inc.	Yes	2	M,F	M	M
Kees van der Graaf	69	2012	Former member of the board and executive committee, Unilever NV and Unilever PLC	Yes	2	M	M	M

AC	—	Audit and Risk Management Committee	C	—	Committee Chair
CC	—	Compensation and Human Resources Committee	M	—	Member
NC	—	Nominating and Corporate Governance Committee	F	—	Financial expert
EC	—	Executive Committee	*	—	Chairman of the Board of Directors

Our nominees’ experience and qualifications

Our board of directors and its Nominating and Corporate Governance Committee believe broad and diverse experience and varying lengths of tenure are critical elements of a highly functioning board. The board’s experience enables it to make sound decisions that support shareholder value, while the varying tenures of its members provide a balance of institutional knowledge and fresh perspectives. The following charts reflect the tenure of our current directors and the experience and qualifications of the nominees for election as directors.

Director Nominee Experience and Qualifications

Experience/Qualifications	Botts	Brueck	Burns	Creel	Gulfo	Hauser	Humphrey	Riley	van der Graaf
Finance/Accounting			✓	✓		✓	✓	✓
Government/Regulatory	✓		✓		✓	✓
Legal/Corporate Governance			✓	✓			✓	✓
Human Resources/Compensation	✓	✓	✓	✓				✓	✓
International Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓
M&A/Business Development	✓	✓	✓	✓	✓	✓	✓	✓	✓
Manufacturing/Operations	✓	✓	✓				✓	✓	✓
Sales/Marketing		✓		✓	✓			✓	✓
Strategic Planning	✓	✓	✓	✓	✓	✓	✓	✓	✓
Technical Innovation/Product Development		✓		✓	✓			✓	✓

Corporate governance matters

Our board of directors and management firmly embrace good and accountable corporate governance. We believe an attentive board, held to the highest standards of corporate governance, is a tangible advantage for our shareholders and for our businesses. Our board makes substantial efforts to meet such standards.

Board refreshment balances experience with fresh insights. We seek to balance directors who know and understand our company with those who bring fresh perspectives to governance and management and to expand the diversity of our board. The range of tenure of our independent directors is 1.4 years to 13 years.

We elect all directors annually to one-year terms. Annual elections allow shareholders to review each director’s skills and experience and approve his or her nomination at each annual meeting.

Our directors must be elected by majority vote. Any nominee in an uncontested election who receives more “withhold” votes than votes “for” must promptly offer his or her resignation. The Nominating and Corporate Governance Committee will consider the resignation and recommend either accepting it or rejecting it to the board, which will act within 90 days after the shareholders’ meeting. The resigning director will not participate in these discussions.

The chairman of our board of directors is independent. The position of Chairman of the Board of Directors at EnPro is a non-executive position. Independent directors have held this position since the inception of our company in 2002. Since the Chairman of the Board is independent, he functionally serves as our lead independent director.

Our independent directors meet regularly in executive session. Our non-management directors meet regularly without members of management present. These sessions are presided over by the Chairman of the Board of Directors.

Our directors are required to own our company’s stock. Our directors are required to own shares in our company equal in value to five times the annual cash retainer they receive. New directors have five years from the time they join the board to accumulate these shares. All of the directors who have served for five years or more meet this requirement.

The board and each committee perform comprehensive annual evaluations. Evaluations allow our directors to assess their effectiveness at both the committee and the board level and include an individual director assessment component to permit each director to evaluate the contributions of each of the other directors.

Executive compensation

For more information, see “Compensation discussion and analysis,” (page 28) “Executive compensation” (page 41) and “Proposal 2—Advisory vote approving executive compensation” (page 54).

Our board of directors recommends that you vote “For” our advisory proposal on executive compensation. The non-binding, advisory vote gives our shareholders the opportunity to approve the compensation paid to individuals identified as named executive officers in this proxy statement.

Our compensation practices

Our programs are designed to reward success

Our compensation programs enable us to align the interests of our executive officers with the interests of our shareholders and to reward our executives for superior performance. This practice allows us to attract and retain talented and highly motivated executive officers who are capable of driving our success and building value for our shareholders.

Our executive officers’ compensation:

•Is tied to business performance—disappointing performance results in little or no payout while superior performance leads to superior payouts;

•Is significantly stock-based;

•Vests over several years;

•Is linked to execution of our corporate strategies;

•Encourages sound decisions that lead to long-term success and avoid unnecessary or excessive risk; and

•Allows our executives the opportunity to earn competitive total pay.

In structuring annual and long-term incentive compensation opportunities, we select performance measures that we believe significantly drive the value of our company. We make annual awards of restricted stock units which vest after three years, both to encourage retention and to provide an incentive for performance to increase the value of our shares.

We have structured our compensation programs to align with the interests of our shareholders and results in payment based on our performance.

We routinely engage with our shareholders to discuss any concerns about our compensation programs

Throughout the course of each year, we speak with numerous shareholders, including frequent conversations with many of our largest shareholders. These conversations cover a wide range of topics, including our strategic direction, financial performance, future growth opportunities, capital allocation strategy, and management practices. During these conversations in 2019, our shareholders generally supported our compensation practices and policies. We communicated the investor feedback on our compensation practices to the Compensation and Human Resources Committee and take shareholder views into account as we seek to align our policies and practices with their interests.

We employ best practices in executive compensation

•We balance short-term and long-term compensation to discourage short-term risk-taking at the expense of long-term results.

•We align the interests of our executive officers with the interests of our shareholders. We require our officers to own and retain meaningful amounts of EnPro stock and to increase their ownership as their levels of responsibility increase.

•Our Compensation and Human Resources Committee relies on an independent executive compensation consultant to evaluate our compensation plans. The consultant reports directly to the committee and provides no other services to our company.

•We have limited perquisites.

•We generally make compensation decisions and grant equity and other compensation awards only on an annual basis, with interim adjustments and awards only in unusual circumstances, such as in connection with a material change in an executive officer’s responsibilities.

•Our policies prohibit executives from hedging ownership of EnPro stock and limit executives in pledging EnPro stock.

•Our clawback policy entitles us to recover performance-based compensation from any executive officer whose fraud or willful misconduct requires a material restatement of our financial results.

Compensation analysis

Our compensation program ties incentive compensation pay to the achievement of both annual and long-term goals for the performance of our company. We set these goals each year and tie both annual and three-year incentive awards to achieving them. We believe our compensation structure aligns with the interests of our shareholders and resulted in payment commensurate with our performance.

The amount of awards paid under our annual performance plan is based on performance relative to threshold, target and maximum performance levels set when the awards are made. When performance falls below the threshold, executives receive no payout. Payouts at a threshold level of performance are 50% of the target payout, payouts at a target level of performance are 100% of the target payout, and payouts at a maximum level of performance are at 200% of the target payout. For 2019, the performance measures and weightings for the annual performance plan were adjusted EBITDA and adjusted return on invested capital (or “adjusted ROIC”), which performance measures are described on page 35. The following charts show the relative weighting of these performance measures in our

2019 annual incentive compensation awards and the level of our actual payout performance level against the target level of performance for these awards (target level being reflected at 100%) and the resulting payout level against the target payout level.

Annual Incentive Compensation Analysis
Performance Measures	Actual Performance vs. Target; Payout

In February of each year, we make long-term compensation awards to our executive officers. In 2019, these long-term compensation awards were made in the form of both long-term incentive compensation awards (“LTIP awards”) payable in cash and payable in stock, with payouts based on performance measured over a three-year performance cycle, and restricted stock units which vest, subject to continued employment, three years after the date of grant. Like the annual incentive awards, the LTIP award payouts are based on achievement with respect to performance measures established when the awards are made. Payouts at a threshold level of performance are 50% of the target payout, payouts at a target level of performance are 100% of the target payout, and payouts at a maximum level of performance are at 200% of the target payout. Similar awards were made in February 2017 for the three-year performance cycle that ended on December 31, 2019.

In July 2019, in connection with his appointment as President and Chief Executive Officer effective on July 29, 2019, we awarded Marvin Riley an additional LTIP award payable in stock, having the same terms and conditions, including performance measures, periods and targets, as the awards granted to him and the other executive officers in February 2019. We also awarded him stock options to purchase 40,937 shares of common stock at an exercise price equal to the closing price per share of the company’s common stock on the date of the award. The stock options vest and become exercisable, subject to Mr. Riley’s continued employment, in equal installments on the third, fourth and fifth anniversaries of the date of grant. These awards and other adjustments to Mr. Riley’s compensation in connection with his promotion in July 2019 are discussed in greater detail on pages 34 and 35. We made these additional long-term compensation awards to Mr. Riley to reflect his increased responsibilities and to further incent performance and to provide for his retention.

In February 2020, the Compensation and Human Resources Committee of our board of directors certified the level of performance with respect to the LTIP awards made in February 2017 for the three-year performance cycle that ended on December 31, 2019. The performance measure for the LTIP awards payable in cash was adjusted ROIC, which return measure included goodwill and other intangible assets. The performance measure for the LTIP awards payable in stock was our total shareholder return compared to the same measure of a stock index that includes our company (rTSR). These performance measures are described in greater detail on page 36. Similar performance measures were used for the LTIP awards granted in February 2019.

The following charts illustrate the allocation of value among the LTIP awards payable in stock, LTIP awards payable in cash and restricted stock units (RSUs) awarded to executive officers in February 2019 (which does not include the special awards made to Mr. Riley in July 2019 described above) and the actual performance level and payout level relative to the respective target levels (shown at 100%) of the LTIP awards made to the executive officers for the three-year performance cycle that ended on December 31, 2019 (performance on the measure for LTIP awards payable in stock was below threshold resulting in no payout and performance on the measure for LTIP awards payable in cash exceeded the maximum level resulting in 200% payout).

Long-Term Incentive Compensation Analysis
Allocation of 2019 Long-Term Compensation Awards	2017-2019 LTIP Awards Actual Performance vs. Target; Payout

Approval of the EnPro Industries, Inc. 2020 Equity Compensation Plan

See “Proposal 3 — Approval of the 2020 Equity Compensation Plan” (page 56) for more information.

We ask that our shareholders approve the EnPro Industries, Inc. 2020 Equity Compensation Plan (the “2020 Equity Compensation Plan”), which was approved by our board of directors, subject to shareholder approval, on February 19, 2020. If the 2020 Equity Compensation Plan is approved by our shareholders, it will authorize the issuance of up to 1,000,000 shares of our common stock for the grant of awards under the 2020 Equity Compensation Plan.

The 2020 Equity Compensation Plan will replace our Amended and Restated 2002 Equity Compensation Plan (the “Prior Plan”), and no new awards will be granted under the Prior Plan. Any awards outstanding under the Prior Plan on the date of shareholder approval of the 2020 Equity Compensation Plan will remain subject to and be paid under the Prior Plan, and any shares subject to outstanding awards under the Prior Plan that subsequently expire, terminate, or are surrendered or forfeited for any reason without issuance of shares will automatically become available for issuance under the 2020 Equity Compensation Plan.

Our Board recommends that shareholders approve the 2020 Equity Compensation Plan. The purposes of the 2020 Equity Compensation Plan include to:

•enhance our ability to attract and retain highly qualified officers, non-employee directors, key employees, consultants, and advisors; and

•motivate those officers, non-employee directors, key employees, consultants, and advisors to serve our company and to expend maximum effort to improve our business results and earnings by providing an opportunity to acquire or increase a direct proprietary interest in our operations and future success.

The 2020 Equity Compensation Plan allows us to promote greater ownership by officers, non-employee directors, key employees, consultants and advisors in order to align their interests more closely with the interests of our shareholders. Shareholder approval of the 2020 Equity Compensation Plan will also enable us to grant awards under the 2020

Equity Compensation Plan that are designed to qualify for special tax treatment under Section 422 of the Internal Revenue Code.

Key features

The following features of the 2020 Equity Compensation Plan will protect the interests of our shareholders:

•Limitation on terms of stock options and stock appreciation rights. The maximum term of each stock option and stock appreciation right, or SAR, is ten (10) years.

•No repricing or grant of discounted stock options or SARs. The 2020 Equity Compensation Plan does not permit the repricing of options or SARs either by amending an existing award or by substituting a new award at a lower price. The 2020 Equity Compensation Plan prohibits the granting of stock options or SARs with an exercise price less than the fair market value of the common stock on the date of grant.

•No reloads of options and SARs. The 2020 Equity Compensation Plan prohibits the grant of options or SARs that include a “reload” feature.

•No single-trigger acceleration, “liberal” change in control definition, or excise tax gross-ups. Under the 2020 Equity Compensation Plan, we do not automatically accelerate vesting of awards in connection with a change in control of our company. The 2020 Equity Compensation Plan does not include a “liberal” change in control definition or provide change in control excise tax gross-ups.

•No liberal share counting. The 2020 Equity Compensation Plan does not include provisions frequently labeled as “liberal share counting” (i.e., the ability to re-use shares tendered or surrendered to pay the exercise cost or tax obligation of grants or the “net counting” of shares for stock option or SAR exercises). The only share re-use provisions are for awards that are canceled or forfeited or for awards settled in cash.

•Clawbacks. Awards granted under the 2020 Equity Compensation Plan are subject to certain compensation recovery policies, including EnPro’s Executive Compensation Recovery (Clawback) Policy.

•Dividends. We will not pay dividends or dividend equivalents on stock options, SARs or on other unearned awards (both time-vesting and performance-vesting).

• Minimum vesting requirements. The 2020 Equity Compensation Plan includes minimum vesting requirements. Awards generally cannot vest earlier than one year after grant. Certain limited exceptions are permitted.

Auditors

See “Proposal 4—Ratification of PricewaterhouseCoopers LLP as our company’s independent registered public accounting firm for 2020” and “Independent registered public accounting firm” (page 62) for more information.

We ask our shareholders to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020. The information below summarizes PricewaterhouseCoopers’ fees for services provided for calendar years 2019 and 2018.

Year ended December 31	2019	2018
Audit fees	$2,686,128	$2,342,500
Audit-related fees	87,900	37,900
Tax fees	—	—
All other fees	2,900	2,900
Total	$2,776,928	$2,383,300

General information

The enclosed proxy is solicited on behalf of the board of directors of EnPro Industries, Inc., in connection with our 2020 annual meeting of shareholders. The meeting will be held on Wednesday, April 29, 2020, at 11:30 a.m. at the company’s headquarters located at 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina. You may use the enclosed proxy card to vote your shares whether or not you attend the meeting. Please vote by following the instructions on the card.

Because your vote is very important, we encourage you to cast it promptly by telephone or over the Internet, or by dating, signing and returning your proxy card in the enclosed envelope. Submitting your proxy in any of these manners means your shares of our common stock will be voted as you specify by the individuals named on the proxy card.

This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

We are mailing our 2019 annual report, including financial statements, with this proxy statement to all shareholders who hold shares directly in their own names. We will begin mailing materials to these registered shareholders on or around March 26, 2020. If you are a beneficial owner whose shares are held in street name in an account at a bank, securities broker or other nominee, you should receive the annual report, proxy statement and a proxy card directly from the nominee.

Any shareholder may request additional copies of these materials from our shareholder relations department, which can be reached via email at investor@enproindustries.com or by calling 704-731-1527.

What is the purpose of the annual meeting?

At our annual meeting, shareholders will act on the following proposals:

•Election of nine directors;

•Adoption of an advisory resolution approving the compensation paid to our named executive officers as disclosed in this proxy statement;

•Approval of the 2020 Equity Compensation Plan; and

•Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020.

Our board of directors has submitted these proposals. We are not aware of any other business to be addressed at the meeting; however, other business may be addressed if it properly comes before the meeting.

Who is entitled to vote at the meeting?

You may vote if you owned EnPro common stock as of the close of business on the record date, March 13, 2020. Each share of common stock is entitled to one vote on each matter considered at the meeting. At the close of business on the record date, 20,582,648 shares of EnPro common stock were outstanding and eligible to vote. The amount does not include 185,764 shares held by an EnPro subsidiary.

Who may attend the meeting?

Holders of EnPro common stock whose shares are recorded directly in their names in our stock register (“shareholders of record”) at the close of business on March 13, 2020 may attend the meeting. In addition, shareholders who hold shares of our common stock in “street name,” that is, through an account with a broker, bank, trustee, or other holder of record, as of such date may attend the meeting by presenting satisfactory evidence of ownership as of the March 13, 2020 record date. Our invited guests may also attend the meeting.

How do I vote?

Shareholders of record: Shareholders of record have four voting options:

•over the Internet at the internet address shown on the enclosed proxy card;

•by telephone through the number shown on the enclosed proxy card;

•by completing, signing, dating and returning the enclosed proxy card by mail; or

•in person at the meeting.

Even if you plan to attend the meeting, we encourage you to vote your shares by submitting your proxy. If you choose to vote your shares at the meeting, please bring proof of stock ownership and proof of your identity for entrance to the meeting.

Shareholders owning shares in street name: If you hold your EnPro shares in street name, your ability to vote by Internet or telephone depends on the voting process of the bank, broker or other nominee through which you hold the shares. Please follow their directions carefully. If you want to vote at the meeting, you must request a legal proxy appointment from your bank, broker or other nominee and present that legal proxy appointment, together with proof of your identity, to company officials as you attend the meeting.

Every vote is important! Please vote your shares promptly.

How do I vote my 401(k) shares?

If you hold EnPro shares in the company’s 401(k) plan, the plan’s trustee will vote your shares according to the instructions you provide when you complete and submit the proxy instructions you receive from the plan manager.

If you hold EnPro shares in an EnPro 401(k) plan and are also a shareholder of record with shares in a registered account outside the plan, and if your plan information matches the information we have on your registered account, you will receive one proxy card representing all shares you own.

If you hold EnPro shares outside the plan in street name, or if your registered account information is different from your plan account information, you will receive separate proxies, one for shares you hold in the plan and one for shares you hold outside the plan.

What can I do if I change my mind after I vote my shares?

Even if you have submitted your vote, you may revoke your proxy and change your vote at any time before voting begins at the annual meeting.

Shareholders of record: Shareholders of record may change their votes in one of two ways:

•by voting on a later date by telephone or over the Internet (only your last dated proxy card or telephone or Internet vote is counted); or

•by delivering a later dated proxy card to our Secretary, either prior to or at the meeting; or by voting your shares in person at the meeting. In order to vote your shares at the meeting, you must specifically revoke a previously submitted proxy.

Shareholders owning shares in street name: If you hold your shares in street name, you should contact your bank, broker or other nominee to find out how to revoke your proxy.

Is there a minimum quorum necessary to hold the meeting?

A quorum is established when the majority of EnPro shares entitled to vote are present at the meeting in person or by proxy. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of establishing a quorum. If you return valid proxy instructions or vote in person at the meeting, you will be considered part of the quorum.

How will my vote be counted?

If you return your proxy card with specific voting instructions or submit your proxy by telephone or the Internet, your EnPro shares will be voted as you have instructed.

If you are a shareholder of record and submit a proxy by mail, telephone or the Internet without specific voting instructions, your shares will be voted according to our board of directors’ recommendations. If you do not submit valid proxy instructions or vote in person at the meeting, your shares will not be voted.

If you hold your shares in street name and do not give your bank, broker or other nominee instructions for voting your shares, your shares will be considered to be “uninstructed.” Your nominee generally has the authority to vote “uninstructed” shares at its discretion only on matters that are “routine” under the rules of the New York

Stock Exchange (NYSE). For our 2020 meeting, only the ratification of our independent accounting firm (Proposal 3) is considered routine by the NYSE. The election of directors and matters related to executive compensation are not considered routine. Without your instruction, your shares will not be voted in these matters (Proposals 1 and 2).

What vote is required to approve each item?

Proposal 1: Election of directors. Directors are elected by a plurality of the votes cast in person or by proxy at the meeting. “Plurality” means that the director nominees who receive the largest number of votes cast are elected, up to the nine directors to be elected at the meeting. Un-voted shares will have no impact on the election of directors. Unless a proxy includes proper instructions to “Withhold” a vote for any or all nominees, the proxy will be voted “For” each of the nominees.

In an uncontested election, any nominee who receives more “Withhold” votes than votes “For” must promptly offer his or her resignation. The Nominating and Corporate Governance Committee will review the resignation and recommend a course of action to the board. The full board, excluding the resigning director, will act within 90 days after the shareholders meeting to accept or reject the resignation. The board’s decision and an explanation of the process used to reach it will be disclosed publicly on Form 8-K.

Proposal 2: Advisory vote to approve executive compensation. The advisory resolution to approve the compensation paid to our named executive officers will be approved if more votes are cast “For” the resolution than are cast “Against” it. Although this advisory vote is not binding under applicable law, our board will review the results and take them, and the views expressed by our shareholders, into account in determining our executive compensation practices.

Proposal 3: Approval of the 2020 Equity Compensation Plan. The 2020 Equity Compensation Plan will be approved if a majority of the votes cast on the proposal are cast “For” approval.

Proposal 4: Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020. The ratification of the appointment of our independent accounting firm will be approved if more votes are cast “For” the proposal than are cast “Against” it.

Other business. Any other business that properly comes before the meeting, or any adjournment of the meeting, will be approved if more votes are cast “For” the proposal than “Against” the proposal.

How do broker non-votes and abstentions count for voting purposes?

“Broker non-votes” arise when shareholders who hold shares in street name do not give their banks, brokers or other nominees instructions for voting their shares and the banks, brokers or other nominees do not have authority to vote the shares on a matter because the matter is not routine. Abstentions and broker non-votes will count for determining whether a quorum is present for the meeting. Because directors are elected by a plurality of the votes cast, broker non-votes and abstentions will not count in determining the outcome of the election of directors. Because the applicable rules of the NYSE require approval of the 2020 Equity Compensation Plan by a majority of the votes cast on the proposal, abstentions, which will be considered to be votes “cast,” will have the effect of a vote “Against” approval, and broker non-votes, which are not considered to be votes “cast,” will not count in determining the outcome. For the advisory vote on executive compensation, the ratification of the appointment of our independent accounting firm and with respect to any other business as may properly come before the meeting or any adjournment of the meeting, only votes “For” or “Against” the proposal count—accordingly, broker non-votes, if any, and abstentions will not be counted in determining the outcome of the votes on those proposals.

Is there a list of shareholders of record entitled to vote at the annual meeting?

You may examine a list of the shareholders of record entitled to vote at the annual meeting. The list will be available at our offices at 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina, from March 26, 2020 through the end of the meeting and will also be available at the location of the annual meeting during the annual meeting.

What are the board’s recommendations?

Your board of directors recommends that you vote:

•“FOR” each of our nominees to the board of directors;

•“FOR” the advisory resolution approving the compensation paid to our named executive officers as disclosed in this proxy statement;

•“FOR” the approval of the 2020 Equity Compensation Plan; and

•“FOR” ratifying PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020.

If you return a valid proxy card or respond to our proxy by telephone or Internet and do not include instructions on how you want to vote, your shares will be voted in accordance with the board’s recommendations.

How can I find out the results of the vote?

We will publish final voting results in a report on Form 8K to be filed with the Securities and Exchange Commission (the “SEC”) within four business days after the meeting. We will also post the voting results on our website, www.enproindustries.com.

What is “householding” and how does it affect me?

When two or more shareholders are in the same household and receive mail at the same address, rules adopted by the SEC allow us to deliver only one proxy statement and annual report to that address, reducing our cost for preparing and delivering proxy materials. If you fall into this category and would like separate mailings of our proxy statement and annual report, you may request them at no cost to you by contacting us at investor@enproindustries.com or by calling 704-731-1527. Registered shareholders who would like separate mailings in the future (or who would like to consolidate future mailings) may request them using the contact information above. Investors whose shares are held in street name by a bank, broker or other nominee should request separate mailings (or consolidation of mailings) from the nominee.

Can I access these proxy materials on the Internet?

This proxy statement and our 2019 annual report to shareholders, which includes our 2019 Annual Report on Form 10-K, are available at https://www.enproindustries.com/shareholder-meeting.

Shareholders of record whose shares are held directly in their names in our stock register can choose to receive these documents over the Internet in the future by accessing www.proxyvote.com and following the instructions provided on that website. Choosing to receive your materials over the Internet gives you full access to all materials and saves us printing and mailing expenses. If you make this choice, you will receive an email prior to next year’s meeting notifying you that our proxy materials and annual report are available for online review. The email will also include instructions for electronic voting. Should you desire to end electronic delivery and again receive paper copies of the materials, please notify us by letter to 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina 28209, Attention: Shareholder Relations.

Shareholders who hold their shares in street name should request instructions for receiving future proxy statements and annual reports over the Internet from their bank, broker or other nominee.

Who will solicit votes and pay for the costs of this proxy solicitation?

We will pay the costs of the solicitation. Although our officers, directors and employees may personally solicit proxies, they will not receive any additional compensation for doing so. We may also solicit proxies by issuing press releases, posting information on our website, www.enproindustries.com, and placing advertisements in periodicals or on websites. D.F. King & Co. is assisting us in the solicitation of proxies and provides us with advice and support related to solicitation. We do not expect the total costs to us for D.F. King’s services to exceed $20,000.

In addition, if banks, brokers and other nominees representing shareholders who hold their shares in street name make the request, we will reimburse them for their expenses in forwarding voting materials and obtaining voting instructions from these shareholders.

Who will count the votes?

Broadridge Financial Solutions will act as the master tabulator and count the votes.

Beneficial ownership of our common stock

Beneficial owners of 5% or more of our common stock

The following table sets forth information about the individuals and entities which beneficially owned more than five percent of our common stock as of March 1, 2020. This information is based solely on SEC filings made by the individuals and entities by that date.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
BlackRock, Inc. et al. (2)	3,180,912	15.4%
55 East 52nd Street
New York, New York 10055

The Vanguard Group, Inc. (3)	2,183,297	10.6%
100 Vanguard Blvd.
Malvern, Pennsylvania 19355

GAMCO Investors, Inc. et al. (4)	1,562,842	7.6%
One Corporate Center
Rye, New York 10580-1435

Dimensional Fund Advisors LP (5)	1,343,202	6.5%
Building One, 6300 Bee Cave Road
Austin, Texas 78746

(1)Applicable percentage ownership is based on 20,630,419 shares of our common stock outstanding at March 1, 2020, other than shares held by our subsidiaries.

(2)This information is based on a Schedule 13G amendment dated February 3, 2020 filed with the SEC by BlackRock, Inc. reporting beneficial ownership as of December 31, 2019. BlackRock, Inc. reports sole voting power over 3,132,615 shares and sole dispositive power over 3,180,912 shares. The Schedule 13G amendment was filed by Blackrock, Inc. as a parent holding company with respect to the following subsidiaries: BlackRock Advisors, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG and BlackRock Investment Management, LLC. The Schedule 13G amendment indicates that BlackRock Fund Advisors and iShares Core S&P Small-Cap ETF beneficially own 5% or greater of the outstanding shares of our common stock.

(3)This information is based on a Schedule 13G amendment dated February 10, 2020 filed with the SEC by The Vanguard Group, Inc. reporting beneficial ownership as of December 31, 2019. The Vanguard Group, Inc. reports sole voting power with respect to 22,014 shares, shared voting power with respect to 3,588 shares, sole dispositive power with respect to 2,160,504 shares and shared dispositive power with respect to 22,793 shares. The Vanguard Group, Inc. also reports that Vanguard Fiduciary Trust Company, a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 19,205 shares as a result of its serving as investment manager of collective trust accounts and that Vanguard Investments Australia, Ltd., a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 6,397 shares as a result of its serving as investment manager of Australian investment offerings.

(4)This information is based on a Schedule 13D amendment dated December 31, 2018 filed with the SEC by GAMCO Investors, Inc., Mario J. Gabelli (“Mario Gabelli”) GGCP, Inc. (“GGCP”), Associated Capital Group, Inc. (“AC”), Gabelli Funds, LLC (“Gabelli Funds”), GAMCO Asset Management Inc. (“GAMCO”), Gabelli & Company Investment Advisers, Inc. (“GCIA”), MJG Associates, Inc. (“MJG Associates”) and Gabelli Foundation, Inc. (the “Foundation”) reporting beneficial ownership as of December 28, 2018. The Schedule 13D amendment reported that the principal business office of GGCP and MJG Associates is 140 Greenwich Avenue, Greenwich, Connecticut 06830, and the principal business office of the Foundation is 165 West Liberty Street, Reno, Nevada 89501. The Schedule 13D amendment reported that, as of December 28, 2018, Gabelli Funds had sole voting and sole dispositive power with respect to 323,362 shares, GAMCO had sole voting power with respect to 1,082,396 shares and sole dispositive power with respect to 1,203,396 shares, MJG Associates had sole voting power and sole dispositive power with respect to 20,800 shares, GCIA had sole voting power and sole dispositive power with respect to 2,600 shares, the Foundation had sole voting power and sole dispositive power with respect to 8,000 shares, GGCP had sole voting power and sole dispositive power with respect to 3,684 shares, and AC had sole voting power and sole dispositive power with respect to 1,000 shares. The Schedule 13D amendment further reported that Mario Gabelli is deemed to have beneficial ownership of the shares owned beneficially by each of the entities listed in the immediately preceding sentence.

(5)This information is based on a Schedule 13G amendment dated February 12, 2020 filed with the SEC by Dimensional Fund Advisors LP reporting beneficial ownership as of December 31, 2019. Dimensional Fund Advisors LP reports sole voting power over 1,305,079 shares and sole dispositive power over 1,343,202 shares in its role as investment advisor to certain investment companies or as investment manager to certain commingled funds, group trusts and separate accounts which own such shares. In its Schedule 13G amendment, Dimensional Fund Advisors LP disclaims beneficial ownership of these shares.

Director and executive officer ownership of our common stock

The following table sets forth information as of March 1, 2020 about the shares of our common stock beneficially owned by our directors and the executive officers listed in the summary compensation table included in this proxy statement, as well as the shares of our common stock that our current directors and executive officers own as a group. It also includes information regarding the number of phantom shares payable in cash and deferred stock units held by our directors payable in shares. These phantom shares and deferred stock units are not included in the number of shares beneficially owned, but reflect the economic interests of our directors in our common stock.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Shares(1)	Directors’ Phantom Shares(2)	Directors’ Stock Units(3)	Percent of Class(4)
Marvin A. Riley	19,951	—	—	*
Thomas M. Botts	16,043	—	2,776	*
Felix Brueck	12,161	—	7,700	*
B. Bernard Burns, Jr.	21,134	—	—	*
Diane C. Creel	21,353	—	—	*
Adele M. Gulfo	3,875	—	—	*
David L. Hauser	22,503	4,343	8,022	*
John Humphrey	10,322	—	5,579	*
Kees van der Graaf	15,531	—	—	*
J. Milton Childress II	41,027	—	—	*
Robert S. McLean	26,960	—	—	*
William C. O’Neal	6,725	—	—	*
Steven R. Bower	7,410			*

Former Chief Executive Officer
Stephen E. Macadam	256,226	—	—	1.2%
15 current directors and executive officers as a group	140,205	4,343	22,077	*

*Less than 1%

(1)These numbers include the following shares that the individuals may acquire within 60 days after March 1, 2020 pursuant to outstanding phantom share awards payable in shares immediately upon termination of service as a director: Mr. Botts, 13,943 shares; Mr. Brueck, 11,161 shares; Mr. Burns, 15,109 shares; Ms. Creel, 20,353 shares; Ms. Gulfo, 3,800 shares; Mr. Hauser, 21,681 shares; Mr. Humphrey, 8,322 shares; Mr. van der Graaf, 14,331 shares; and all current directors and executive officers as a group, 108,700 shares. These numbers include the following shares that the individuals may acquire within 60 days after March 1, 2020 through the exercise of stock options: Mr. Macadam, 18,187 option shares. The numbers also include 1,139 shares held in our Retirement Savings Plan for Salaried Employees allocated to Mr. Childress and 2,370 shares in the aggregate allocated to members of all current directors and executive officers as a group. The numbers also include 10,402 shares held in an IRA by Mr. Macadam; 3,700 shares held in IRA by Mr. Bower, and 5,705 shares in the aggregate allocated to members of all current directors and executive officers as a group. The amounts reported do not include restricted stock units as follows: Mr. Riley, 27,922 restricted stock units; Mr. Childress, 10,642 restricted stock units; Mr. McLean, 6,720 restricted stock units; Mr. O’Neal, 2,990 restricted stock units; Mr. Bower, 2,457 restricted stock units; Mr. Macadam, 24,938 restricted stock units; and all current directors and executive officers as a group, 57,085 restricted stock units. The amounts reported include the following restricted stock units that are vested but deferred under our Management Stock Purchase Plan: Mr. Childress, 438 shares; Mr. McLean, 624 shares; Mr. Bower, 130 shares; Mr. Macadam, 5,443 shares; and all current directors and executive officers as a group, 1,360 shares. The amounts reported do not include the following unvested stock options: Mr. Riley, 83,063 option shares; Mr. Childress, 14,242 option shares; Mr. McLean, 9,319 option shares; Mr. O’Neal, 4,286 option shares; Mr. Bower, 3,374 option shares; and all current directors and executive officers as a group, 119,488 option shares. The amounts reported do not include share unit accounts under our Management Stock Purchase Plan for deferrals of annual incentive compensation: Mr. Childress, 1,781 shares; Mr. McLean, 2,525 shares; Mr. Bower, 519 shares; Mr. Macadam, 22,502 shares; and all current directors and executive officers as a group, 5,500 shares. The amounts reported include the following number of shares pledged as security: 100,000 shares by Mr. Macadam. Such shares have been pledged by Mr. Macadam to secure a managed trading program with respect to a broad securities index that does not include any EnPro securities. This pledge transaction was approved in advance in accordance with our policy regarding the pledging of EnPro shares by executive officers, which requires that an executive not pledge shares up to his or her minimum shareholding requirement.

(2)These numbers reflect the phantom shares awarded under our Outside Directors’ Phantom Share Plan. When they leave the board, these directors will receive cash in an amount equal to the value of the phantom shares awarded under the Outside Directors’ Phantom Share Plan. See “Corporate Governance Policies and Practices—Director Compensation.” Because the phantom shares are payable in cash, these directors have neither voting nor investment authority in common stock arising from their ownership of these phantom shares and are therefore not deemed to beneficially own shares underlying these awards, though the directors’ economic interests with respect to these awards are equivalent to the economic interests of stock ownership.

(3)These numbers reflect the number of stock units credited to those non-employee directors who have elected to defer all or a part of the cash portion of their annual retainer and meeting fees pursuant to our Deferred Compensation Plan for Non-Employee Directors. See “Corporate Governance Policies and Practices—Director Compensation.” Because the stock units are not actual shares of our common stock and the directors may not receive the underlying shares within 60 days after March 1, 2020, the directors do not currently beneficially own the underlying shares, though the directors’ investment with respect to these units are equivalent to the economic interests of stock ownership.

(4)These percentages do not include the directors’ phantom shares or stock units described in footnotes 1 and 2, above. Applicable percentage ownership is based on 20,630,419 shares of our common stock outstanding at March 1, 2020, other than shares held by our subsidiaries.

Section 16(a) reports

Section 16(a) of the Exchange Act requires our directors and officers and people who own more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. The SEC requires these reports to be filed within specified deadlines after the event triggering the requirement to file a report.

We have reviewed the copies of the Section 16 reports filed with the SEC. Based solely on this review and written representations of our directors and officers, we believe that no director, officer, or 10% shareholder failed to timely file in 2019 any report required by Section 16(a).

Proposal 1 — Election of directors (Item 1 on the proxy card)

At our annual meeting, shareholders are asked to elect nine directors who will hold office until our 2021 annual meeting or until their respective successors are elected and qualified. All of the nominees are incumbent directors who were elected at the 2019 annual meeting of shareholders and whose terms would otherwise expire upon the election of directors at the meeting. The average tenure of the independent directors nominated for election at the annual meeting is 7.4 years, with the tenure of the incumbent directors ranging from 1.4 to 13 years.

In selecting new members to the board, we have sought individuals with diverse skills and experiences to complement those of the other directors. All nominees have indicated that they are willing to serve as directors if elected. Properly executed proxies that do not contain voting instructions will be voted for the election of each of these nominees. If any nominee should become unable or unwilling to serve, the proxies will be voted for the election of a person designated by the board of directors to replace the nominee. Under our bylaws no person less than 18 years of age is eligible to be elected as a director.

The board of directors unanimously recommends that you vote “FOR” the election of each of the nominees for director named on the following pages.

Nominees for election

Marvin A. Riley

Chief Executive Officer and President

Age 45
Director since 2019

Experience:

Mr. Riley has served as our Chief Executive Officer and President since July 29, 2019, having served as our Executive Vice President and Chief Operating Officer since July 2017.

Mr. Riley served as President of our Fairbanks Morse Engine division from May 2012 to May 2018. Prior to that Mr. Riley served as Vice President, Manufacturing, of EnPro since December 2011. Mr. Riley served as Vice President Global Operations of our GGB division from November 2009 until November 2011 and as Vice President Operations Americas, GGB division, from July 2007 until November 2011. Prior to joining EnPro, Mr. Riley was an executive with General Motors Vehicle Manufacturing and held multiple positions of increasing responsibility from 1997 to 2007 within General Motors.

Mr. Riley received a B.S.E.E. in electrical engineering from Howard University and an M.B.A. from Johns Hopkins University and completed the Advanced Management Program at the Harvard Business School.

Current public company directorships:

•TimkenSteel Corporation

Qualifications:

•Over eleven years’ experience in divisional management and senior corporate executive roles at EnPro, including as our Chief Executive Officer and President since July 29, 2019.

•Active involvement in and deep understanding of our company’s operations and markets.

•Specific knowledge of our businesses, our people, our challenges and our prospects for continued growth.

Thomas M. Botts

Age 65
Director since 2012

Experience:

Mr. Botts retired from Royal Dutch Shell on December 31, 2012 as executive vice president, global manufacturing, Shell Downstream Inc. He was responsible for Shell’s global manufacturing business, including all refineries and chemical complexes.

He joined Shell in 1977 as a production engineer and served in a number of corporate and operating roles including executive vice president for exploration and production (E&P) in Europe, leading Shell’s largest E&P unit. He held those responsibilities from 2003 to 2009.

He has been a member of the board of directors of the National Association of Manufacturers, a member of the American Petroleum Institute Downstream Committee, and a member of the council of overseers for the Jones Graduate School of Business at Rice University.

He currently is a non-Executive Director for Wood plc, an international energy services company based in the United Kingdom, a member of the board of directors of the University of Wyoming Foundation, Chairman of the Governor’s Tier 1 Task Force at the University of Wyoming, a member of the Energy Resources Council, University of Wyoming, and a member of the Society of Petroleum Engineers.

Mr. Botts received a B.S. in Civil Engineering from the University of Wyoming.

Current public company directorships:

•John Wood Group PLC

Qualifications:

•Thirty-five years of global business experience in oil and gas exploration and production and refining and petrochemical manufacturing.

•Extensive experience in our oil, gas and petrochemical markets.

•Successful leadership in business transformation in large scale, multi-country organizations.

Felix M. Brueck

Age 64
Director since 2014

Experience:

Mr. Brueck is a Director Emeritus of McKinsey & Company, Inc., a global consulting firm. He was a Director at McKinsey prior to his retirement in 2012. During his almost 30-year career with McKinsey, Mr. Brueck specialized in counseling clients in operational and organizational transformations of entire companies, major functions or business units in technologically complex industries. He was based in offices in Munich, Tokyo and Cleveland.

While at McKinsey, Mr. Brueck led the Firm’s Manufacturing Practice in the Americas and its Organizational Effectiveness Practice in the Americas. He was a founder of McKinsey’s Performance Transformation Practice.

Prior to joining McKinsey, Mr. Brueck worked as an engineer for Robert Bosch GmbH.

Mr. Brueck received a Dipl. Ing. (the equivalent of a Master’s Degree in Mechanical Engineering) from RWTH Aachen University in Germany and a Master’s Degree in International Management from Thunderbird School of Global Management.

Qualifications:

•Expertise and insights developed over 30 years into operational and organizational strategies and structures across a broad range of the industries in which EnPro operates.

•Skill and experience in leadership development and optimizing productivity.

•Experience as an advisor to companies around the world regarding global markets, business environments and practices.

B. Bernard Burns, Jr.

Age 71
Director since 2011

Experience:

Mr. Burns’ career has focused on corporate law, industrial manufacturing, mergers and acquisitions, and service on the boards of companies engaged in a variety of businesses.

Mr. Burns retired as counsel to the law firm McGuireWoods LLP in 2018, and was a partner of that firm from 2001 to 2011, and of a predecessor firm from 1979 to 1989. He also served as the Managing Director of McGuireWoods Capital Group, a merger-and-acquisition advisory business, which he co-founded in 2001, until 2018. Prior to 2001, Mr. Burns served in various executive capacities with United Dominion Industries Limited, a diversified industrial manufacturer. At United Dominion, he was Senior Vice President and General Counsel from 1993 to 1996, and president of several of its operating segments and divisions from 1996 to 2001.

Mr. Burns earned a B.A. from Furman University and a J.D. from the Duke University School of Law and completed the Advanced Management Program at Duke University’s Fuqua School of Business.

Qualifications:

•Deep experience in legal, corporate governance and operating issues.

•Extensive experience in mergers and acquisitions, including assessment of the valuation and performance of potential acquisitions.

•Long tenure as a senior manager in diverse roles at a large diversified manufacturer.

•Considerable board of director experience at a number of private companies engaged in a broad spectrum of manufacturing and distribution businesses, including service as interim CEO and member of compensation, audit and executive committees.

Diane C. Creel

Age 71
Director since 2009

Experience:

Ms. Creel served as Chairman, Chief Executive Officer and President of Ecovation, Inc., a waste-to-energy systems company, from May 2003 until her retirement in September 2008. Before joining Ecovation, Ms. Creel was Chairman, Chief Executive Officer and President of Earth Tech, Inc., an international consulting engineering firm, a position she held from January 1991 to May 2003. She joined Earth Tech as Vice President in 1984 and served there as Chief Operating Officer from 1987 to 1991.

Ms. Creel was director of business development and communications for CH2M Hill from 1978 to 1984, manager of communications for Caudill Rowlett Scott from 1976 to 1978, and director of public relations for LBC&W, Architects-Engineers-Planners from 1971 to 1976.

Ms. Creel has a B.A. and M.A. from the University of South Carolina.

Current public company directorships:

•Allegheny Technologies Incorporated (lead director)

•TimkenSteel Corporation

Public company directorships in the last five years:

•Timken Corporation

•URS Corporation

Qualifications:

•Extensive senior management experience, including 15 years as a CEO/Chairman of the Board.

•Experience in and knowledge of mergers and acquisitions, environmental matters, corporate governance, strategic planning, finance, executive compensation and benefits and international markets.

Adele M. Gulfo

Age 57
Director since 2018

Experience:

Ms. Gulfo has served as the Chief Business and Commercial Development Officer at Sumitovant Biopharma since December 2019. Sumitovant Biopharma, formed as a wholly owned subsidiary of Sumitomo Dainippon Pharma Co., Ltd., operates five biopharmaceutical companies acquired from Roivant Sciences Ltd. in December 2019. From May 2018 to December 2019, Ms. Gulfo served as Chief of Commercial Development of Roivant Sciences. Prior to joining Roivant Sciences in May 2018, Ms. Gulfo served as Executive Vice President and Head of Global Commercial Development for Mylan N.V. from January 2014 to January 2018. Before joining Mylan, Ms. Gulfo spent five years at Pfizer Inc. in a number of executive positions, including President and General Manager, U.S. Primary Care. She also ran Commercial Operations and the Managed Markets organization across Pfizer’s biopharmaceutical business in the U.S. Prior to joining Pfizer, she held several executive positions at AstraZeneca Pharmaceuticals and at the Parke-Davis division of Warner-Lambert (which later merged with Pfizer), and, as the Senior

Director, Cardiovascular Marketing for that company, she launched Lipitor, the best-selling pharmaceutical product.

Ms. Gulfo holds a B.S. in Biology from Seton Hall University and a M.B.A. in Marketing from Fairleigh Dickinson University.

Current public company directorships:

•Medexus Pharmaceuticals Inc.

•Myovant Sciences Ltd.

Public company directorships in the last five years:

•Bemis Company, Inc.

Qualifications:

•Extensive commercial development, marketing and general management background, with deep experience in global markets and the pharmaceutical industry.

•Executive experience in multiple firms with strategic planning, transforming commercial operations, maximizing efficiency and increasing employee engagement.

David L. Hauser

Age 68
Director since 2007

Experience:

Mr. Hauser was affiliated with FairPoint Communications, Inc., a communications services company, from July 2009 until March 2011. He joined FairPoint as Chairman of the Board and Chief Executive Officer and served as a consultant to the company from August 2010 until March 2011.

Prior to joining FairPoint, Mr. Hauser had a 35-year career with Duke Energy Corporation, one of the largest electric power companies in the United States. He was Group Executive and Chief Financial Officer of Duke Energy from April 2006 until June 30, 2009, and was Chief Financial Officer and Group Vice President from February 2004 to April 2006. He was named acting Chief Financial Officer in November 2003. He was Senior Vice President and Treasurer from June 1998 to November 2003. During his first 20 years with Duke Energy, Mr. Hauser served in various accounting positions, including controller.

Mr. Hauser is a member of the board of trustees of Furman University and a past member of the board of trustees of the University of North Carolina at Charlotte. He has retired as a member of the North Carolina Association of Certified Public Accountants.

Mr. Hauser received a B.A. from Furman University and an M.B.A. from the University of North Carolina at Charlotte.

Current public company directorships:

•OGE Energy Corp.

Qualifications:

•Training and experience in various accounting and financial reporting roles.

•Service as the chief financial officer of a major corporation provides valuable insight into accounting, financial controls and financial reporting.

•Understanding of public company strategic and corporate planning, including capital allocation.

John Humphrey

Age 54
Director since 2015

Experience:

From 2011 to May 2017, Mr. Humphrey served as Executive Vice President and Chief Financial Officer of Roper Technologies, Inc., a Fortune 1000 company that designs and develops software and engineered products and solutions for healthcare, transportation, food, energy, water, education and other niche markets worldwide, and he retired from Roper in December 2017. From 2006 to 2011, he served as Vice President and Chief Financial Officer of Roper. Prior to joining Roper, Mr. Humphrey served as Vice President and Chief Financial Officer of Honeywell Aerospace, the aviation segment of Honeywell International Inc., after serving in several financial positions with Honeywell International and its predecessor AlliedSignal. Mr. Humphrey’s earlier career included 6 years with Detroit Diesel Corporation, a manufacturer of heavy-duty engines, in a variety of engineering and manufacturing management positions.

Mr. Humphrey is a member of the Board of Advisors of the Elon University Love School of Business.

Mr. Humphrey received a B.S. in Industrial Engineering from Purdue University and an M.B.A. in Finance from the University of Michigan.

Current public company directorships:

•Ingersoll Rand Inc. (formerly, Gardner Denver Holdings, Inc.)

•O-I Glass, Inc. (formerly, Owens-Illinois, Inc.)

Qualifications:

•Prior service as the chief financial officer of a Fortune 1000 corporation provides insight into accounting and financial issues affecting public corporations.

•Experience with international markets, business environments and practices.

•Experience and expertise in capital allocation and strategic planning, including mergers and acquisitions and other business development activities.

•Experience in management of several manufacturing companies provides insight into manufacturing and operational issues.

Kees van der Graaf

Age 69
Director since 2012

Experience:

Mr. van der Graaf is owner and chairman of FSHD Unlimited, a biotechnology company he founded in October 2014. Mr. van der Graaf was an Executive-in-Residence at IMD International, an international business school based in Lausanne, Switzerland between 2008 and 2011 and was Co-director of the IMD Global Center in 2011.

Prior to joining IMD, Mr. van der Graaf enjoyed a 32-year career with Unilever NV and Unilever PLC, which operate the Unilever Group, a multinational supplier of fast-moving consumer goods. At Unilever, Mr. van der Graaf served as President of Ice Cream and Frozen Foods—Europe from 2001 to 2004 and as a member of the Board and Executive Committee of Unilever NV and Unilever PLC from 2004 to 2008. During that period, he had responsibilities for the Global Foods division and later for the European Business group.

Until February 2015, Mr. van der Graaf served as a member of the board of directors of Ben & Jerry’s, a wholly owned subsidiary of Unilever, which is charged with preserving and expanding Ben & Jerry’s social mission, brand integrity and product quality.

He has also served as a member of the supervisory boards of several privately held European-based companies and served as chairman of the supervisory board of the University of Twente in The Netherlands.

Mr. van der Graaf received a degree in mechanical engineering and an M.B.A. from the University of Twente.

Current public company directorships:

•Basic-Fit N.V. (Chairman)

•GrandVision N.V. (Chairman)

Public company directorships in the last five years:

•Carlsberg A/S

•OCI N.V.

Qualifications:

•Extensive experience as an executive manager in global public corporations.

•Geographic knowledge and management experience in European markets, business environments and practices.

Board leadership structure

The primary responsibility of our board of directors is to oversee and direct management in its conduct of our business. Members of the board are kept informed about our business through discussions with the Chairman and our officers, by reviewing materials provided to them, and by participating in board and committee meetings. In addition, non-management directors meet periodically in executive session without members of management present. These sessions are presided over by the Chairman of the Board of Directors, presently Mr. Hauser, who is functionally our lead independent director.

We believe that the positions of Chairman of the Board of Directors and Chief Executive Officer should be held by separate individuals, and they have been since the inception of our company. The role of Chairman is a non-executive position currently filled by Mr. Hauser, an independent director. Mr. Riley, our Chief Executive Officer, is the only current director who is employed by the company. This structure continues to be appropriate for our company given the individuals serving in those positions. Mr. Hauser is a former chief executive officer of a publicly held company and serves and has served as a director of other public companies. This experience, coupled with his knowledge of and familiarity with our company and its businesses through his service on our board of directors, gives him the ability to serve as a valued sounding board for our Chief Executive Officer.

Committee structure

Our board of directors has four committees:

•an Executive Committee,

•an Audit and Risk Management Committee,

•a Compensation and Human Resources Committee, and

•a Nominating and Corporate Governance Committee.

To maximize the efficiency of our board, all of our independent directors serve on each committee other than the Executive Committee. For a list of our independent directors, see “Corporate Governance Policies and Practices—Director Independence.”

Each board committee operates under a written charter approved by the board. Copies of these charters are available on our website at www.enproindustries.com. Click on “For Investors” and then “Governance” and then “Committees” and look under “Committee Charters.” Copies of the charters are also available in print to any shareholder who requests them.

Executive Committee. The Executive Committee is chaired by Mr. Riley and includes Mr. Hauser and the chairs of the other board committees. Its primary function is to exercise the powers of the board as and when directed by the board or when the board is not in session, excluding powers which may not be delegated to a committee of directors under North Carolina law. The committee did not meet in 2019.

Audit and Risk Management Committee. The Audit and Risk Management Committee assists the board in monitoring the integrity of our financial statements, our compliance with legal and regulatory requirements, our management of areas of significant risk (including insurance, pension, cybersecurity, environmental and litigation) and the qualifications, independence and performance of our internal auditors and independent registered public accounting firm. This committee has the sole authority to appoint or replace our independent registered public accounting firm and to approve all related fees. It met four times in 2019. Mr. Burns is the chairman.

Compensation and Human Resources Committee. The Compensation and Human Resources Committee assists the board and management in overseeing the appropriateness and cost of our compensation and benefit programs, particularly for executives. The committee sets the salaries and annual bonus and long-term award opportunities for our senior executives, assesses the performance of our Chief Executive Officer, and oversees succession planning. Responsibility for the design, administration, asset management and funding policies of our qualified and non-qualified benefit plans is delegated to a benefits committee consisting of members of management and other employees. However, the Compensation and Human Resources Committee has expressly retained the authority to approve amendments to benefit plans (except those resulting from collective bargaining agreements) that would materially affect the cost, basic nature or financing of these plans. In addition, the committee approves all formal policies established by the benefits committee and reviews the benefits committee’s activities at least once a year. The committee met four times in 2019. Mr. Botts is the chairman.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee assists the board and management in exercising sound corporate governance. This committee identifies and nominates individuals who are qualified to become members of the board, assesses the effectiveness of the board and its committees, and recommends board committee assignments. It also reviews various corporate governance issues, including those items discussed under “Corporate Governance Policies and Practices.” The committee met four times in 2019. Mr. Hauser is the chairman.

Risk oversight

As described above, the Audit and Risk Management Committee assists the board in monitoring our compliance with legal and regulatory requirements and the way we manage areas of significant risk. The company’s internal audit group periodically analyzes risks to our company and reports the results of its analysis to the Audit and Risk

Management Committee. The head of the internal audit group reports directly to the Audit and Risk Management Committee and customarily attends meetings of that committee. Our General Counsel also customarily attends the committee’s meetings.

Meetings and attendance

The board met seven times in 2019. Board and committee meetings are typically held on successive days, with meetings typically covering two days. The board conducts periodic visits to our facilities as part of its regularly scheduled meetings. In 2019, each director attended at least 75% of the meetings of the full board and of the board committees on which he or she serves that were held during the period of the director’s service.

All directors are encouraged by policy to attend our annual meeting of shareholders and all but one of our directors attended our 2019 annual meeting.

Corporate governance policies and practices

Our board of directors and management firmly embrace good and accountable corporate governance. We believe an attentive board operating under the highest standards of corporate governance is a tangible competitive advantage. Our board has undertaken substantial efforts to meet those standards.

Corporate Governance Guidelines and Code of Business Conduct

The board regularly reviews our Corporate Governance Guidelines, taking into account recent trends in corporate governance and any new rules adopted by the NYSE and the SEC. Among other things, these guidelines specify that:

•the Chief Executive Officer should be the only employee who serves as a director subject to exceptions approved by the board of directors—the board of directors approved an exception in 2019 for the nominations of Stephen E. Macadam, our then Chief Executive Officer, and Mr. Riley for election as directors at the 2019 annual meeting of shareholders in contemplation of the announced transition in the office of Chief Executive Officer that occurred at the end of July 2019;

•a substantial majority of the members of the board should be independent;

•the board should hold regularly scheduled executive sessions without management present;

•board members should attend our annual shareholders’ meeting; and

•the board should annually evaluate its performance and contributions, and those of its committees.

Our Corporate Governance Guidelines also:

•require any nominee for director in an uncontested election to tender a resignation if a greater number of votes are “withheld” from his or her election than are voted “for” the nominee; and

•prohibit directors from using EnPro stock in hedging or monetization transactions, including through the use of financial instruments such as exchange funds, prepaid variable forwards, equity swaps, puts, calls, collars, forwards and other derivative instruments.

Our Code of Business Conduct (the “Code”) applies to our directors and all EnPro employees, including our principal executive, financial and accounting officers. The Code covers conflicts of interest, corporate opportunities, confidentiality, protection and proper use of company assets, fair dealing, compliance with laws (including insider trading laws), the accuracy and reliability of our books and records, and the reporting of illegal or unethical behavior.

The Code requires all transactions by directors or employees that would create a conflict of interest, including related party transactions that require disclosure in our proxy statement, to be reviewed by a member of our internal Corporate Compliance Committee or an attorney in our legal department. The Code also requires the transaction to be presented to our Chief Executive Officer and the Audit and Risk Management Committee. The Code does not include specific procedures for dealing with these transactions, but allows them to be dealt with case-by-case as they arise. All members of the board and all officers must annually certify their compliance with the Code. Each member of the board and each officer certified compliance without exception in the first quarter of 2020.

Copies of the Code and our Corporate Governance Guidelines are available on our website at www.enproindustries.com. From our home page, click on the “For Investors” tab, then on “Governance,” then on “Corporate Governance Document” and then, for the Code, click “Code of Conduct” and, for the Corporate Governance Guidelines, click “Corporate Governance Guidelines.”

Corporate responsibility

Our approach to corporate responsibility is guided by our three core values of Safety, Excellence and Respect. We recognize that sustainable long-term growth comes from operating with absolute excellence, in a way that benefits our shareholders, associates, customers, suppliers, communities and environment. Respect for each human being is core to creating an environment at our company where each colleague can grow, develop and engage in the actions and decisions that drive excellence. Our colleagues are our most important assets, and through them, our operations strive to go beyond compliance to conserve and recycle resources, protect our natural environment and prevent pollution.

Our corporate sustainability report is available on our website and can be accessed by clicking on “About Us” and then “Environmental Sustainability.”

Director independence

The EnPro board believes a substantial majority of directors should be independent. In connection with its nomination of the director nominees listed in this proxy statement, the board considered the independence of each person serving as a director and determined that Mr. Botts, Mr. Brueck, Mr. Burns, Ms. Creel, Ms. Gulfo, Mr. Hauser, Mr. Humphrey and Mr. van der Graaf are independent. Mr. Riley is an employee and is not considered independent.

To determine independence, the board used the definition of an “independent director” in the NYSE listing standards and our Corporate Governance Guidelines, which categorize a director as independent only if the board affirms the director has no outside material relationship with our company (either directly or as a director, partner, shareholder or officer of an organization that has a relationship with us).

Under our Corporate Governance Guidelines, a director may be deemed independent even though we have a relationship with an organization with which he or she is affiliated as a director, partner, shareholder or officer. In such situations, the director is deemed independent so long as:

•the relationship is in the ordinary course of our business and is on substantially the same terms as those generally prevailing at the time for comparable transactions with unaffiliated persons; and

•if the relationship involves credit being extended to us, all applicable laws have been complied with and no default has occurred.

Under the guidelines, a director cannot be independent if he or she falls into one of the following categories:

•the director is an EnPro employee, or has been within the past three years, or an immediate family member of the director is an executive officer of EnPro, or has been within the past three years;

•the director or an immediate family member has received more than $120,000 in direct compensation from us during any 12-month period within the past three years; director and committee fees and pension or other forms of deferred compensation for prior service are excluded, provided the compensation is in no way contingent on continued service;

•the director or an immediate family member is a current partner of our auditor; the director is a current employee of our auditor; the director has an immediate family member who is a current employee of our auditor and who personally works on our audit; or the director or an immediate family member was a partner or employee of our auditor within the past three years and personally worked on our audit within that time;

•the director or an immediate family member is, or has been in the past three years, employed by a company whose board includes an executive officer of EnPro who serves on the other board’s compensation committee;

•the director is a current employee, or an immediate family member is a current executive officer, of a company whose sales to us or purchases from us in any of the past three fiscal years exceeded the greater of $1,000,000 or 2% of the other company’s consolidated annual revenues; or

•the director or the spouse of the director is an officer, director or trustee of a charitable organization which receives discretionary charitable contributions from us exceeding the greater of $1,000,000 or 2% of the other organization’s annual revenues.

Each director has completed a questionnaire to identify any relationships he or she may have with us or with any of our executive officers or other directors. After discussing all relationships disclosed in the responses to these questionnaires, the board determined that no director, except Mr. Riley, has a material relationship with the company other than as a director and all directors, except for Mr. Riley, are independent.

Board, committee and director evaluations

The board of directors and the Audit and Risk Management, Compensation and Human Resources, and Nominating and Corporate Governance committees each assess their performances with yearly self-evaluations. The evaluations are completed by means of a questionnaire submitted to the directors inviting written comments on all aspects of the board’s and each committee’s process. In addition, the evaluations include an individual director assessment component to permit each director to evaluate the contributions of each of the other directors. The evaluations are summarized, reviewed by the Chairman of the Board and become the basis for discussions of board, committee and director performances and recommendations for improvements in the ways the board and committees function and directors perform their duties.

Audit committee financial expert

The board of directors has determined that Mr. Humphrey, a member of the Audit and Risk Management Committee, is an “audit committee financial expert” as defined in Item 401(h) of the SEC’s Regulation S-K. At its February 2020 meeting, the board determined that Mr. Humphrey, through his education and experience, including his experience serving as the chief financial officer of a large public company, has all of the following attributes:

•an understanding of generally accepted accounting principles and financial statements;

•the ability to assess the general application of those principles in connection with the accounting for estimates, accruals and reserves;

• experience in preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that our financial statements can reasonably be expected to raise;

•an understanding of internal controls and procedures for financial reporting; and

•an understanding of audit committee functions.

Director candidate qualifications

When considering candidates for director, the Nominating and Corporate Governance Committee takes into account a number of factors, including whether the candidate is independent from management and the company, whether the candidate has relevant business experience, the composition of the existing board, and the candidate’s existing commitments to other businesses.

The Nominating and Corporate Governance Committee seeks diversity among the directors, including diversity in professional experience, skills and industry background, as well as gender and geographic diversity. In addition, all candidates must meet the requirements of our Corporate Governance Guidelines. Those requirements include:

•broad training and experience at the policy-making level in business, government, education, technology or philanthropy;

•expertise useful to our company and complementary to the background and experience of other board members, so that we can achieve and maintain an optimum balance in board membership;

•high integrity, strength of character and mature judgment essential to effective decision-making;

• devoting the time required for the work of the board and one or more of its committees. Candidates should be willing to serve on the board over a period of several years in order to develop sound knowledge of our business and principal operations;

•no significant conflict of interest; and

•being at least 18 and no more than 72 years old. A candidate who has reached age 72 may be nominated for election or re-election if the Nominating and Corporate Governance Committee and our board of directors determine his or her nomination is in the best interests of our company and our shareholders. The determination will be made by a majority vote of directors not subject to the age limit.

The Nominating and Corporate Governance Committee will consider candidates for director who are recommended by shareholders. Shareholders who wish to suggest a candidate for nomination should send a written statement addressed to our Secretary at 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina 28209. See “Shareholder Proposals” on page 63 for a description of the requirements to be followed under our bylaws in submitting a candidate and the content of the required statements.

Nomination process

The Nominating and Corporate Governance Committee annually reviews a matrix, similar to the matrix appearing on page 3, which compares the skills of our current directors with all of the skills we have identified as necessary to maintain an attentive, high-functioning board. When the Nominating and Corporate Governance Committee identifies desirable skills that are lacking among incumbent directors, the Committee searches to identify candidates who would add the missing skills. The search includes soliciting suggestions from incumbent directors, management or others and evaluating suggestions submitted by shareholders. The Committee may also engage a third party to identify and evaluate candidates and has done so in the past.

As noted above, in addition to seeking to expand the skills of the board of directors when adding new members to the board of directors, the Committee also considers matters of the diversity of the members of the board, including with respect to professional experience and industry background, as well as gender and geographic diversity. The Committee evaluates the candidates and if it agrees on the suitability of a candidate, the candidate is interviewed by each member of the board of directors, generally in separate meetings. The Committee may also ask the candidate to meet with management.

If the Committee concludes a candidate has skills which would add value to the board and if the candidate meets all of the requirements for membership, the Committee will recommend the candidate to the full board for nomination for election or appointment (if the purpose of the search was to fill a vacancy).

Before recommending a sitting director for re-election, the Nominating and Corporate Governance Committee considers whether the director’s re-election would be consistent with the criteria for board membership in our Corporate Governance Guidelines (as described above), the skills identified in the matrix used by the Committee (as described above) and applicable rules and requirements of the SEC and NYSE. This process includes a review by the Nominating and Corporate Governance Committee of the responses to the annual director questionnaires.

Our directors share certain characteristics that we believe are critical to effective board membership. They include sound and mature business judgment and critical thinking skills essential to intelligent decision-making, experience in policy making and risk assessment, integrity and honesty, and the ability to collaborate effectively. These characteristics, and the specific experiences and qualifications noted in the biographies found in the section headed “Nominees for Election” support the board’s nomination for election of each of these individuals.

Communications with the board

Shareholders and other interested parties can communicate with our board in various ways. They may write the board at 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina 28209; they may contact the board anonymously and confidentially through our EnTegrity Assistance Line; and they may attend our annual shareholders meeting, where they will have the opportunity to talk directly to members of our board.

Letters to the board should be addressed in care of our Secretary, who the board has authorized to receive and process written correspondence. He will direct correspondence about issues within the board’s scope of responsibility directly to the Chairman and to the chairman of any committee to which the correspondence relates. Customer complaints and other correspondence about ordinary business matters are sent directly to the applicable business. Correspondence of other types is not forwarded to the board but held by the Secretary and made available to any director who wishes to see it.

Shareholders and other interested parties who wish to send anonymous and confidential correspondence to the board may do so through our EnTegrity Assistance Line. The line is staffed by an independent third party who is responsible for receiving and forwarding messages on the line. Instructions for using the line are available under the “EnTegrity Assistance Line” link accessed from the “Governance” link, which is accessed from the “For Investors” link on our website at www.enproindustries.com. Items addressed to the board of directors are forwarded to the Chairman of the Audit and Risk Management Committee, a non-management director. Items not addressed specifically to the board of directors are forwarded to our Director of Internal Audit, who reports directly to the Audit and Risk Management Committee and is a member of our internal Corporate Compliance Committee. The Director of Internal Audit periodically updates the Audit and Risk Management Committee about the investigation and resolution of all reports alleging financial and other types of misconduct.

Director compensation

Our non-employee directors received the following compensation for 2019:

•a cash retainer, at an annual rate of $90,000 commencing in March, increased from an annual rate of $80,000 applicable for the first two months of 2019; and

•an annual grant of phantom shares equal in value to approximately $110,000.

Additional cash compensation is paid to:

•the chairman of our Compensation and Human Resources Committee, who received an annual fee of $15,000;

•the chairman of our Audit and Risk Management Committee, who received an annual fee of $20,000;

•the chairman of our Nominating and Corporate Governance Committee, who received an annual fee of $10,000; and

•our Chairman, who received an additional annual fee of $50,000 for his service in that capacity.

Compensation is prorated for service in any of these capacities for a portion of the year. In addition, each director may be granted phantom shares upon his or her initial election to the board. The amount of such an award is determined by the Nominating and Corporate Governance Committee and has generally been based on the number of days remaining in the year that the director is elected.

Employee directors receive no compensation for serving on our board.

We periodically review benchmarking studies to evaluate the amount and form of compensation paid to non-employee directors relative to the compensation paid to non-employee directors of peer companies. Based on this evaluation and our analysis of the service required of our non-employee directors, in February 2020, we increased the annual additional fee payable to our Chairman from $50,000 to $80,000. We believe that the compensation paid to our non-employee directors is reasonable.

Non-employee directors are generally granted phantom shares at the first meeting of the Compensation and Human Resources Committee each year. Phantom shares are fully vested when awarded and are paid in shares of common stock when a director ceases his or her service on the board.

Board members are required to own the company’s stock. Each director has five years from the date he or she joins the board to accumulate EnPro shares equal in value to at least five times the annual cash retainer paid to directors. Phantom shares count toward this requirement. We examine compliance with this policy each February. As of February 18, 2020, all of the directors complied with this requirement.

A Deferred Compensation Plan allows non-employee directors to defer receipt of all or part of the cash portion of their annual retainer fees. The deferred portions of the fees can be directed to a cash account or a stock account. Fees deferred into a cash account are credited with a return based on an investment option chosen by the director from those available under our Retirement Savings Plan for Salaried Employees (excluding our common stock). Fees deferred into a stock account are credited with stock units, each equal in value to the fair market value of one share of our common stock on a given date. All amounts deferred are payable after a director ceases his or her service on the board. As of December 31, 2019, the following directors had deferred compensation balances under the plan: Mr. Botts, 2,775.7 stock units; Mr. Brueck, 7,700.1 stock units; Mr. Hauser, $1,292,565 and 8,022.0 stock units; and Mr. Humphrey, 3,578.7 stock units.

The following table presents the compensation we paid to all non-employee directors for their service in 2019.

2019 Non-Employee Director Compensation

Name (a)	Fees Earned or Paid in Cash ($) (1) (b)	Stock Awards ($) (2) (c)	All Other Compensation ($) (3) (g)	Total ($) (h)
Thomas M. Botts	103,833	110,043	12,079	225,955
Felix M. Brueck	88,833	110,043	9,344	208,220
B. Bernard Burns, Jr.	108,833	110,043	13,211	232,087
Diane C. Creel	88,833	110,043	18,484	217,360
Adele M. Gulfo	88,833	110,043	1,934	200,810
David L. Hauser	148,833	110,043	25,755	284,631
John Humphrey	88,833	110,043	6,406	205,282
Kees van der Graaf	88,833	110,043	12,410	211,286

(1)Messrs. Brueck, Hauser and Humphrey deferred $88,833, $148,833 and $88,833, respectively, of the fees earned in 2019 pursuant to our Deferred Compensation Plan for Non-Employee Directors. Of these amounts, Messrs. Brueck and Humphrey each elected to defer $88,833 into a stock account and, as a result, an aggregate of 1,348 stock units, individually, were credited to each of them under our Deferred Compensation Plan for Non-Employee Directors. The grant date fair value of such stock units is equal to the dollar amount of the fees deferred into the stock account. Mr. Hauser elected to defer $148,833 into a cash account.

(2)On February 12, 2019, each director then serving as a non-employee member of the board received a grant of 1,687 phantom shares to be settled in shares of common stock. The stated value is based on the closing price of our common stock on the immediately preceding trading date, which was $65.23 per share. Upon the company’s payment of dividends on shares of its common stock, non-employee directors receive additional phantom shares as dividend equivalents with respect to both the phantom shares awarded to such directors in consideration for their service and the phantom shares credited to the account of directors who have elected to defer receipt of cash compensation under our Deferred Compensation Plan for Non-Employee Directors. As of December 31, 2019, the non-employee directors held the following numbers of phantom shares, including phantom shares to be settled in cash:

Director	Number of Phantom Shares
Thomas M. Botts	12,144
Felix M. Brueck	9,362
B. Bernard Burns, Jr.	13,310
Diane C. Creel	18,554
Adele M. Gulfo	2,001
David L. Hauser	26,024
John Humphrey	6,523
Kees van der Graaf	12,532

(3)Such amounts equal the aggregate grant date fair value of phantom shares to be settled in shares of common stock issued pursuant to the dividend equivalent rights provisions of previously granted awards of phantom shares to be settled in shares of common stock with respect to dividends paid on our common stock in 2019. The grant date fair value of each such dividend equivalent issuance is equal (subject to rounding of the number of phantom shares issued) to the cash dividend payable on the number of shares of our common stock equal to such director’s aggregate number of phantom shares to be settled in shares of common stock held as of the record date for the payment of such dividend.

Audit Committee report

The Audit Committee oversees the quality and integrity of our financial reporting processes and our internal accounting controls. Management prepares our financial statements and establishes and maintains adequate internal control over financial reporting. The independent registered public accounting firm performs an independent integrated audit of those financial statements and the effectiveness of our internal control over financial reporting.

The Audit Committee has met and discussed with management and PricewaterhouseCoopers LLP, our independent registered public accounting firm, our audited 2019 consolidated financial statements and our internal control over financial reporting. In meeting with the Audit Committee, management informed the committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles. Management further informed the Audit Committee that our internal control over financial reporting was not effective as of December 31, 2019, the reasons therefor and the progress toward remediation of previously identified deficiencies in internal control over financial reporting. The Audit Committee reviewed and discussed the consolidated financial statements and our system of internal control over financial reporting with management and PricewaterhouseCoopers.

In addition, the Audit Committee:

•discussed with PricewaterhouseCoopers Auditing Standard No.1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board,

•received the written disclosures and the letter from PricewaterhouseCoopers relating to the firm’s independence required by Public Company Accounting Oversight Board Rule 3526, Communication with Audit Committees Concerning Independence, and

•confirmed with PricewaterhouseCoopers the firm’s independence from us.

The Audit Committee also discussed with our internal auditors and PricewaterhouseCoopers the overall scope and plans for their respective 2019 audits. With and without the presence of management, the Audit Committee met with the internal auditors and PricewaterhouseCoopers to discuss the results of their examinations, the evaluations of our internal control over financial reporting, and the overall quality of our financial reporting.

Relying on its discussions with management and PricewaterhouseCoopers and its review of management’s representation and the report of PricewaterhouseCoopers to it, the Audit Committee recommended that the board of directors include our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019 to be filed with the SEC.

Audit and Risk Management Committee

Thomas M. Botts
Felix M. Brueck
B. Bernard Burns, Jr.
Diane C. Creel
Adele M. Gulfo
David L. Hauser
John Humphrey
Kees van der Graaf

February 18, 2020

Compensation and Human Resources Committee report on
  executive compensation

The Compensation and Human Resources Committee develops and oversees the implementation of our compensation philosophy and strategy. The committee assists the board of directors by monitoring the appropriateness and cost of our compensation and benefit programs, particularly for the CEO and the other senior executives.

The section entitled “Compensation Discussion and Analysis” explains the material elements of our compensation program and provides an analysis of the material factors underlying the committee’s compensation policies and decisions. The committee has reviewed and discussed the section with management, and recommended to our board of directors that it be included in this proxy statement and in our Annual Report on Form 10-K for the year ended December 31, 2019.

Compensation and Human Resources Committee

Thomas M. Botts
Felix M. Brueck
B. Bernard Burns, Jr.
Diane C. Creel
Adele M. Gulfo
David L. Hauser
John Humphrey
Kees van der Graaf

February 18, 2020

Compensation discussion and analysis

This compensation discussion and analysis provides information about our 2019 compensation program for our named executive officers, or NEOs, listed in the summary compensation table appearing in this proxy statement. For 2019, those officers are:

•Marvin A. Riley, President and Chief Executive Officer (and principal executive officer);

•J. Milton Childress II, Executive Vice President and Chief Financial Officer (and principal financial officer);

•Robert S. McLean, Executive Vice President, Chief Administrative Officer, General Counsel and Secretary;

•William C. O’Neal, Senior Vice President, Strategy, Corporate Development and Investor Relations;

•Steven R. Bower, Senior Vice President, Controller and Chief Accounting Officer; and

•Stephen E. Macadam, Former President, Chief Executive Officer and Vice Chairman.

Mr. Macadam retired as President and Chief Executive Officer on July 29, 2019. At that time, Mr. Riley, who had served as our Executive Vice President and Chief Operating Officer, succeeded Mr. Macadam as President and Chief Executive Officer. Mr. Macadam thereafter served as Vice Chairman until his retirement from all positions with the company in February 2020.

Our Compensation and Human Resources Committee (which we refer to in this “Compensation Discussion and Analysis” section as the “Committee”) and our board of directors determine executive compensation based on a comprehensive view of factors designed to produce long-term business success. The objectives of our executive officer compensation programs are to attract, motivate and retain key executives who will drive our success. Our pay practices reward these executives for superior performance and align their interests with the long-term interests of our shareholders.

We achieve our objectives through compensation that:

•is tied to business performance. A substantial portion of each executive officer’s total compensation opportunity is based on our financial results—disappointing performance results in little or no payout while superior performance leads to superior payouts—and the portion of compensation based on our financial performance increases with the officer’s level of responsibility;

•is significantly stock-based. Stock-based compensation ensures our executives and our shareholders have common interests;

•enhances retention of our executives. Much of their total compensation vests over several years;

•links a significant portion of their total pay to the execution of strategies intended to create long-term shareholder value;

•enables us to compete effectively for talented individuals who will help us successfully execute our business plan; and

•does not encourage our executives to take unnecessary or excessive risks.

The following charts show the relative portion of Mr. Riley’s total 2019 target in-service compensation and the average target in-service compensation of the other NEOs serving as executive officers as of the date of this proxy statement. Target in-service compensation consists of base salary rate for 2019 (for Mr. Riley, such rate is the blended rate during 2019), target annual performance-based cash compensation awards made in 2019, target long-term incentive performance-based cash and equity compensation awarded in 2019, other long-term equity compensation in the form of stock options and restricted stock units awarded in 2019 and other compensation not related to changes in retirement benefits.

Target In-Service Compensation

In structuring annual and long-term incentive compensation opportunities, we select performance measures that we believe significantly drive the value of our company. For 2019, we selected a combination of incentive performance measures that focus on driving operating earnings and rewarding the appropriate use of capital, and include a relative shareholder return measure to evaluate our performance relative to a peer group. We set goals against these measures and make little or no payment for poor performance against our goals, though our executives can earn significant payment relative to their salary levels for superior performance against them. We make annual awards of restricted stock units which vest after three years, both to encourage retention and to provide an incentive for performance to increase the value of our shares.

The following table summarizes the key elements of our 2019 executive compensation program:

Pay Element	Primary Purpose	Key Characteristics
Base Salary	To compensate the executive fairly and equitably compared to their external market peers.	Fixed compensation that is reviewed annually.
Annual Performance- Based Incentive Awards	To motivate and reward organizational achievement against our strategic growth initiatives.	Variable compensation component; based on pre-established company goals relating to Adjusted EBITDA and Return on Invested Capital (ROIC).
	To align executives’ short term decisions with annual earnings growth and ensure effective capital deployment and working capital management objectives.	Corporate executives are measured against companywide achievement.
Long-Term Awards	To align executives with shareholder interests, to reinforce long-term value creation, and to provide a retention incentive.

Variable compensation component. Reviewed and granted annually. In general, long-term grants are split equally between long-term incentive plan (“LTIP”) awards payable in cash (33%), LTIP awards payable in common stock (33%) and restricted stock units (33%).

LTIP Performance Cash	To motivate and reward effective capital deployment, earnings growth, effective PP&E spend and working capital management, and effective merger & acquisition spend and performance.	Grants based on three-year ROIC achievement compared to targets averaged over the performance period.
LTIP Performance Stock

To motivate executives by tying incentives to our multi-year financial goals and relative total shareholder return (“rTSR”) driving effective decision making and reinforcing the link between our executive officers and our shareholders.

Grants based on three-year rTSR measured against performance relative to peers. Mr. Riley was granted an additional award of LTIP performance stock in connection with his appointment as Chief Executive Officer and President.

Restricted Stock Units	To motivate the appropriate behaviors delivering superior long-term total shareholder return. Also promotes a base-level of executive retention.

Stock price growth and retention. Awards are subject to continued employment throughout the three-year period, with pro rata vesting upon retirement. No vesting upon a change of control if the awards are assumed by the acquiror.

Stock Options	To incent performance and to provide for retention, the Committee awarded to Mr. Riley, in connection with his appointment as Chief Executive Officer and President, stock options for 40,937 shares.

The stock options vest and become exercisable, subject to continued employment, in equal installments on the third, fourth and fifth anniversaries, with a per share exercise equal to the closing stock price on the date of the grant.

Health/Welfare Plan and Retirement/Deferral Benefits	To provide competitive benefits promoting employee health and productivity and supporting financial security.	Fixed compensation component.
Perquisites and Other Benefits	To assist in attracting and retaining executive officers by providing minimal perquisites in general, but with limited additional perquisites.	Fixed compensation component.
Change-in-Control Protection	To provide continuity of management and bridge future employment if terminated in connection with a change-in-control.	Fixed compensation component; only paid in the event employment is terminated other than “for cause” or for “good reason”, in either case, in connection with a change in control.

Summary of business highlights

EnPro embarked on several transformational shifts in 2019. Marvin Riley succeeded Steve Macadam as EnPro’s Chief Executive Officer in July, culminating a multi-year CEO succession planning process. We began taking actions to reshape our portfolio to focus on businesses that have strong competitive positions, compelling cash flow characteristics, and high returns on capital. In support of this, we completed two strategic acquisitions and made organic investments to expand our capabilities that we leverage across the company. We also identified businesses of which EnPro was not the best long-term owner and, as a result, we divested Fairbanks Morse, sold our heavy-duty brake shoe business located in Rome, Georgia, and discontinued operations of several underperforming product lines in our Stemco business. Despite experiencing challenges in our heavy-duty trucking business during the year, we experienced strong year-over-year net income growth, improving 95% from the prior year.

CEO Succession. On July 29, 2019, Marvin A. Riley succeeded Stephen E. Macadam as EnPro’s Chief Executive Officer and President, following Mr. Macadam’s decision to retire from those positions on that date. Mr. Riley had served as our Executive Vice President and Chief Operating Officer prior to being appointed to these positions and had served as President of EnPro’s Fairbanks Morse division from May 2012 to May 2018 and at other positions within our company since 2007.

Financial Highlights. For the full year, we increased our segment margins to 10.2% and increased net income by 95% despite challenging conditions in the heavy-duty trucking, automotive, and general industrial markets that resulted in an approximately 5% decline in sales. We experienced growth in the food and pharmaceutical, aerospace, and oil and gas markets.

EnPro Operating System. We increased and expanded the capabilities that we leverage across the company to drive continuous improvement and increase shareholder value. The EnPro Operating System is based on a philosophy of continuous learning, transparency, decision-making and ownership-based leadership. At the center of the EnPro Operating System is the EnPro Capability Center, which is composed of functional experts across a variety of disciples, including commercial excellence, data science, acquisition integration, automation, leadership development, supply chain, data sciences and lean manufacturing. During the year, we appointed a dedicated leader that is responsible for the development and implementation of these capabilities across the company.

Sustainability. In September 2019, we issued our first corporate sustainability report that highlights our company’s environmental performance, cultural initiatives, ethics and compliance practices, innovation efforts, employee training programs, and safety initiatives and accomplishments. The report addresses topics that are most relevant to the company’s stakeholders, including the company’s environmental and social impacts on the world, and those factors that drive long-term value creation. With this inaugural report, EnPro joins the global community of companies reporting transparently about their efforts in corporate responsibility.

Strategic Focus. Our strategy is to reshape the EnPro portfolio of businesses while maintaining a balanced approach to capital allocation, increasing aftermarket exposure and recurring revenue opportunities, and leveraging the EnPro Operating System for continuous improvement and increased shareholder value. We are investing disproportionate resources and capital to grow our businesses that have compelling characteristics and leading market positions. We are also working to either improve or exit businesses for which we are not the best owner.

Acquisitions. We continued to pursue strategic acquisitions in a number of markets, including the semiconductor and food and pharmaceutical markets.

In July 2019, we announced our acquisition of The Aseptic Group, a privately-held company which distributes, designs, and manufactures aseptic fluid transfer products for the pharmaceutical and biopharmaceutical industries. The Aseptic Group is a recognized supplier of high purity fluid path components that has been serving some of the world’s largest pharmaceutical companies for over 20 years. The company is at the forefront of developing products and capabilities to support the latest manufacturing techniques currently being adopted to produce next generation biopharmaceutical drugs.

In September 2019, we acquired LeanTeq Co., Ltd., which primarily provides refurbishment services for critical components and assemblies used in state-of-the-art semiconductor equipment. This equipment is used to produce the latest and most technologically advanced microchips for smartphones, autonomous vehicles, high-speed wireless connectivity (5G), artificial intelligence, and other leading-edge applications. The acquisition of LeanTeq demonstrates our commitment to investing in proprietary technologies in attractive and growing end markets and is consistent with our growth strategy, adding advanced technical capabilities, excellent financial characteristics, an experienced management team and significant aftermarket business.

Divestitures. We reviewed our portfolio to determine which of our businesses operate in structurally attractive markets and produce the highest margins and best cash flow returns. Our analysis identified several businesses of which EnPro was not the best long-term owner and resulted in several divestitures in the second half of the year.

In September 2019, we announced the sale of our business located in Rome, Georgia, which was part of our Stemco heavy-duty truck business unit. The business manufactures new bare steel brake shoes, lined brake shoes and wheel kits, and provides contract metal stamping services. During the fourth quarter, in response to the ongoing challenges in our heavy-duty trucking business, we discontinued operations of several underperforming product lines in our Stemco business. We are committed to aggressively reshaping our heavy-duty truck business to strengthen its competitive position and improve its financial performance.

In December 2019, we announced an agreement to divest our Fairbanks Morse division, which constituted our Power Systems segment. Fairbanks Morse manufactures large, complex power systems, primarily serving the U.S. military. This transaction, which closed in January 2020, further bolsters our balance sheet and improves our flexibility to deploy capital towards businesses with characteristics that align with our strategic M&A criteria.

Dividends and Share Repurchases. We continued our quarterly dividend payments to shareholders and increased the quarterly dividend in 2019 from $0.24 to $0.25 per share, representing a 4% increase. In addition, we continued our efforts to return capital to our shareholders by repurchasing 230,630 shares for $15 million under the $50 million share repurchase program authorized in the fourth quarter of 2018.

We regularly evaluate our capital allocation strategy based on company performance and anticipated capital requirements for growth, and we will continue this practice in 2020.

Shareholder engagement

Throughout the course of each year, we speak with numerous shareholders, including frequent conversations with many of our largest shareholders. These conversations cover a wide range of topics, including our strategic direction, financial performance, future growth opportunities, capital allocation strategy, and management practices. During these conversations in 2019, our shareholders generally supported our compensation practices and policies. We communicated the investor feedback on our compensation practices to the Committee and take shareholder views into account as we seek to align our policies and practices with their interests.

At our 2019 annual meeting, we asked our shareholders to support a non-binding resolution to approve the compensation paid to our named executive officers as reported in our proxy statement for that meeting. Of the shares voted “for” or “against” that proposal, over 97% of the shares were voted “for” approval of that resolution. The Committee typically establishes incentive compensation opportunities each February. While the April 2019 shareholder vote occurred after the structure for the 2019 compensation awards had been set by the Committee, the 2019 shareholder vote was considered by the Committee in determining the compensation program for 2020.

Compensation practices

All of our non-management directors sit on our Compensation and Human Resources Committee. The primary function delegated to the Committee by our board is overseeing the appropriateness and cost of our compensation programs, particularly the program for executive officers.

The role of the executive officers

Certain members of our senior management team help prepare for and attend meetings where executive compensation, company performance targets, and competitive compensation levels and practices are discussed and evaluated. However, only the Committee members are allowed to vote on decisions regarding executive compensation. The Committee also receives recommendations from our CEO regarding the compensation of our other officers, including the other NEOs. Our CEO does not participate in the deliberations of the Committee and Board regarding his own compensation.

The role of the independent executive compensation consultant

The Committee engages an independent compensation consultant to provide expertise on competitive pay practices and compensation program design and an objective assessment of any inherent risks of any compensation programs. Pursuant to the authority granted to it under its charter, the Committee has retained Pearl Meyer as its independent consultant. Pearl Meyer reports directly to the Committee and does not provide additional services to management. The Committee has conducted an independence assessment of Pearl Meyer in accordance with SEC rules, NYSE listing standards, and the requirements of the Committee’s charter, and has determined that work performed by Pearl Meyer does not create a conflict of interest and that Pearl Meyer is independent.

Tax deductibility considerations

The tax reform legislation enacted in December 2017 eliminated the performance-based exception for new awards from the $1.0 million deductibility limitation of compensation paid to named executive officers. While the Committee continued to use performance-based compensation arrangements for awards to the NEOs made in 2019, that incentive compensation will no longer be excepted from the limitation on deductibility for federal income tax purposes.

Compensation program design

To design an executive compensation program that is in line with the policies described below, the Committee considered:

•the executive compensation and market competitiveness studies described below;

•internal pay fairness;

•comprehensive compensation histories for each of our executive officers which include each element of compensation and benefits (salary, incentive awards, equity grants, retirement benefits, and possible severance or change in control payments);

•the impact of tax and accounting rules;

• whether the structure of our compensation programs creates an incentive for taking excessive risk; and

•trends affecting the company’s markets.

When setting targeted in-service compensation for each of our executive officers, the Committee considers individual performance, experience and tenure. In evaluating the reasonableness and competitiveness of targeted in-service compensation, the Committee reviews compensation data for a broad survey group and for a peer group prepared by its independent executive compensation consultant.

The following table highlights key features of our executive compensation program. We also identify certain compensation practices that the Committee has not implemented because it does not believe they would serve our shareholders’ long-term interests.

What we do
✓

We make variable, performance-based compensation a significant component of each executive officer’s total compensation and increase the proportion of variable compensation to total compensation as levels of responsibility increase.

✓	We balance short-term and long-term compensation to discourage short-term risk-taking at the expense of improvement in long-term results.
✓	We require meaningful stock ownership and retention at levels that increase with responsibility.
✓	We have implemented a one-year holding requirement for net after-tax shares earned under our long-term incentive awards payable in stock.
✓	We use a performance measure relative to the performance for comparable companies for our long-term incentive awards payable in stock.
✓	The Committee uses an independent executive compensation consultant which reports directly to the Committee and does not provide any other services to our company.
✓	We have a clawback policy for the recovery of performance-based compensation in the event of executive officer misconduct related to our financial results.
What we don’t do
X	We do not have employment agreements with any current executive officers.
X	We do not permit hedging transactions on our stock.
X	We do not fully vest time-based equity awards in less than three years.
X	We do not re-price stock options without shareholder approval or permit discounted stock options.

Stock ownership and retention requirements

Each executive officer is required by policy to hold shares of our common stock with a market value at least equal to a specific multiple of the officer’s base salary. The multiple increases with the officer’s level of responsibility. The minimum ownership required for our CEO is 5.0 times base salary; for all other NEOs, the minimum is 2.5 times base salary. Minimum levels for the other executive officers range from 0.75 times to 1.5 times base salary. In light of this policy, the Committee believes it is appropriate to provide officers with an opportunity to earn shares as part of their long-term incentive awards.

Once named an executive officer, an individual has five years to reach the minimum stock ownership requirement for his or her position. An executive officer who fails to maintain the required level of ownership must retain 50% of any shares received under any company equity award plan until he or she satisfies the requirement. Restricted shares of our common stock and restricted stock units count toward minimum ownership only after the restrictions lapse.

We check for compliance with this policy in connection with our board of directors meeting held each February. As of the date of the Committee’s February 2020 meeting, each of our current named executive officers who has held his current office for at least five years held at least the minimum number of shares.

Annual compensation decisions

We generally make compensation decisions and grant equity and other compensation awards only on an annual basis. We make interim adjustments and awards only in unusual circumstances, such as in connection with a material change in an executive officer’s responsibilities.

Anti-hedging policy

Our policies prohibit employees, officers and directors from using the company’s securities in any hedging or monetization transactions. The prohibition includes but is not limited to, the use of financial instruments such as exchange funds, prepaid variable forwards, equity swaps, puts, calls, collars, forwards and other derivative instruments, or through the establishment of a short position in the company’s securities.

Pledging policy

Our policies prohibit executive officers from pledging EnPro shares that they own as collateral, including holding EnPro shares in a margin account, unless the officer holds unpledged shares at least equal to the amount required under our stock ownership and retention policy and receives pre-approval of the pledge from our General Counsel. Under our policies, a pledge may not be approved unless the officer clearly demonstrates the financial capacity to repay the loan or obligation secured by the pledge without resorting to the pledged shares. Mr. Macadam has pledged 100,000 shares to secure a managed trading program with respect to a broad securities index that does not include any EnPro securities. This pledge transaction was approved in advance in accordance with our policy.

Clawback policy

Our clawback policy allows the company to recover performance-based compensation from any executive officer who engages in fraud or willful misconduct that requires us to restate our financial results. Under the policy, we are entitled to recover cash awards made under our annual incentive performance plan and cash or equity-based incentive awards made under our long-term incentive performance plan. If the Committee determines the compensation would have been lower if it had been based on the restated results, it will, to the extent permitted by law, seek to recover from the executive officer all performance-based compensation it deems appropriate after a review of all relevant facts and circumstances.

Market competitiveness analyses

In evaluating target compensation levels, the Committee has requested its independent executive compensation consultant, Pearl Meyer, to prepare benchmarking studies. These studies have been prepared and presented to the Committee every two years. The most recent study presented to the Committee, prior to the compensation decisions it made in February 2019, was prepared in October 2018.

In its benchmarking studies, Pearl Meyer compared the specific compensation elements we awarded to each of our executive officers to those awarded to executive officers with similar responsibilities of each member of the peer group and the broader survey group and to the relevant medians of the peer group and survey group. Based on its analysis, Pearl Meyer advised the Committee on adjustments to base salary, annual incentive award and long-term incentive awards for each named executive officer. Peer and survey compensation data allow the Committee to determine whether our compensation programs and target compensation levels for executive officers are reasonable and competitive.

At the direction of the Committee, Pearl Meyer screened and reviewed companies included in Standard & Poor’s Global Industry Classification Standard Capital Goods industry classification, reviewed the peer groups included in the 2018 reports of certain principal proxy advisory firms, and conducted an analysis to identify potential peer companies, evaluating comparability in terms of sales, business mix alignment, and market value, among other factors. The peer group selected by the Committee for the 2018 study, consistent with Pearl Meyer’s recommendation following its analysis, was as follows:

•Altra Industrial
Motion Corp.

•Barnes Group, Inc.

•Chart Industries, Inc.

•Circor International, Inc.

•Columbus McKinnon Corporation

•Crane Co.

•Curtiss Wright Corp.

•Enerpac Tool
Group Corp.

•Graco Inc.

•IDEX Corporation

•ITT Inc.

•Mueller Water
Products, Inc.

•Nordson Corporation

•Rexnord Corporation

•SPX Corporation

•SPX FLOW, Inc.

•Standex International Corporation

•TriMas Corporation

•Watts Water
Technologies, Inc.

•Woodward, Inc.

Annual revenues of the companies in this peer group ranged from $861 million to $3.2 billion, with median revenues of $1.5 billion aligning with our 2018 revenues. The market capitalization of the peer companies at the time of the study ranged from $677 million to $10.5 billion, with median market capitalization of $2.4 billion.

For executive compensation purposes, we believe a comparison of the relative size and complexity of a company is more important than a comparison of specific products manufactured. These are the types of companies with whom we compete for management personnel and therefore we believe it is appropriate for us to compare our compensation practices with theirs.

Evaluation of incentives for excessive risk

To discourage excessive risk, the Committee seeks to balance:

•fixed and variable compensation,

•short-term and long-term compensation,

•the performance measures used to determine incentive compensation, and

•the level of in-service and post-retirement benefits.

The Committee has specifically evaluated the company’s compensation structure and practices and concluded that they do not establish incentives for unnecessary or excessive risk.

Compensation analysis

The following section discusses and analyzes each element of our executive compensation program.

Changes to compensation upon CEO succession

Although the Committee generally sets annual salary rates and makes annual incentive and long-term compensation awards at its meetings in February of each year, Committee occasionally makes adjustments to compensation arrangements, including making long-term compensation awards, to NEOs or other employees at other times, such as in connection with hiring, promotion or for retention purposes. In connection with Mr. Riley’s appointment as President and Chief Executive Officer effective on July 29, 2019, the Committee took the following actions with respect to Mr. Riley’s compensation:

•increased his annual salary rate from $475,000 to $775,000;

•adjusted his annual incentive award under the company’s annual performance plan to be payable at the target level of performance based on 100% of a blended annual salary rate for 2019;

•awarded him additional long-term incentive plan awards payable in stock, having the same terms and conditions, including performance measures, periods and targets, as the awards granted to executive officers in February 2019, with 7,878 shares payable upon achievement at target performance levels; and

•awarded him stock options to purchase 40,937 shares of common stock at an exercise price of $66.31 per share (the closing price per share of the company’s common stock on the date of the award), which stock options vest and become exercisable, subject to Mr. Riley’s continued employment, in equal installments on the third, fourth and fifth anniversaries of the date of grant and, of which, options to purchase 4,524 shares are intended to qualify as incentive stock options.

Except to the extent the context otherwise provides, the discussion and analysis with respect to the compensation of Mr. Riley in 2019 combines the Committee’s actions taken, and awards made, in both February and in connection with his promotion to Chief Executive Officer and President in July 2019.

Base salary

Base salaries give our officers a relatively secure level of compensation. Adjustments to base salary rates typically are made in February of each year and are effective on or about April 1, though mid-year adjustments may be made in the event of promotion or other special circumstance. In 2019, the Committee increased Mr. Riley’s annual base salary rate by an aggregate of 36.5%, principally due to the increase of his responsibilities upon his appointment as President and Chief Executive Officer. In February 2019, the Committee also adjusted the base salary rates of the other currently employed named executive officers from the levels paid in 2018. These increases averaged 6.2%, with individual increases ranging from 4.1% to 8.0%.

Annual performance incentive plan awards

The plan used by the Committee to make annual incentive compensation awards is designed to give executive officers a personal financial incentive to help us reach annual business goals. We refer to this plan as the annual performance plan.

The amount of awards paid under our annual performance plan is based on performance relative to threshold, target and maximum performance levels set when the awards are made. When performance falls below the threshold, executives receive no payout. Payouts at a threshold level of performance are 50% of the target payout, payouts at a target level of performance are 100% of the target payout, and payouts at a maximum level of performance are at 200% of the target payout. Performance between any of the established levels yields a proportional payout. The Committee, after reviewing the company’s performance in 2019, was permitted to adjust amounts payable under the awards in its discretion.

For 2019, the performance measures and weightings for the annual performance plan were:

Adjusted EBITDA	50%
Adjusted return on invested capital	50%

Why we use adjusted EBITDA and adjusted return on invested capital to measure performance

The Committee selected these performance measures because they are the critical measures we use internally in managing our businesses and are measures of our profitability and the performance of our assets relative to our investment. The Committee believes that performance against these measures significantly drive the value of our company. The Committee believes that the adjustments to EBITDA (or, earnings before interest, income tax, depreciation and amortization expenses) and return on invested capital permit a more accurate measure of the operating performance of our businesses. In selecting these performance measures, setting the performance goals and awarding the corresponding incentive opportunities, the Committee took into account management’s recommendations.

Financial goals for 2019

The following table presents the 2019 financial goals set for the annual performance plan. The table shows goals for threshold, target and maximum performance levels, actual 2019 performance and weighted payout percentages for each goal.

	Performance Levels			Actual Performance
(dollars in millions)	Threshold	Target	Maximum	Amount	Weighted Payout %
Adjusted EBITDA(1)	$201.1	$229.5	$259.8	$220.3	83.8%
Adjusted return on invested capital(1)	16.5%	18.2%	20.7%	17.7%	88.6%

(1)Adjusted EBITDA is calculated by adding interest, income tax, depreciation and amortization expenses to earnings and further adding certain selected expenses that the Committee believes do not reflect normal operating conditions, subtracting certain selected income items that the Committee believes do not reflect normal operating conditions and adjusting for the translation impact of foreign currency exchange. Adjusted EBITDA is calculated in a manner consistent with adjusted EBITDA as presented by the company in its quarterly and annual earnings announcements. The calculation of adjusted return on invested capital is based on adjusted operating income, which includes the same adjustments to EBITDA in determining adjusted EBITDA, as described above, and also reflects the impact of depreciation and amortization. Adjusted return on invested capital is calculated by taking adjusted operating income multiplied by the difference between 1 minus the tax rate (expressed as a fraction) then adding depreciation and amortization expense, with such amount then divided by the sum of average working capital, average gross property, plant and equipment and average gross software investment. Corporate administrative expenses are subtracted from the sum of the operating segments’ adjusted operating income. The Committee believes adjusted return on invested capital comprehensively measures the performance of our assets relative to our investment and fairly measures our ability to generate earnings in relation to the investment required to generate those earnings. Adjusted EBITDA, adjusted operating income and adjusted return on invested capital are not financial measures under generally accepted accounting principles (“GAAP”).

The plan payouts at the target performance level, as a percentage of base salary, and the actual payout as a percentage of salary for the named executive officers were as follows:

	Target Payout, as Percentage of Salary	Actual Payout, as Percentage of Salary
Riley	100%	86%
Childress	70%	60%
McLean	55%	47%
O’Neal	45%	39%
Bower	40%	34%
Macadam	105%	91%

Target award levels set by the Committee for the named executive officers were based on historical award levels, a review of the Pearl Meyer market studies and management recommendations.

To set 2019 performance levels, the Committee reviewed a top-down estimate of our performance for the year based on management’s expectations for each of our markets and a bottom-up review of each division’s strategy and forecast for its performance. The Committee evaluated these internal estimates against external expectations for the performance of our markets and then set our goals for the year, with target performance levels considered to be stretch goals.

We achieved performance below the target levels. Our overall adjusted EBITDA was $220.3 million (between the threshold and target levels) and our overall adjusted return on invested capital was 17.7% (also between the threshold and target levels).

Accordingly, based on the payout levels established by the Committee for the annual performance plan, the named executive officers received payouts of 86.2% of the target level.

The dollar amount of these payouts under the annual performance plan to each of the named executive officers is included in column (g) (see footnote 2) of the summary compensation table.

Long-term compensation

Awards made for 2017-2019 cycle

Long-term compensation grants to our executive officers provide them with personal financial motivation and a stake in our long-term success. The Committee believes these awards also help us retain executives who are committed to achieving our corporate goals. In 2017, the target level of our long-term compensation awards was generally split equally in three separate awards:

•long-term incentive compensation payable in stock;

•long-term incentive compensation payable in cash; and

•restricted stock units with time-based vesting.

In addition, restricted stock unit awards were made to executive officers who elected to participate in our management stock purchase deferral plan described below (see “—Retirement and other post-termination compensation—Deferred compensation and management stock plans”).

The Committee believes that both long-term incentive compensation awards (“LTIP awards”) payable in cash and payable in stock serve to align our officers’ long-term interests with those of our shareholders. The award of a substantial portion of long-term compensation in the form of time-vested restricted stock units helps to ensure retention of these executives.

The amount of cash for a cash LTIP award and the number of shares for a stock LTIP award payable under the award are based on our performance against selected financial goals over a three-year period. For our LTIP award opportunities, the Committee set threshold, target and maximum levels. Performance below the threshold level results in no payout, performance at the threshold level results in a payout at one-half of the amount at the target level, and performance at the maximum level or above results in a payout of twice the amount set for the target level. We extrapolate to determine the payout for performance between these levels. Performance levels are adjusted to account for dispositions, acquisitions and other corporate restructuring transactions.

Payments under 2017 LTIP awards payable in cash were based on our adjusted return on invested capital over the three-year (2017-2019) performance period against threshold, target and maximum levels established when the awards were granted. In contrast to our use of adjusted return on invested capital under our annual performance plan, for these awards this return on invested capital measure includes goodwill and other intangible assets.

The number of shares to be issued under the LTIP awards payable in stock was based on our total shareholder return (or TSR) over the same three-year period relative to TSR of the S&P SmallCap 600 Capital Goods (Industry Group) Index over that period. EnPro is one of the companies included in this index. Payment at 50% of the target level of these awards would occur if our TSR relative to the TSR of the index was at the 35th percentile, with target payments at the 50th percentile and payments at 200% of the target level at the 75th percentile. The LTIP awards limit the payout to the target level in the event that absolute TSR is negative and require recipients to hold the net after-tax shares issued at the end of the three-year performance period for an additional year.

Restricted stock units further our goals of aligning officers’ long-term interests with those of our shareholders and increasing management’s ownership stake in our company. They vest three years after the date of grant subject to the executive’s continued employment during that period. In the event of death, disability or a change in control of the company, they vest earlier. In the event of an executive’s retirement, the restricted stock units vest pro rata based on the number of months he or she was employed after the grant date through the retirement date compared to the scheduled 36-month period.

The LTIP awards and restricted stock units awards provide that, if the resulting entity in a change in control assumes the awards, the awards will vest early in connection with a change in control only if within two years after the change in control the employee is terminated without “cause” or the employee resigns for “good reason,” as such terms are defined in the awards.

The following table shows goals for threshold, target and maximum performance levels, actual performance and payout percentages for the LTIP awards payable in cash based on adjusted return on invested capital and LTIP awards payable in stock based on relative TSR percentile:

Award Type	Performance Measure	Performance Levels			Actual Performance
(dollars in millions)		Threshold	Target	Maximum	Amount	Payout %
Cash LTIP	Adjusted return on invested capital	8.8%	9.3%	10.0%	10.5%	200.0%
Stock LTIP	Relative TSR	35.0%	50.0%	75.0%	34.0%	0.0%

The following table sets forth for each named executive officer the payout amount for the LTIP award payable in cash and the LTIP award payable in shares of stock for the 2017-2019 performance period:

	Actual Payout
	Cash LTIP	Stock LTIP
Riley	$179,828	—
Childress	$324,908	—
McLean	$211,428	—
O’Neal	$88,434	—
Bower	$81,744	—
Macadam	$1,800,000	—

The ROIC target for the 2017-2019 performance period was established following a difficult two-year period in global industrial markets, particularly in oil and gas and metals and mining. As a result, the target for the three-year performance period was set assuming a relatively flat year-over-year growth environment for the first year of the performance period followed by a mid-single-digit growth environment in the last two years. In 2017, we experienced stronger performance primarily as a result of the benefits of commercial, operational and cost-reduction actions, combined with improved conditions in semiconductor, automotive, and general industrial markets. In 2018, we saw an acceleration of the global industrial recovery in many of our served markets, offset partially by challenging conditions in the industrial gas turbine market and by performance in our heavy-duty trucking brake products business. In 2019, we experienced a decline in our ROIC relative to the prior two years due primarily to performance in our heavy-duty trucking business and slowdowns in European automotive and general industrial markets. Outperformance relative to target in 2017 and 2018, however, more than offset underperformance in 2019, leading to achievement above the maximum level for the cash LTIP awards and resulting in the named executive officers receiving payouts of 200.0% of the target level awards.

Underperformance over the latter portion of the three-year measurement period adversely impacted our stock price relative to the comparator group. As a result, our TSR over the three-year period relative to TSR of the S&P SmallCap 600 Capital Goods (Industry Group) Index was at the 34.0th percentile, below the threshold performance level for our stock LTIP awards. Accordingly, the named executive officers did not receive any payout on their stock LTIP awards.

The dollar amount of the cash LTIP payout to each of the named executive officers is included in column (g) (see footnote 2) of the summary compensation table for the respective year. The value at December 31, 2019 of the restricted stock units that were awarded in February 2017 and vested in February 2020 is included in the table in “Executive compensation—Outstanding equity awards at fiscal year end.”

Awards granted in 2019

The target level of our long-term compensation awards made in February 2019 was generally split equally among LTIP awards payable in cash, LTIP awards payable in stock and restricted stock units with time-based vesting. These awards were in form substantially identical to the long-term compensation awards granted in 2017 as described above, with updated performance goals for the LTIP awards payable in cash. As described in “—Changes to compensation upon CEO succession” beginning on page 34, in July 2019, in connection with Mr. Riley’s promotion to Chief Executive Officer and President, the Committee further granted to Mr. Riley additional LTIP awards payable in stock having the same terms as the awards made in February 2019 and options to purchase an aggregate of 40,937 shares of common stock.

The following table sets forth for each named executive officer, the payout amount at target level of performance for the LTIP award payable in cash and the LTIP award payable in stock, along with the number of restricted stock units and stock options awarded in 2019. No additional restricted stock unit awards were made in 2019 related to our management stock purchase deferral plan as the Committee had earlier terminated any further participation in that plan.

	Target Payout		Restricted Stock Units	Stock Options
	Cash LTIP	Stock LTIP
Riley	$237,495	11,519	3,641	40,937
Childress	$225,956	4,465	4,465	—
McLean	$133,340	2,044	2,044	—
O’Neal	$54,416	835	835	—
Bower	$46,026	705	705	—
Macadam	$900,043	13,797	13,797	—

The grant date fair value of the target level payout of LTIP awards payable in stock made in 2019 and the grant date fair value of the restricted stock units and stock options awarded in 2019, in each case as determined under FASB ASC Topic 718, are included in column (e) (see footnote 1) of the summary compensation table and in column (l) of the table in “Executive compensation—Grants of plan-based awards.”

Perquisites

Since February 2006, we have provided only minimal perks, which include an umbrella liability policy, to our executive officers. In connection with the transition in Mr. Riley’s executive positions, we provided him with the use of a corporate apartment in Charlotte during the first portion of 2019 and a leased vehicle for use while he was in Charlotte, which benefits we ceased providing during 2019.

Other in-service benefits

In 2019, our executive officers also received the following benefits, which we provide to all salaried employees as compensation for their services to us:

•group health, dental and life insurance, part of the cost of which we pay;

•optional term life, accidental death and disability insurance and long-term disability insurance, the cost of which the employee pays; and

•travel and accident insurance, for which we pay.

We provide these insurance benefits because we believe they are standard parts of the compensation package available to salaried employees at companies of our size.

Retirement and other post-termination compensation

401(k) Plan

Our executive officers participate in our 401(k) plan on the same basis as other salaried employees. Under this plan, a portion of each participant’s compensation eligible for the plan (generally base-salary and annual incentive compensation) can be deferred into a 401(k) account, up to the annual limit set by the IRS. Each participant directs investments in the account. We match 100% of deferrals under this plan (other than catch-up contributions) up to the first 6% of the aggregate of annual salary and annual incentive compensation contributed by the participant. Our matching contributions are fully vested.

Deferred compensation and management stock plans

Our non-qualified, deferred compensation plan permits our executive officers to save for retirement on a tax-deferred basis beyond what is permitted under the 401(k) plan because of either federal tax code limits or the design of the 401(k) plan. In addition, this plan allows for matching contributions that cannot be made in the 401(k) plan because of federal tax code limits. These contributions are made at the same rate and are subject to the same aggregate limit as the 401(k) plan. The Committee believes this type of additional deferral and matching opportunity is an appropriate and customary component of a competitive compensation package for public company executive officers.

Our management stock purchase deferral plan permitted officers and other senior personnel to defer, for five years or more, up to 50% of annual incentive compensation. Deferred amounts were credited to these individual’s accounts based on the value of our common stock, with the payout at the end of the deferral period being based on the then-value of our common stock. Participants were eligible to receive awards of restricted stock units equal to 25% of the amount of compensation deferred. We closed this plan to further participation after the deferrals of 2016 annual incentive compensation under the plan.

Pension and defined benefit restoration plans

In 2006, we closed our defined benefit pension plan to new participants and froze the benefits of employees who had not reached 40 years of age. Employees who were age 40 or older were eligible to continue to accrue benefits under the defined benefit plan, which provides them a retirement benefit based on their years of service with the company and their final average compensation (base salary plus annual incentive compensation). Of the named executive officers, only Mr. Childress continues to accrue benefits under the defined benefit pension plan. The other NEOs were hired after 2006. For salaried employees, including Messrs. Riley, McLean, O’Neal, Bower and Macadam, who are not eligible to accrue benefits under the defined benefit plan because they were hired after 2006, we make a contribution equal to 2% of salary and annual incentive compensation to the employee’s account in our 401(k) plan. Any amount exceeding permitted 401(k) contributions is made to the deferred compensation plan.

We also provide our executive officers and others who participate in the defined benefit pension plan with a defined benefit restoration plan. The restoration plan gives them the benefits they would have received under our pension plan were it not for limitations under the pension plan. The federal tax code caps both the amount of annual compensation that the pension plan can take into account and the amount of annual benefits that the pension plan can provide. We include these caps in our pension plan in order to maintain its tax-qualified status. In addition, the pension plan does not take into account amounts deferred under our non-qualified deferred compensation plan. The defined benefit restoration plan permits participants to receive retirement pension benefits that take into account their full salaries and annual incentive compensation. Of the named executive officers, only Mr. Childress participates in the defined benefit restoration plan.

Management continuity agreements

In a situation involving a change in control of our company, our executive management would face a far greater risk of termination than other salaried employees. To attract qualified executives who might find other job opportunities with less risk to continued employment, we have entered into a management continuity agreement with each of our executive officers and division presidents. These agreements incentivize our executives to stay with us in the event of an actual or potential change in control, and are an important part of a competitive executive compensation package.

In establishing the terms of these agreements, we looked at similar arrangements established by peer companies with whom we believe we compete for talent and by our former corporate parent. Particular terms in these agreements, including the applicable continuation period and provisions increasing the amount payable to account for excise taxes for agreements entered into prior to 2009, reflect our subjective judgment regarding the terms offered in comparable agreements by peer companies and our desire to offer competitive arrangements for executive employment.

Each continuity agreement provides for continued employment of the individual for a specified period after a change in control, with the same responsibilities and authorities and generally the same benefits and compensation as the individual had immediately prior to the change in control (including average annual increases). The period covered by the agreements with our current executive officers is two years. For Mr. Macadam, the period was three years. Under the agreements, the executive would be entitled to certain payments and other benefits if, during the continued employment period, we or our successor were to terminate the individual’s employment for reasons other than “cause,” or the individual voluntarily terminated his employment for a “good reason.” These terms are defined in the agreements.

For an executive to receive payments and benefits under these agreements, two events, or triggers, must occur. First, there must be a change in control of the company, and second, the executive’s employment must be terminated, either by the company, other than for “cause”, or by the executive for “good reason.” The second trigger incentivizes the executive to stay with the company and perform at a high level in the event of a change in control.

For more information about these payments and other benefits, see “Executive compensation—Potential payments upon termination or change in control.” The Committee has reviewed the amounts that are potentially payable under these agreements and believes that they are reasonable.

Severance policy

Our severance policies provide benefits to all full-time employees at our corporate office, including our executive officers. Under these policies, an executive officer whom we terminate without cause is entitled to continue receiving his or her base salary for a specific period. The terminated officer is also entitled to receive a pro rata portion of the annual incentive compensation payable for the year in which the officer is terminated, along with a pro rata payout of all LTIP awards based on the number of months the officer was employed in each performance cycle.

The period for which an executive officer is entitled to continue receiving his or her base salary depends on the officer’s level of responsibility. The CEO is entitled to a period of 24 months. Other executive officers are entitled to 12 months. An executive officer who is entitled to receive payments under the change-in-control continuity agreements described above is not entitled to severance benefits.

We believe that our severance policy is consistent with compensation packages for executive officers at other companies similar to ours and therefore is an important component of a competitive compensation package.

Changes to compensation program for 2020

 In 2020, the Committee made several adjustments to our executive compensation program with respect to annual incentive and long-term compensation awards. For the annual incentive compensation awards made in 2020 the Committee selected adjusted EBITDA and free cash flow return on invested capital as the equally weighted performance measures in lieu of adjusted EBITDA and adjusted return on invested capital, which were the performance measures used for the annual incentive compensation awards granted in 2019, 2018 and 2017. Free cash flow return on invested capital is calculated in a manner similar to the adjusted return on invested capital performance measure used for the 2019 awards, with the addition that the amount of capital expenditures and the change in average net working capital for the trailing twelve months are subtracted from the numerator. This change is intended to place greater emphasis on improving free cash flow and exercising capital discipline and working capital management, consistent with our corporate strategy to focus on improving free cash flow of our existing businesses and reshaping our portfolio of businesses with a focus on owning businesses that are aligned with secular growth trends, enjoy high recurring revenue and margins, and have low capital intensity.

For the long-term compensation awards made as part of the annual compensation review in 2020, the Committee granted a mixture of time-vesting restricted stock units, stock options and an LTIP award payable in cash, with the value of the awards allocated 40% to restricted stock units, 30% to stock options and 30% to LTIP awards payable in cash. The restricted stock awards generally vest in equal annual installments, subject to continued employment, over three years. The stock options become exercisable in equal annual installments, subject to continued employment, over three years and have a term of 10 years from the date of grant with earlier termination in connection with a termination of employment other than retirement. The Committee authorized the award of the stock options at its meeting in February 2020, but deferred the grant of the stock options until the second trading day after the company’s public announcement of our 2020 financial results, with the per share exercise price being set at the closing price per share of our common stock on the NYSE on that second trading day. The LTIP awards payable in cash are generally similar to the LTIP awards payable in stock that were granted to executive officers in 2019 with payout based on rTSR performance, except that the awards are payable in cash rather than in stock.

The Committee made these adjustments to the long-term compensation program to better align our executive compensation structure with the company’s long-term business strategy. In prior years, the Committee had granted LTIP awards payable in cash based on the three-year adjusted return on invested capital which includes goodwill and intangible assets. As the Committee evaluated our company’s strategy to actively evaluate our portfolio of businesses to improve long-term financial performance and provide capital for growth, with the recent acquisition of LeanTeq and the divestiture of Fairbanks Morse being examples of the implementation of that strategy, it decided against continuing to grant awards using that measure due to disincentives that measure could create in pursuing portfolio adjustments, as well as the difficulty in setting appropriate performance targets given potential portfolio adjustments that could be made in pursuit of that strategy over the three-year, or other long-term, measurement period. The Committee elected to award stock options as it viewed those awards to better align the compensation of the executive officers with shareholder interests and to incentivize the executive officers to shape the company’s portfolio of businesses and to operate the businesses in a way that results in long-term share appreciation.

In addition, the change to pro rata vesting of the restricted stock awards over three years from the three-year cliff vested restricted stock awards granted in prior years aligns with the vesting practice of the majority of our peer companies. The Committee adjusted the allocation of the long-term compensation awards in 2020 from the 2019 allocation to modestly increase the total proportion of awards payable in equity. The Committee determined that the LTIP award should be payable in cash to retain a cash component of long-term compensation consistent with its prior practices.

Executive compensation

The following information relates to compensation paid or payable for 2019 to our current and former CEOs, our CFO and the three other most highly compensated of our executive officers.

We have also included information relating to compensation for 2018 and 2017 for the named executive officers who were also named executive officers in those years.

Summary compensation table

The following table sets forth for the named executive officers:

•their names and positions held in 2019 (column (a));

•year covered (column (b));

•salaries (column (c));

• other annual and long-term compensation (columns (d), (e), (f), (g) and (i));

•the change for 2019 in the actuarial present value of their benefits under the defined benefit plans in which they participate (column (h)); and

•their total compensation (column (j)), which is the sum of the amounts in columns (c) through (i).

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($)(1) (e)	Stock Options ($)(2) (f)	Non-Equity Incentive Plan Comp. ($)(3) (g)	Change in Pension Value and Nonqualified Deferred Comp. Earnings ($)(4) (h)	All Other Comp. ($)(5) (i)	Total ($) (j)
Marvin A. Riley	2019	576,923		475,000	772,500	677,136	—	50,327	2,551,886
Chief Executive Officer and President(6)	2018	404,192	—	886,017	—	389,138	—	56,002	1,735,349
	2017	331,826	—	652,891	—	367,291	—	25,900	1,377,908
J. Milton Childress II	2019	443,923		452,000	—	592,771	588,150	58,362	2,135,206
Executive Vice President and Chief Financial Officer	2018	417,692	—	364,475	—	460,874	209,719	47,980	1,500,740
	2017	401,692	—	358,369	—	671,510	232,587	48,698	1,712,856
Robert S. McLean	2019	395,692		266,666	—	399,026	—	58,365	1,119,749
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary	2018	381,038	—	234,903	—	321,162	—	54,996	992,099
	2017	369,176	—	233,984	—	463,698	—	52,097	1,118,955

William C. O’Neal	2019	291,077		108,900	—	201,343	—	37,550	638,870
Senior Vice President, Strategy, Corporate Development and Investor Relations	2018	272,307	—	108,819	—	170,933	—	36,981	589,040

Steven R. Bower	2019	276,846		92,000	—	177,201	—	43,206	589,253
Senior Vice President, Controller and Chief Accounting Officer

Stephen E. Macadam	2019	887,452		1,800,000	—	2,603,233	—	127,376	5,418,061
Former President and Chief Executive Officer, Vice Chairman(7)	2018	884,099	—	1,942,879	—	1,647,421	—	138,033	4,612,432
	2017	868,269	—	2,016,096	—	2,606,040	—	136,270	5,626,675

(1)The annual long-term compensation awards made in 2019 were, in general, subdivided as follows: one-third of the target long-term compensation in an LTIP award payable in cash, one-third in an LTIP award payable in stock and one-third in an award of time-vested restricted stock units. In addition, in connection with his appointment as Chief Executive Officer and President effective as of July 29, 2019, Mr. Riley was granted an additional LTIP award payable in stock having the same terms as the annual award to NEOs. The LTIP awards payable in stock and restricted stock units are reflected in this column. These equity awards are reported at a value, developed solely for purposes of disclosure in accordance with the rules and regulations of the SEC, equal to the “grant date fair value” thereof under FASB ASC Topic 718 for financial reporting purposes, except that the reported value does not reflect any adjustments for risk of forfeiture. For awards of restricted stock units, the only assumption we used in determining these amounts was the grant date share price, which in each case was the closing price of our common stock on the day prior to the grant date. The restricted stock units are scheduled to vest three years after the date of grant subject to the executive’s continued employment during that period. The restricted stock units would vest earlier in the event of death, disability or retirement. For the LTIP awards payable in stock, we assumed the number of shares based on the target level of performance, with the grant date fair value determined by a Monte Carlo simulation methodology. Assuming maximum payouts under the stock LTIP awards, which are 200% of the target levels, the amounts reported above for the restricted stock units and stock LTIP awards for 2019 would be as follows: Mr. Riley, $1,794,026; Mr. Childress, $772,106; Mr. McLean, $455,465; Mr. O’Neal, $186,063; Mr. Bower, $157,096; and Mr. Macadam, $3,074,386. See Note 18 to the Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2019 for a discussion of the assumptions made in determining the grant date fair values in this column. The reported amounts for any award do not reflect any adjustments for restrictions on transferability.

(2)In connection with his appointment as Chief Executive Officer and President effective as of July 29, 2019, Mr. Riley was awarded options to purchase 40,937 shares of common stock at an exercise price of $66.31 per share (the closing price per share of the company’s common stock on the date of the award), which stock options vest and become exercisable, subject to Mr. Riley’s continued employment, in equal installments on the third, fourth and fifth anniversaries of the date of the award. This stock option award is reported at a value, developed solely for purposes of disclosure in accordance with the rules and regulations of the SEC, equal to the “grant date fair value” thereof under FASB ASC Topic 718 for financial reporting purposes, except that the reported value does not reflect any adjustments for risk of forfeiture. See Note 18 to the Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2019 for a discussion of the assumptions made in determining the grant date fair value in this column. The reported amount does not reflect any adjustment for restrictions on transferability.

(3)For 2019, these amounts consist of amounts earned under our annual performance plan and LTIP awards payable in cash for the three-year performance cycle ending in 2019. Here is the breakdown for each named executive officer:

	Annual Plan	Cash LTIP Award	Total
Riley	$497,308	$ 179,828	$ 677,136
Childress	267,863	324,908	592,771
McLean	187,598	211,428	399,026
O’Neal	112,909	88,434	201,343
Bower	95,457	81,744	177,201
Macadam	803,233	1,800,000	2,603,233

(4)For 2019, these amounts consist of the following:

Increase (Decrease) in Actuarial Present Value Under
	Pension Plan	Restoration Plan	Total
Riley	—	—	—
Childress	$159,912	$428,238	$588,150
McLean	—	—	—
O’Neal	—	—	—
Bower	—	—	—
Macadam	—	—	—

(5)For 2019, these amounts consist of the following:

	401(k) plan*	Amounts paid for umbrella liability insurance	Non-qualified deferred compensation plan match	Other**	Total
Riley	$ 22,400	$ 569	—	$ 27,358	$ 50,327
Childress	16,800	569	$ 40,993	—	58,362
McLean	24,704	569	33,092	—	58,365
O’Neal	22,400	569	14,581	—	37,550
Bower	21,735	569	20,902	—	43,206
Macadam	22,400	923	104,053	—	127,376

*For Mr. Riley, includes a matching 401(k) contribution of $16,800 and an employer 401(k) contribution of $5,600. For Mr. Childress, includes a matching 401(k) contribution of $16,800. For Mr. McLean, includes a matching 401(k) contribution of $19,104 and an employer 401(k) contribution of $5,600. For Mr. O’Neal, includes a matching 401(k) contribution of $16,800 and an employer 401(k) contribution of $5,600. For Mr. Bower, includes a matching 401(k) contribution of $16,135 and an employer 401(k) contribution of $5,600. For Mr. Macadam, includes a matching 401(k) contribution of $16,800 and an employer 401(k) contribution of $5,600.

**In connection with the transition in Mr. Riley’s executive positions, we provided him with the use of a corporate apartment in Charlotte during the first portion of 2019 and a leased vehicle during 2019 for use while he was in Charlotte.

(6)Mr. Riley was appointed Chief Executive Officer and President effective as of July 29, 2019 and previously served as served as Executive Vice President and Chief Operating Officer.

(7)Mr. Macadam served as Chief Executive Officer and President until July 29, 2019 when he retired from those positions and thereafter served as Vice Chairman until his retirement from all positions with the company on February 29, 2020.

The “Stock Awards” values shown in column (e) of this table include grants of LTIP awards payable in stock for three-year long-term incentive cycles. These shares are earned only if we achieve a specified threshold level of performance. The number of shares the officers actually earn will be based on the level of performance. For the purposes of this table, the values shown assume our performance will reach the target level. For more information about our long-term incentive plan, or LTIP, under which we granted these awards, see below under “—Grants of plan-based awards—LTIP awards.”

In February 2020, the Compensation and Human Resources Committee certified performance levels achieved under long-term incentive plan awards (composed of LTIP awards payable in cash and LTIP awards payable in stock) for cycles ending in 2019. These awards were based on grants made in February 2017 for the 2017-2019 performance cycle. Payment for each award was conditioned upon achievement of threshold performance goals the Compensation and Human Resources Committee set at that time. Participants in this LTIP cycle, including the named executive officers, earned the right to any payment under the awards as of December 31, 2019. Payment of these LTIP awards was made at 200% of the target level on LTIP awards payable in cash and no payouts were made on LTIP awards payable in stock as the threshold level of performance for such awards was not attained. For LTIP awards that were payable in cash, this payout is reflected in footnote 3 to column (g) of the summary compensation table. For the LTIP awards payable in stock, the amounts for 2017 in column (e) reflect the fair value on the date these awards were granted, along with the fair value of awards of restricted stock units on the date such awards were granted. The fair value was determined in accordance with the rules and regulations of the SEC. The summary compensation table does not reflect the actual payout of the LTIP awards payable in stock that were granted in 2017, as no shares were actually paid out with respect to these awards.

For more information about payouts under our annual performance plan, which are included in the amounts shown in column (g) above (see footnote 3), see the section below entitled “—Grants of Plan-Based Awards—Annual Performance Plan Awards.”

Employment agreement

Our recruitment of Mr. Macadam as our President and Chief Executive Officer included an agreement establishing the terms of his employment. We entered into this agreement on March 10, 2008.

In March 2019, we entered into an amendment to Mr. Macadam’s employment agreement to provide for his retirement as Chief Executive Officer and President on July 29, 2019 and his continuation as Vice Chairman, at his then-current salary rate, from that date until his retirement from all employment positions on February 29, 2020. The amendment limited the proration upon retirement of outstanding long-term incentive compensation awards through December 31, 2019, though the proration upon retirement for outstanding restricted stock unit awards continued until the February 29, 2020 retirement date. It also provided that Mr. Macadam would not be eligible to receive annual incentive compensation awards and long-term compensation awards in 2020.

Grants of plan-based awards

The following table provides additional information about awards we granted in 2019 to the named executive officers under our annual performance plan, LTIP awards payable in cash, LTIP awards payable in stock and awards of restricted stock units under our Amended and Restated 2002 Equity Compensation Plan (or, the “Equity Plan”).

Name (a)	Plan	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards(1) (l)
			Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Marvin A. Riley(2)	Annual Plan(3)	2/12/2019	178,125	356,250	712,500	—	—	—	—	—	—	—
	LTIP	2/12/2019	118,748	237,495	474,990	—	—	—	—	—	—	—
	LTIP/Equity Plan	2/12/2019	—	—	—	1,821	3,641	7,282	—	—	—	280,903
	Equity Plan	2/12/2019	—	—	—	—	—	—	3,641	—	—	249,518
	Annual Plan(3)	7/25/2019	110,337	220,673	441,346	—	—	—				—
	LTIP/Equity Plan	7/25/2019	—	—	—	3,939	7,878	15,756	—	—	—	491,351
	Equity Plan	7/25/2019	—	—	—	—	—	—	—	40,937	—	772,481

J. Milton Childress II	Annual Plan(3)	2/12/2019	158,200	316,400	632,800	—	—	—	—	—	—	—
	LTIP	2/12/2019	112,978	225,956	451,912	—	—	—	—	—	—	—
	LTIP/Equity Plan	2/12/2019	—	—	—	1,733	3,465	6,930	—	—	—	267,325
	Equity Plan	2/12/2019	—	—	—	—	—	—	3,465	—	—	237,456

Robert S. McLean	Annual Plan(3)	2/12/2019	110,000	220,000	440,000	—	—	—	—	—	—	—
	LTIP	2/12/2019	66,670	133,340	266,680	—	—	—	—	—	—	—
	LTIP/Equity Plan	2/12/2019	—	—	—	1,022	2,044	4,088	—	—	—	157,695
	Equity Plan	2/12/2019	—	—	—	—	—	—	2,044	—	—	140,075

William C. O’Neal	Annual Plan(3)	2/12/2019	66,825	133,650	267,300	—	—	—	—	—	—	—
	LTIP	2/12/2019	27,208	54,416	108,832	—	—	—	—	—	—	—
	LTIP/Equity Plan	2/12/2019	—	—	—	418	835	1,670	—	—	—	64,420
	Equity Plan	2/12/2019	—	—	—	—	—	—	835	—	—	57,223

Steven R. Bower	Annual Plan(3)	2/12/2019	56,000	112,000	224,000	—	—	—	—	—	—	—
	LTIP	2/12/2019	23,013	46,026	92,052	—	—	—	—	—	—	—
	LTIP/Equity Plan	2/12/2019	—	—	—	353	705	1,410	—	—	—	54,391
	Equity Plan	2/12/2019	—	—	—	—	—	—	705	—	—	48,314

Stephen E. Macadam	Annual Plan(3)	2/12/2019	465,913	931,825	1,863,650	—	—	—	—	—	—	—
	LTIP	2/12/2019	450,022	900,043	1,800,086	—	—	—	—	—	—	—
	LTIP/Equity Plan	2/12/2019	—	—	—	6,899	13,797	27,594	—	—	—	1,064,439
	Equity Plan	2/12/2019	—	—	—	—	—	—	13,797	—	—	945,508

(1)The amounts in this column reflect the grant date fair value under FASB ASC Topic 718 of respective awards in 2019 of LTIP awards payable in stock at the target payout level, stock options and restricted stock units.

(2)On February 12, 2019, the Compensation and Human Resources Committee amended a restricted stock unit award for 4,000 shares granted to Mr. Riley on July 24, 2017 to remove a condition for vesting based on Mr. Riley’s relocation to Charlotte by a specified date, and accordingly such restricted stock units would vest three years after the initial award date subject to continued employment. Such amendment is not reflected as an award made to Mr. Riley during 2019. In connection with Mr. Riley’s appointment as President and Chief Executive Officer effective on July 29, 2019, on July 25, 2019, the Compensation and Human Resources Committee adjusted his annual incentive award under the company’s annual performance plan to be payable at the target level of performance based on 100% of a blended annual salary rate for 2019. Such adjustment is reflected in the table as an award made to Mr. Riley for the incremental increase in the amounts payable at the threshold, target and maximum levels as a result of this adjustment.

(3)For 2019 awards under our annual performance incentive plans, payouts are based on relevant performance results against specified threshold, target and maximum performance levels. The Compensation and Human Resources Committee administers the annual performance plan to provide for payouts at a threshold level of performance at 50% of the target payout, payouts at a target level of performance at 100% of the target payout, and payouts at a maximum level of performance at 200% of the target payout. Performance between any of the established levels yields a proportional payout.

Annual performance plan awards

In February 2019, the Compensation and Human Resources Committee granted each named executive officer an opportunity for an award in 2019 under our annual performance plan. As noted above, in July 2019 the Compensation and Human Resources Committee adjusted the award to Mr. Riley in connection with his appointment as Chief Executive Officer and President. Information about these award opportunities is reported in the Annual Plan line beside each officer’s name in the table above under the section, Grants of plan-based awards. The 2019 payout amounts are included in column (g) of the summary compensation table and broken out in footnote 3 to the summary compensation table. The annual performance plan and the awards made under this plan to the NEOs in 2019 are described in “Compensation discussion and analysis—Compensation analysis—Annual performance incentive plan awards.”

LTIP awards

Our annual long-term incentive compensation awards made in 2019 were a combination of LTIP awards payable in cash and LTIP awards payable in stock. Each LTIP award sets a target performance level for corporate performance over a three-year cycle, with a threshold performance level below which the participants will earn no payout and a maximum performance level at which the participants will earn the maximum payout. The Committee establishes the performance required for payouts at the time it grants the LTIP awards, which is generally in the first part of the first year in the cycle. Our long-term incentive compensation plan and the LTIP awards made under that plan to the NEOs in 2019 are described in “Compensation discussion and analysis—Compensation analysis—Long-term compensation.”

Restricted stock unit awards

For 2019, the Committee determined that, in general, one-third of the annual award of target long-term compensation would be payable in the form of restricted stock units. All 2019 awards of restricted stock units to the named executive officers were made under the Equity Plan. The restricted stock units vest three years after the date of grant subject to the executive’s continued employment during that period. The restricted stock units vest earlier than the scheduled vesting date in the event of death or disability. In the event of an executive’s retirement, the restricted stock units vest pro rata based on the number of months he or she was employed after the grant date through the retirement date compared to the scheduled 36-month period. The restricted stock units would vest upon a change of control of the company, except that, if the resulting entity in the change in control assumes the awards, the awards will vest early in connection with a change in control only if within two years after the change in control the employee is terminated without “cause” or the employee resigns for “good reason,” as such terms are defined in the restricted stock unit awards.

Recipients of restricted stock units are not entitled to receive dividends (if dividends are paid) before the units vest. However, when the units vest, the recipient is entitled to receive one share of common stock for each restricted stock unit vesting plus a cash payment equal to the aggregate amount of any cash dividends paid on the shares from the date of the award through the date the units vest. Recipients have no right to vote any restricted stock units on any matter presented to a vote of the company’s shareholders.

Stock options

In connection with Mr. Riley’s appointment as President and Chief Executive Officer, in July 2019, the Compensation and Human Resources Committee awarded him stock options to purchase 40,937 shares of common stock at an exercise price of $66.31 per share (the closing price per share of the company’s common stock on the New York Stock Exchange on July 25, 2019), which stock options vest and become exercisable, subject to Mr. Riley’s continued employment, in equal installments on the third, fourth and fifth anniversaries of the date of grant and, of which, options to purchase 4,524 shares are intended to qualify as incentive stock options. The stock options expire if not exercised by the tenth anniversary of the date of grant, or sooner in connection with certain events of termination of Mr. Riley’s employment.

The stock options would vest upon a change of control of the company, except that, if the resulting entity in the change in control assumes the awards, the awards will vest early in connection with a change in control only if within two years after the change in control Mr. Riley is terminated without “cause” or he resigns for “good reason,” as such terms are defined in his stock option award agreements. In addition, if the change in control is to result in the cancellation of the outstanding shares of the company’s common stock with the holders of the company’s common stock receiving the right to receive cash or other consideration, the Compensation and Human Resources Committee may, in its discretion, cancel the stock options in exchange for a payment based on the difference between the price per share to be received by holders of the company’s common stock in the change-in-control transaction and the per share exercise price of the stock options.

Outstanding equity awards at fiscal year-end

The following table is a snapshot as of the end of 2019 of equity awards to our named executive officers who were employed at December 31, 2019. These officers have not yet realized the benefits of these rewards. Other than the option awards in column (b), the awards either have not vested or the officers have not yet earned them.

	Option Awards				Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1) (j)
Marvin A. Riley	—	40,937(2)	66.31	7/25/2029	—	—	—	—
	—	—	—	—	3,825(3)	255,816	—	—
	—	—	—	—	4,000(4)	267,520	—	—
	—	—	—	—	1,734(5)	115,970	—	—
	—	—	—	—	3,641(6)	243,510	—	—
	—	—	—	—	7,500(7)	501,600	—	—
	—	—	—	—	—	—	3,468(8)	231,940
	—	—	—	—	—	—	23,038(9)	1,540,781

J. Milton Childress II	—	—	—	—	2,552(3)	170,678	—	—
	—	—	—	—	2,090(5)	139,779	—	—
	—	—	—	—	3,465(6)	231,739
	—	—	—	—	—	—	4,180(8)	279,558
	—	—	—	—	—	—	6,930(9)	463,478
Robert S. McLean	—	—	—	—	1,672(3)	111,823	—	—
	—	—	—	—	1,347(5)	90,087	—	—
	—	—	—	—	2,044(6)	136,703	—	—
	—	—	—	—	—	—	2,694(8)	180,175
	—	—	—	—	—	—	4,088(9)	273,405
William C. O’Neal	—	—	—	—	650(3)	43,472	—	—
	—	—	—	—	624(5)	41,733	—	—
	—	—	—	—	835(6)	55,845	—	—
	—	—	—	—	—	—	1,248(8)	83,466
	—	—	—	—	—	—	1,670(9)	111,690
Steven R. Bower	—	—	—	—	731(3)	48,889	—	—
	—	—	—	—	547(5)	36,583	—	—
	—	—	—	—	705(6)	47,510	—	—
	—	—	—	—	—	—	1,094(8)	73,167
	—	—	—	—	—	—	1,410(9)	94,301
Stephen E. Macadam	18,187	—	42.24	2/10/2021	—	—	—	—
	—	—	—	—	14,580(3)	975,110	—	—
	—	—	—	—	11,141(5)	745,110	—	—
	—	—	—	—	13,797(6)	922,743	—	—
	—	—	—	—	—	—	22,282(8)	1,490,220
	—	—	—	—	—	—	27,594(9)	1,845,487

(1)We calculated these values using a price of $66.88, the closing price per share of our common stock on the NYSE on December 31, 2019.

(2)Such stock options vest and become exercisable in equal installments on July 25, 2022, July 25, 2023 and July 25, 2024.

(3)These restricted stock units, which each represent a contingent right to receive one share of common stock and cash payment equal to dividends paid on a share of common stock since the date of grant, vested on February 13, 2020.

(4)Such restricted stock units awarded to Mr. Riley vest on July 24, 2020.

(5)These restricted stock units, which each represent a contingent right to receive one share of common stock and cash payment equal to dividends paid on a share of common stock since the date of grant, vest on February 12, 2021.

(6)These restricted stock units, which each represent a contingent right to receive one share of common stock and cash payment equal to dividends paid on a share of common stock since the date of grant, vest on February 12, 2022.

(7)Such restricted stock units awarded to Mr. Riley vest as follows: 2,000 on May 1, 2021; 2,500 on May 1, 2022; and 3,000 on May 1, 2023.

(8)The amounts for these outstanding LTIP awards payable in stock or the 2018-2020 performance cycle are presented at the maximum performance level and generally will vest December 31, 2020.

(9)The amounts for these outstanding LTIP awards payable in stock or the 2019-2021 performance cycle are presented at the maximum performance level and generally will vest December 31, 2021.

Option exercises and stock vested

This table provides information about amounts the named executive officers realized in 2019 from equity awards.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Marvin A. Riley	—	—	2,830	193,940(1)
	—	—	1,981	138,670(2)
J. Milton Childress II	—	—	5,025	344,363(1)
	—	—	3,706	259,420(2)
Robert S. McLean	—	—	3,275	224,436(1)
	—	—	2,610	182,700(2)
William C. O’Neal	—	—	1,313	89,980(1)
	—	—	919	64,330(2)
Steven R. Bower	—	—	1,178	80,728(1)
	—	—	1,825	127,750(2)
Stephen E. Macadam	—	—	22,550	1,545,351(1)
	—	—	17,479	1,223,530(2)

(1)Value realized based on $68.53 per share, the closing price of our common stock on February 12, 2019, the day the performance levels for the LTIP stock awards for the 2017-2019 performance period were certified and the awards for that period vested.

(2)Value realized based on $70.00 per share, the closing price of our common stock on February 22, 2019, the nearest preceding trading day to the day the stock award vested (February 23, 2019).

Pension benefits

The following table shows information about the named executive officers’ accumulated benefits under our defined benefit pension plans. The information includes the present value of each officer’s accumulated benefit under each plan. The values are lump sums of the annual benefit earned as of December 31, 2019. The sums would be payable under each plan at the officer’s retirement, assuming he retired at the earliest age at which his benefits would not be reduced. The present value of accumulated benefit is an estimate only. Each officer’s actual benefit under these plans will depend on his compensation and years of service at retirement or termination, and on other data used in the benefit calculations. The assumptions used to estimate these benefits are the same as those assumptions used in Note 15 to our Consolidated Financial Statements in our 2019 annual report.

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)
Marvin A. Riley(1)	Pension	—	—
	Restoration	—	—
J. Milton Childress II	Pension	14.1	712,515
	Restoration	14.1	1,182,735
Robert S. McLean(1)	Pension	—	—
	Restoration	—	—
William C. O’Neal(1)	Pension	—	—
	Restoration	—	—
Steven R. Bower1)	Pension	—	—
	Restoration	—	—
Stephen E. Macadam(1)	Pension	—	—
	Restoration	—	—

(1)Mr. Riley, Mr. McLean, Mr. O’Neal and Mr. Bower do not participate, and Mr. Macadam did not participate, in any of our defined benefit plans. All existing defined benefit plans were closed to new participants prior to the date that each of them joined EnPro.

We currently maintain two defined benefit plans. One, which we refer to as our pension plan, is a broad-based plan that provides funded, tax-qualified benefits up to the limits on compensation and benefits under the Internal Revenue Code. The other provides unfunded, non-qualified benefits in excess of the limits that apply to the pension plan. We call this one the restoration plan.

Pension plan

Benefits under our pension plan are paid monthly as a life annuity. Benefit amounts for salaried employees depend on a participant’s pay and credited service with our company. If a participant chooses to receive payments before age 62, benefits accrued due to service with the company through December 31, 2006 will be reduced by 4% per year of age below age 62. Payments of these benefits will not be reduced if the participant waits until after age 62. If a participant chooses to receive payments before age 65, benefits accrued due to service after December 31, 2006 will be reduced by 5% per year of age below age 65.

A salaried participant’s benefit is determined by the greater of the participant’s average compensation over the final 60 months of employment or the highest consecutive 60 months of the participant’s compensation during the final 120 months of the participant’s employment. For purposes of the plan, “compensation” means base pay plus annual incentive plan awards. However, compensation for the pension plan is limited under the federal tax code. The limit was $280,000 in 2019. In addition, benefits provided under the pension plan may not exceed a benefit limit under the federal tax code. In 2019, this limit was $225,000, payable as a single life annuity beginning at normal retirement age.

In connection with our spin-out from Goodrich Corporation in 2002, we established the pension plan to provide tax-qualified retirement benefits for most of our full-time employees. In 2006, we began to phase out participation in this plan for salaried employees, replacing it with an additional benefit under our 401(k) plan. The pension plan was closed to new participants at that time. Salaried employees who were hired prior to January 1, 2006 and who were at least age 40 on December 31, 2006 could choose either to accept the additional benefit under our 401(k) plan or continue to accrue benefits under the pension plan. Of the named executive officers, only Mr. Childress participated in the pension plan and he elected to continue to accrue benefits under the pension plan rather than to receive the additional benefit under our 401(k) plan.

As required by federal pension laws, benefits under the pension plan are funded by assets held in a tax-exempt trust.

Restoration plan

The restoration plan is designed to create a benefit equal to what a participant would receive under the pension plan if the federal tax code compensation and benefit limits did not exist. To achieve this total, the restoration plan pays an amount additional to the amount provided under the pension plan. The restoration plan also provides benefits on compensation that is deferred and not taken into account under the pension plan. Compensation is defined the same way as in the pension plan, except that it includes compensation deferred under our non-qualified deferred compensation plan.

Vested benefits are generally payable in an actuarially equivalent single cash payment following termination of employment. Of the named executive officers, only Mr. Childress has participated in this plan.

Because this is a non-qualified plan, benefits are unsecured, and a participant’s claim for benefits under the plan is no greater than the claim of a general creditor.

Non-qualified deferred compensation

Our deferred compensation plan allows our executive officers to defer compensation each year beyond the limits that apply to deferrals under our tax-qualified 401(k) plan for salaried employees. We also make contributions to the officers’ plan accounts to match some of their contributions.

Pursuant to our management stock purchase deferral plan, officers and other senior personnel were permitted to defer up to 50% of annual incentive compensation for five years or more. The deferred amounts were credited as phantom shares based on the value of our common stock. Amounts for cash dividends are accrued as dividends are paid on our common stock, with interest at an annual compound rate of 2% on the cash dividend amounts. Participants in the management stock purchase deferral plan were eligible to receive restricted stock units equal to 25% of the amount deferred. The restricted stock units have a three-year vesting period and are payable in shares of common stock at the same time the related annual incentive deferrals are payable. We closed this plan to further participation after the deferrals of 2016 annual incentive compensation.

The following tables provide information about amounts we and the executives contributed to these plans in 2019 and about earnings and withdrawals under these plans. The last column shows each officer’s total account balance as of the end of the year.

Deferred compensation plan
Name (a)	Executive Contributions in Last FY ($) (1) (b)	Registrant Contributions in Last FY ($) (2) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Marvin A. Riley	11,857	12,140	28,648	—	198,111
J. Milton Childress II	40,993	40,993	79,413	—	507,666
Robert S. McLean	38,581	40,000	122,839	—	641,699
William C. O’Neal	16,779	17,488	20,551	—	106,388
Steven R. Bower	20,902	23,167	37,757	—	207,827
Stephen E. Macadam	104,053	136,550	302,323	—	4,794,491

(1)Each officer’s contributions during 2019 were deferred from salary or annual incentive compensation. Accordingly, all amounts in this column are included in the summary compensation table, either as “Salary” (column (c)) or as “Non-Equity Incentive Plan Compensation” (column (g)).

(2)These amounts appear in the “All Other Compensation” column (column (i)) of the summary compensation table (see footnote 4 to that table).

Management stock purchase deferral plan
Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($)(1)(2) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($)(1) (f)
Marvin A. Riley	—	—	—	—	—
J. Milton Childress II	—	—	17,722	—	158,616
Robert S. McLean	—	—	19,755	31,327	177,203
William C. O’Neal	—	—	—	—	—
Steven R. Bower	—	—	4,066	—	36,229
Stephen E. Macadam	—	—	176,344	—	1,578,958

(1)Based on the closing price for EnPro common stock on the NYSE on December 31, 2019 of $66.88.

(2)Such amounts reflect increases in the value of the accounts from December 31, 2018 to December 31, 2019.

Under the deferred compensation plan, each officer can defer up to 25% of his salary each year and up to 50% of his annual incentive plan compensation and any cash LTIP payout. We match dollar for dollar the first 6% of salary and annual incentive plan compensation an officer defers under the plan, provided that the officer receives the maximum match permitted under our 401(k) plan. The same matching contribution rate applies under our 401(k) plan. NEOs hired after our pension plan was closed to new participants in 2006 receives an additional contribution from the company equal to 2% of the amount of the officer’s salary and annual incentive compensation that exceeds the IRS compensation limit for the year ($280,000 for 2019).

The executive officers who participate in the deferred compensation plan direct their investments. Investment options are the same as those available under the 401(k) plan (excluding our common stock). All participants’ accounts are credited with their actual investment earnings or losses. We do not guarantee any investment return on the accounts. The investment options currently available under the plan and the 2019 gain or loss for each option are listed in the following table.

Investment Option	2019 Return (%)
Dodge & Cox Stock	24.83%
T. Rowe Price Mid-Cap Growth	31.53%
BlackRock Global Allocation Instl	17.54%
Columbia Small Cap Value Fund II Z	20.62%
PIMCO Total Return Instl	8.26%
Invesco Equity and Income Y	20.37%
American Funds Europacific Growth R6	27.40%
Nuveen Winslow Large-Cap Growth I	33.43%
Virtus Emerging Markets Opportunities I	18.34%
American Beacon Stephens Sm Cp Gr Instl	22.92%
Vanguard Selected Value Inv	29.54%
Vanguard Total Bond Market Index Adm	8.71%
Vanguard Extended Market Idx Adm	28.03%
Vanguard Total Intl Stock Index Admiral	21.51%
Vanguard Institutional Index I	31.46%
Vanguard Federal Money Market Investor	2.14%

When a participant is first eligible for the deferred compensation plan, he or she may elect to receive payment of their account balances upon leaving the company in one of the following ways:

•a single lump sum cash payment as soon as practicable after termination (generally within 75 days);

•a single lump sum cash payment in a year specified by the participant (but not later than the year in which the participant turns 65);

•either five or ten annual installments with the first installment paid as soon as practicable after termination; or

•either five or ten annual installments with the first installment paid in a year specified by the participant (but not later than the year in which the participant attains age 65).

A participant who does not elect a method of payment will be paid a single lump sum in cash as soon as practicable after termination (generally within 75 days but subject to a delay of up to six months if required by certain federal tax rules). A payment election can be changed only in accordance with federal tax laws that apply to non-qualified plans. In limited circumstances, withdrawals due to an unforeseeable emergency are permitted.

Amounts deferred under the management stock purchase deferral plan are credited to an account denominated in stock units. The number of units is based on the fair market value of our common stock on the date of deferral. Prior to July 2016, additional stock units were credited to deferral accounts for any cash dividends paid on our common stock. The additional units were based on the number of stock units in the participating employee’s account and will be paid in whole and fractional units. In July 2016, the plan was amended to provide that the deferral accounts are credited in cash for any cash dividends paid thereafter during the deferral period. Payments of amounts under the management stock purchase deferral plan are based on the fair market value of our common stock at the time of payment and are to be made in shares of common stock or, at the company’s election, in cash. At the election of the participating employee, payments can be made either:

•upon the termination of the employee’s service or

•upon the earlier of the employee’s termination date or a date specified by the employee at the time the deferral is elected (the date specified must be within the fifth calendar following the year of deferral or later).

The management stock purchase deferral plan permits participants to adjust the deferral periods they elect, subject to specified restrictions, and to receive early payments of deferred amounts in the event of unforeseen emergencies. Early payments are subject to the conditions specified in the management stock purchase deferral plan. A six-month delay applies to payments to certain participants upon termination of service.

In connection with the deferral of annual incentive compensation under the management stock purchase deferral plan, participants were eligible to receive restricted stock units under our Amended and Restated 2002 Equity Compensation Plan. These units were awarded at the time of the deferral and subject to the determination of the Committee. The restricted stock units vest three years after the grant date, with earlier vesting upon death, disability or retirement after the first anniversary of the date of grant. In the case of retirement, proportionate incremental amounts of the restricted stock units vest based on the date of retirement. Unvested restricted stock units are forfeited upon the participant’s termination of service. Vested restricted stock units are payable upon payment of the associated amount deferred under the management stock purchase deferral plan. A vested restricted stock unit is payable in one share of our common stock plus cash equal to the aggregate amount of cash dividends paid on one share of our common stock from the grant date up to and including the applicable payment date. Such awards of restricted stock units were made in accordance with the terms of the Equity Plan and are evidenced by separate award agreements under the Equity Plan.

Benefits under the deferred compensation plan and the management stock purchase deferral plan are unsecured. This means that a participant’s claim for benefits is no greater than the claim of a general creditor.

Potential payments upon termination or change in control

Double-trigger management continuity agreements

We have agreements with our current executive officers and divisional presidents designed to encourage them to carry out their duties in the event of a change in control of our company. The management continuity agreements are not ordinary employment agreements. They do not provide any assurance of continued employment, or any severance beyond what we provide under the terms of our severance policy, unless there is a change in control of our company.

Under these agreements, any of the following events would be a “change in control”:

•any person, entity or group becoming the beneficial owner of 20% or more of our common stock, or of the combined voting power of our securities (subject to certain exceptions);

•a change in the majority of our directors that our directors have not approved;

•a corporate transaction, such as a merger, after which our existing shareholders do not retain more than 70% of the outstanding common stock and combined voting power of the surviving entity in substantially the same proportions as their prior ownership; or

•our liquidation or dissolution, or the sale of substantially all of our assets (other than to a company in which our existing shareholders own more than 70% of the outstanding common stock and combined voting power in substantially the same proportions as their holdings of our securities prior to the sale).

Each continuity agreement generally provides for the executive’s employment to continue, in the same position and with the same responsibilities and authority, for a period of time following the change in control. It also provides for the executive to maintain the same benefits and level of compensation, including average annual increases. The continuation periods for our named executive officers who are employees as of the date of this proxy statement is two years.

If we or our successor terminate an executive’s employment during his continuation period, other than for “cause,” or he or she voluntarily terminates his or her employment for a “good reason” (in each case as defined in the agreement), the executive would be entitled to the following payments and benefits:

•A lump sum cash payment of his or her annual base salary for a specified payment period. The payment period for our named executive officers who are employees as of the date of this proxy statement is two years.

•A lump sum cash payment of his or her pro rata target annual incentive plan compensation for the year of termination.

•A lump-sum cash payment equal to the market value (as defined in the agreement) of each outstanding LTIP award payable in stock. The number of shares would be based on a specified mix of actual and targeted performance.

•A lump-sum cash payment intended to approximate continuation of annual incentive plan compensation for the rest of the payment period. This payment will be equal to the number of years in the individual’s payment period, multiplied by the greatest of (1) his or her most recent annual incentive plan payout, (2) his or her target annual incentive plan compensation for the year of termination, or (3) his or her target annual incentive plan compensation for the year in which the change in control occurs.

•A lump-sum cash payment intended to approximate the value of foregone stock-based LTIP awards for the rest of the payment period (based on the market value of our common stock, as defined in the agreement). This payment will be equal to a number specified for each individual multiplied by the greatest of (1) 1/12 of the number of shares under an LTIP award payable in stock actually paid to the executive for the most recently completed performance cycle, (2) 1/12 of the target number of the stock LTIP award granted to the individual for the most recent cycle that began before the termination of employment and (3) 1/12 of the target number of the stock LTIP award granted to the individual for the most recent cycle that began before the change in control. The specified number for the named executive officers who are employees as of the date of this proxy statement is 16.

• If the executive is under age 55, or over age 55 and not eligible to retire, a lump sum payment equal to the present value of the health and welfare plans and programs and all fringe benefit programs, perquisites and similar arrangements the executive would be entitled to during his or her payment period, as well as the ability to exercise any vested options during his or her payment period.

•If the executive is at least age 55 and is eligible to retire, a lump sum payment equal to the present value of the health and welfare plans and programs to which the executive would be entitled under the company’s general retirement policies if the executive retired, and all fringe benefit programs, perquisites and similar arrangements the executive would be entitled to during his or her payment period, as well as the ability to exercise any vested options during his or her payment period.

•In addition to the benefits to which the executive was entitled under our retirement plans, a lump-sum cash payment equal to the actuarial equivalent of the additional retirement pension to which the executive would have been entitled under the terms of these plans had he or she continued to work for us through the end of the payment period.

•For Mr. Childress (who entered into a continuity agreement in 2006), a tax gross-up payment for any excise tax due under the federal tax code as a result of these payments and benefits. We have not included a provision for such a payment in any other continuity agreement that remains in force. The agreements with Mr. Riley, Mr. McLean, Mr. O’Neal and Mr. Bower include provisions to scale back payments under the agreement in the event that the payments otherwise would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code and such reduction would result in the executive retaining a larger amount on an after-tax basis.

In addition, each continuity agreement provides for reimbursement of attorneys’ fees and expenses incurred by the executive to successfully, in whole or in part, enforce the terms of the agreement with us.

Because the executive must leave the company before becoming entitled to these payments and benefits, the agreement has a “double trigger”—the first trigger is the change in control, and the second trigger is the termination, either by the company other than for “cause” or by the executive for “good reason.”

The following table estimates the total amounts we would owe under these agreements to the named executive officers who are employees as of the date of this proxy statement if there had been a change in control, and they had been terminated, on December 31, 2019. The table also includes the value at that date of restricted stock units that would vest under those circumstances. See “—Restricted stock unit awards.” The table does not include a pro rata annual incentive plan compensation for the year of termination because even without these agreements, the officers would be entitled to their full 2019 annual incentive plan compensation if they had been terminated without cause on December 31.

Name	Salary and Annual Incentive Plan Compensation Continuation ($)	Existing LTIP Awards ($)	Foregone LTIP Awards ($)	Restricted Stock Units ($)	Continuation of Benefits ($)	Additional Pension Payment ($)	Estimated Tax Gross-up ($)	Scale-back Adjustment ($)	Total ($)
Riley	3,100,000	1,263,513	1,343,387	265,244	12,314	—	N/A	—	5,995,851
Childress	1,536,800	766,048	610,122	90,237	34,926	655,867	1,551,283	N/A	5,245,282
McLean	1,240,000	468,807	359,975	54,504	30,132	—	N/A	—	2,153,418
O’Neal	861,300	202,387	146,981	23,023	29,402	—	N/A	(180,819)	1,082,274
Bower	826,000	173,849	124,207	19,685	24,954	—	N/A	—	1,168,695

LTIP awards

Under agreements for LTIP awards outstanding at December 31, 2019, no payout is triggered by a “change in control” if the award is assumed, converted or replaced by the resulting entity in the “change in control.” However, if upon a “change in control” the award is not so assumed, converted or replaced, or if the award is assumed, converted or replaced and within two years after the date of a “change in control” the executive’s employment is terminated, either by the company other than for “cause” or by the executive for “good reason,” then the target payout opportunities attainable under the award are deemed to have been earned based upon the greater of assumed achievement of all relevant performance goals at their “target” level or the actual level of achievement of all relevant performance goals against target as of the fiscal quarter end preceding the “change in control.” In such event, the award, as adjusted for such deemed performance, becomes vested in full and is to be paid as soon as administratively practicable. The amount included in the “Existing LTIP Awards” column of the foregoing table reflects such adjusted amount for each of the named executive officers as if either triggering event had occurred on December 31, 2019. For LTIP awards payable in shares of our common stock, the amount is based on the $66.88 per share closing price of our common stock on the NYSE on December 31, 2019.

Restricted stock unit awards

Upon a change in control, if the resulting entity in the “change in control” assumes an outstanding restricted stock award, the award will vest early in connection with the “change in control” only if within two years thereafter the employee is terminated without “cause” or the employee resigns for “good reason,” as such terms are defined in our restricted stock unit award agreements. The following table sets forth the value at December 31, 2019 of restricted stock unit awards granted to the named executive officers who are employees as of the date of this proxy statement that would have vested if a change in control had occurred on December 31, 2019 and the resulting entity did not assume these outstanding awards. The value is based on the $66.88 per share closing price of our common stock on the NYSE on December 31, 2019.

Name	Value of Restricted Stock Units ($)
Riley	1,384,416
Childress	542,196
McLean	338,613
O’Neal	141,050
Bower	132,623

Severance benefits

Our written policies provide severance benefits to senior officers, including the named executive officers. Under these policies, each covered employee whom we terminate without cause is entitled to receive his or her base salary for a specified period of time, which we refer to as the “severance period.” However, if an officer’s total severance pay exceeds two times the maximum amount eligible for a qualified retirement plan under Section 401(a)(17) of the federal tax code ($280,000 in 2019), it will be paid to the officer in a lump sum no later than March 15 of the year following termination of the officer’s employment. Each employee is also entitled to continue receiving certain benefits during his or her severance period, including a pro rata payment of any annual incentive plan compensation and outstanding LTIP awards through the date of termination, and employees of retirement age are entitled to pro rata vesting of restricted stock units upon termination of employment. The length of the severance period increases with the employee’s level of responsibility. Our executive officers generally receive the same severance benefits as all of our other full-time corporate office employees, except that our executive officers’ severance periods are longer. The severance period for our named executive officers who are employees as of the date of this proxy statement is 12 months, except for Mr. Riley for whom the severance period is 24 months.

Our severance policies are superseded by the management continuity agreements described above in the event of any termination following a change in control.

The following table estimates the severance benefits we would owe under these policies to our named executive officers who are employees as of the date of this proxy statement if they had been terminated on December 31, 2019 (assuming no prior change in control). The table does not include pro rata annual performance plan compensation for the year of termination because even without this severance policy, the officers employed on December 31, 2019 would be entitled to their full 2019 annual performance plan compensation if they were terminated without cause on December 31, 2019.

Name	Salary Continuation ($)	Continuation of Benefits ($)	Pro Rata LTIP Awards ($)(1)	Pro Rata RSU Awards ($)(1)(2)	Outplacement ($)	Other ($)	Total ($)
Riley	1,550,000	12,314	509,548	—	8,000	—	2,079,862
Childress	452,000	17,463	680,608	314,336	6,750	—	1,471,157
McLean	400,000	15,066	432,371	198,767	6,750	—	1,052,954
O’Neal	297,000	14,701	185,889	—	6,750	—	504,340
Bower	295,000	12,477	165,932	74,504	6,750	—	554,663

(1)Reflects an assumed value of $66.88 per share, the closing price per share of our common stock on the NYSE on December 31, 2019.

(2)For employees of retirement age, termination of employment would result in pro rata vesting of outstanding restricted stock unit awards, with shares to be delivered three years after the date of grant.

CEO pay ratio

Pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC has adopted a rule requiring annual disclosure of a reasonable estimate of the ratio of the total annual compensation of our principal executive officer (‟PEO”) to the total annual compensation of the employee of our company and its subsidiaries who is determined to have the median compensation of, generally, all such employees (excluding individuals serving as our PEO). The rule also requires annual disclosure of this median employee’s total compensation for the year and the PEO’s total compensation for the year, in each case as determined in accordance with the rules governing the presentation of total compensation of the named executive officers in the summary compensation table presented on page 41 of this proxy statement.

SEC rules do not prescribe a particular method for identifying the median-compensated employee and permit companies to use reasonable methodologies for determining the median-compensated employee for the basis of presenting this ratio. To identify the median-compensated employee for 2019, we compiled base salary, bonus, any overtime or commissions, and other cash payments for 2019 of each of our employees who were employed as of December 31, 2019 without any exclusions, other than the exclusion of individuals serving as our PEO. For employees compensated in a currency other than the U.S. dollar, we used applicable currency exchange rates based on an average of the applicable rates over the period to convert all compensation data to a single currency—the U.S. dollar. We determined the 2019 median-compensated employee based on this data. We calculated such employee’s total 2019 compensation in accordance with the rules governing the presentation of total compensation of the named executive officers in the summary compensation table.

The SEC rules further provide that in years in which a company has more than one individual serving as PEO (as we did in 2019, with Mr. Macadam serving as Chief Executive Officer and President until July 29, 2019, and

Mr. Riley serving as Chief Executive Officer and President thereafter), in determining the ratio we may use the annualized compensation of the individual (Mr. Riley) who served as PEO at the time we determined the median-compensated employee to be used in calculating the 2019 ratio.

Based on this methodology, the 2019 total annual compensation for the median-compensated employee was $50,645. The annualized 2019 total annual compensation of our PEO, Mr. Riley, was $2,749,963, which annualized compensation assumes payment of salary for the full year at the annual rate set for Mr. Riley upon his promotion to Chief Executive Officer and President in July 2019 (annual performance plan and certain long-term incentive compensation awards to Mr. Riley were adjusted at that time by our Compensation and Human Resources Committee in connection with Mr. Riley’s promotion and are reflected in his total compensation for 2019). Accordingly, the ratio of the PEO’s total annualized 2019 compensation to the median-compensated employee’s total 2019 compensation is approximately 54:1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. Because the SEC rules for identifying the median-compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the amount of compensation of the median-compensated employee and the pay ratio reported by other companies may not be comparable to the amounts reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Proposal 2 — Advisory vote approving executive compensation
 (Item 2 on the proxy card)

The EnPro board of directors provides our shareholders with the opportunity to cast an annual advisory vote on the compensation paid to our named executive officers. Their compensation is reported in our proxy statement for the annual meeting of shareholders. To provide this opportunity to our shareholders, we will present the following resolution to the shareholders at the annual meeting:

“Resolved, that the shareholders hereby approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed, pursuant to Item 402 of Regulation S-K of the Securities and Exchange Commission, in the Company’s proxy statement for the 2020 annual meeting of shareholders.”

This vote does not bind the company. However, the board of directors and the Compensation and Human Resources Committee, which is composed only of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions.

As we describe in detail under “Compensation discussion and analysis,” we design our executive officer compensation programs to attract, motivate, and retain the key executives who drive our success. Our objective is to establish pay practices that reward them for superior performance and align their interests as managers of our company with the long-term interests of our shareholders.

We achieve our objectives through compensation that:

•is tied to business performance. A substantial portion of each executive officer’s total compensation opportunity is based on our financial results—disappointing performance results in little or no payout while superior performance leads to superior payouts—and the portion compensation based on our financial performance increases with the officer’s level of responsibility;

•is significantly stock-based. Stock-based compensation ensures our executives and our shareholders have common interests;

•enhances retention of our executives—much of their total compensation vests over several years;

•links a significant portion of their total pay to the execution of strategies intended to create long-term shareholder value;

•does not encourage our executives to take unnecessary or excessive risks; and

•enables us to compete effectively for talented individuals who will help us successfully execute our business plan.

In structuring annual and long-term incentive compensation opportunities, we select performance measures that we believe significantly drive the value of our company. For 2019, we selected a combination of incentive performance measures that focus on driving operating earnings and rewarding the appropriate use of capital, and include a relative shareholder return measure to evaluate our performance relative to a peer group. We set goals against these measures and make little or no payment for poor performance against our goals, though our executives can earn significant payment relative to their salary levels for superior performance against them. We make annual awards of restricted stock units which vest after three years, both to encourage retention and to provide an incentive for performance to increase the value of our shares.

We believe our compensation structure aligns with the interests of our shareholders and resulted in payment commensurate with our performance.

We routinely engage with our shareholders

Throughout the course of each year, we speak with numerous shareholders, including frequent conversations with many of our largest shareholders. These conversations cover a wide range of topics, including our strategic direction, financial performance, future growth opportunities, capital allocation strategy, and management practices. During these conversations in 2019, our shareholders generally supported our compensation practices and policies. We communicated the investor feedback on our compensation practices to the Compensation and Human Resources Committee and take shareholder views into account as we seek to align our policies and practices with their interests.

We employ best practices in executive compensation

•We balance short-term and long-term compensation to discourage short-term risk taking at the expense of long-term results.

•We align the interests of our executive officers with the interests of our shareholders. We require our officers to own and retain meaningful amounts of stock and to increase their ownership as their levels of responsibility increase.

•Our Compensation and Human Resources Committee relies on an independent executive compensation consultant to evaluate our compensation plans. The consultant reports directly to the committee and provides no other services to our company.

•We provide only limited perquisites.

•We generally make compensation decisions and grant equity and other compensation awards only on an annual basis, with interim adjustments and awards only in unusual circumstances, such as in connection with a material change in an executive officer’s responsibilities.

•Our policies prohibit executives from hedging ownership of EnPro stock and restrict executives from pledging of EnPro stock.

•Our clawback policy entitles us to recover performance-based compensation from any executive officer whose fraud or willful misconduct requires a material restatement of our financial results.

We encourage our shareholders to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure included in this proxy statement.

The board of directors unanimously recommends that you vote FOR the adoption of the resolution approving, on an advisory basis, the compensation paid to our named executive officers as disclosed in this proxy statement.

Proposal 3 — Approval of the 2020 Equity Compensation Plan
 (Item 3 on the proxy card)

On February 19 2020, our board of directors approved, subject to shareholder approval, the EnPro Industries, Inc. 2020 Equity Compensation Plan. If the 2020 Equity Compensation Plan is approved by our shareholders, it will authorize the issuance of up to 1,000,000 shares of our common stock for the grant of awards under the 2020 Equity Compensation Plan.

The 2020 Equity Compensation Plan will replace our Amended and Restated 2002 Equity Compensation Plan (the “Prior Plan”), and no new awards will be granted under the Prior Plan. Any awards outstanding under the Prior Plan on the date of shareholder approval of the 2020 Equity Compensation Plan will remain subject to and be paid under the Prior Plan, and any shares subject to outstanding awards under the Prior Plan that subsequently expire, terminate, or are surrendered or forfeited for any reason without issuance of shares will automatically become available for issuance under the 2020 Equity Compensation Plan.

Our Board recommends that shareholders approve the 2020 Equity Compensation Plan. The purposes of the 2020 Equity Compensation Plan include to:

•enhance our ability to attract and retain highly qualified officers, non-employee directors, key employees, consultants, and advisors; and

•motivate those officers, non-employee directors, key employees, consultants, and advisors to serve our company and to expend maximum effort to improve our business results and earnings by providing an opportunity to acquire or increase a direct proprietary interest in our operations and future success.

The 2020 Equity Compensation Plan allows us to promote greater ownership by officers, non-employee directors, key employees, consultants and advisors in order to align their interests more closely with the interests of our shareholders. Shareholder approval of the 2020 Equity Compensation Plan will also enable us to grant awards under the 2020 Equity Compensation Plan that are designed to qualify for special tax treatment under Section 422 of the Internal Revenue Code.

Key features

The following features of the 2020 Equity Compensation Plan will protect the interests of our shareholders:

•Limitation on terms of stock options and stock appreciation rights. The maximum term of each stock option and stock appreciation right, or SAR, is ten (10) years.

•No repricing or grant of discounted stock options or SARs. The 2020 Equity Compensation Plan does not permit the repricing of options or SARs either by amending an existing award or by substituting a new award at a lower price. The 2020 Equity Compensation Plan prohibits the granting of stock options or SARs with an exercise price less than the fair market value of the common stock on the date of grant.

•No reloads of options and SARs. The 2020 Equity Compensation Plan prohibits the grant of options or SARs that include a “reload” feature.

•No single-trigger acceleration, “liberal” change in control definition, or excise tax gross-ups. Under the 2020 Equity Compensation Plan, we do not automatically accelerate vesting of awards in connection with a change in control of our company. The 2020 Equity

Compensation Plan does not include a “liberal” change in control definition or provide change in control excise tax gross-ups.

•No liberal share counting. The 2020 Equity Compensation Plan does not include provisions frequently labeled as “liberal share counting” (i.e., the ability to re-use shares tendered or surrendered to pay the exercise cost or tax obligation of grants or the “net counting” of shares for stock option or SAR exercises). The only share re-use provisions are for awards that are canceled or forfeited or for awards settled in cash.

•Clawbacks. Awards granted under the 2020 Equity Compensation Plan are subject to certain compensation recovery policies, including EnPro’s Executive Compensation Recovery (Clawback) Policy.

•Dividends. We will not pay dividends or dividend equivalents on stock options, SARs or on other unearned awards (both time-vesting and performance-vesting).

•Minimum vesting requirements. The 2020 Equity Compensation Plan includes minimum vesting requirements. Awards generally cannot vest earlier than one year after grant. Certain limited exceptions are permitted.

Information on equity compensation plans as of March 1, 2020

As of March 1, 2020, EnPro had:

•359,958 outstanding restricted stock units, stock units under the management stock purchase deferral plan and director phantom shares, including both unvested awards and vested awards with a deferred payment date;

•157,734 outstanding performance shares under the 2018-2020 and 2019-2021 performance cycles at the maximum levels payable (no performance shares were awarded for the 2020-2022 performance cycle);

•149,442 unvested options outstanding and 18,187 vested options outstanding, with a weighted average exercise price of $55.59 and a weighted average remaining term to expiration of 8.9 years; and

• 571,220 shares remaining available for grant under the Prior Plan. If the 2020 Equity Compensation Plan is approved, no shares will be available for grant from the Prior Plan, and the only shares immediately available for grant will be the 1,000,000 shares authorized under the 2020 Equity Compensation Plan.

The following is provided in order to assist those who may wish to run a burn rate calculation. The numbers in this table relate to the total number of performance shares earned and issued and time-vesting restricted stock units and director phantom shares granted in a year across our company and are not limited to grants made to named executive officers or directors.

Year	Options Granted	Performance Shares Earned and Issued	Time-Vested Restricted Stock Units Granted	Director Phantom Shares Granted	Total	Weighted-Average Number of Common Shares Outstanding
2019	40,937	65,121	45,389	13,496	164,943	20,700,000
2018	—	66,572	41,166	8,232	115,970	20,900,000
2017	—	—	38,128	10,238	48,366	21,300,000

Summary of the 2020 Equity Compensation Plan

The following principal feature summary of the 2020 Equity Compensation Plan does not purport to be a complete description of all of the provisions of the 2020 Equity Compensation Plan. It is qualified in its entirety by reference to the complete text of the 2020 Equity Compensation Plan, which is attached to this proxy statement as Appendix A.

Eligibility

Awards may be granted under the 2020 Equity Compensation Plan to officers, employees, consultants, and advisors of EnPro and its subsidiaries and to EnPro’s non-employee directors. Incentive stock options may be granted only to employees of EnPro or its subsidiaries. As of March 1, 2020, approximately 60 individuals were eligible to receive awards under the 2020 Equity Compensation Plan, including six executive officers and eight non-employee directors.

Administration

The 2020 Equity Compensation Plan is administered by the Compensation and Human Resources Committee (defined in this section of the proxy statement as the “Committee”). The Committee, in its discretion, selects the individuals to whom awards may be granted, the time or times at which such awards are granted, and the terms of such awards.

Number of authorized shares

The number of shares of common stock authorized for issuance under the 2020 Equity Compensation Plan is 1,000,000. This represents 4.7% of the fully diluted common shares outstanding as of March 1, 2020.

In addition, as of the date of shareholder approval of the 2020 Equity Compensation Plan, any awards then outstanding under the Prior Plan will remain subject to and be paid under the Prior Plan and any shares then subject to outstanding awards under the Prior Plan that subsequently expire, terminate, or are surrendered or forfeited for any reason without issuance of shares (including for outstanding performance share awards to the extent they are earned at less than maximum) will automatically become available for issuance under the 2020 Equity Compensation Plan. Up to 1,000,000 shares may be granted as incentive stock options under Section 422 of the Internal Revenue Code. The shares of common stock issuable under the 2020 Equity Compensation Plan will consist of authorized and unissued shares, treasury shares, or shares purchased on the open market or otherwise.

If any award is canceled, terminates, expires, or lapses for any reason prior to the issuance of shares or if shares are issued under the 2020 Equity Compensation Plan and thereafter are forfeited, the shares subject to awards and the forfeited shares will again be available for grant under the 2020 Equity Compensation Plan. In addition, the following items will not count against the aggregate number of shares of common stock available for grant under the 2020 Equity Compensation Plan:

•any award that is settled in cash rather than by issuance of shares of common stock; and

•awards granted in assumption of or in substitution for awards previously granted by an acquired company.

Shares tendered or withheld to pay the option exercise price or tax withholding will continue to count against the aggregate number of shares of common stock available for grant under the 2020 Equity Compensation Plan.

In addition, the total number of shares covering stock-settled SARs or net-settled options will be counted against the pool of available shares, not just the net shares issued upon exercise. Any shares of common stock repurchased by us with proceeds from the exercise of stock options will not be added back to the pool of shares available to grant under the 2020 Equity Compensation Plan.

Adjustments

In the event of any corporate event or transaction, such as any merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin off, or other distribution of stock or property of EnPro, a combination or exchange of common stock, dividend in kind, or other like change in capital structure, number of outstanding shares of common stock, distribution (other than normal cash dividends) to shareholders, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of participants’ rights, will make equitable and appropriate adjustments and substitutions, as applicable, to or of the number and kind of shares subject to outstanding awards, the purchase price for such shares, the number and kind of shares available for future issuance under the 2020 Equity Compensation Plan, and other determinations applicable to outstanding awards. If EnPro is a party to a merger, reorganization, consolidation, share exchange, transfer of assets or other transaction having similar effect involving EnPro, outstanding awards will be subject to the agreement governing the transaction.

Types of awards

The 2020 Equity Compensation Plan permits the granting of any or all of the following types of awards:

•Stock options. Stock options entitle the holder to purchase a specified number of shares of common stock at a specified price (the exercise price), subject to the terms and conditions of the stock option grant. The Committee may grant either incentive stock options, which must comply with Section 422 of the Internal Revenue Code, or nonqualified stock options. The Committee sets the exercise prices and terms, except that stock options must be granted with an exercise price not less than 100% of the fair market value of the common stock on the date of grant (excluding stock options granted in connection with assuming or substituting stock options in acquisition transactions). Unless the Committee determines otherwise, fair market value means, as of a given date, the closing price of the common stock. (The fair market value of a share of our common stock as of February 28, 2020, the trading day immediately preceding Sunday, March 1, 2020, was $53.95.) At the time of grant, the Committee determines the terms and conditions of stock options, including the quantity, exercise price, vesting periods, term (which cannot exceed ten (10) years), and other conditions on exercise.

• Stock appreciation rights (SARs). The Committee may grant SARs, as a right in tandem with the number of shares underlying stock options granted under the 2020 Equity Compensation Plan or as a freestanding award. Upon exercise, SARs entitle the holder to receive payment per share in stock or cash, or in a combination of stock and cash, equal to the excess of the share’s fair market value on the date of exercise over the grant price of the SAR. The grant price of a tandem SAR is equal to the exercise price of the related stock option and the grant price for a freestanding SAR is determined by the Committee in accordance with the procedures described above for stock options. Exercise of a SAR issued in tandem with a stock option will reduce the number of shares underlying the related stock option to the extent of the SAR exercised. The term of a freestanding SAR cannot exceed ten (10) years, and the term of a tandem SAR cannot exceed the term of the related stock option.

•Restricted stock, restricted stock units and other stock-based awards. The Committee may grant awards of restricted stock, which are shares of common stock subject to specified restrictions, and restricted stock units, which represent the right to receive shares of the common stock in the future, including phantom shares awarded to our non-employee directors. These awards may be made subject to repurchase, forfeiture or vesting restrictions at the Committee’s discretion. The restrictions may be based on continuous service with our company or the attainment of specified performance goals, as determined by the Committee. Stock units may be paid in stock or cash or a combination of stock and cash, as determined by the Committee. The Committee may also grant other types of equity or equity-based awards subject to the terms of the 2020 Equity Compensation Plan and any other terms and conditions determined by the Committee.

•Performance awards. The Committee may condition the grant, exercise, vesting, or settlement of any award on such performance conditions as it may specify. We refer to these awards as “performance awards.” The Committee may select such business criteria or other performance measures as it may deem appropriate in establishing any performance conditions.

Business criteria include, but are not limited to, any of the following:

•total sales

•sales growth (with or excluding acquisitions)

•revenue-based measures for particular products, product lines, or product groups

•income

•earnings per share of common stock

•earnings before interest and taxes

•earnings before interest, taxes, depreciation, and amortization

•free cash flow

•return on equity, assets, investment, invested capital, capital, total or net capital employed, or sales (pre or post-tax)

•cash flow return on investment

•total shareholder return

•stock price increases

•total business return

•economic value added or similar “after cost of capital” measures

•return on sales or margin rate, in total or for a particular product, product line, or product group

•working capital (or any of its components or related metrics)

•working capital improvement

•market share

•measures of customer satisfaction (including survey results or other measures of satisfaction)

•safety (determined by reference to recordable or lost time rates, first aids, near misses, or a combination of two or more such measures or other measures)

•measures of operating efficiency such as productivity, cost of non-conformance, cost of quality, on time delivery, and efficiency ratio

•strategic objectives with specifically identified areas of emphasis such as cost reduction, acquisition assimilation synergies, acquisitions, or organization restructuring

•any combination of the foregoing; provided, however, that such business criteria shall include any derivations of business criteria listed above (e.g., income shall include pre-tax income, net income, operating income, etc.)

No repricing; no reloads

Without shareholder approval, the Committee is not authorized to 1) lower the exercise or grant price of a stock option or SAR after it is granted, except in connection with certain adjustments to our corporate or capital structure permitted by the 2020 Equity Compensation Plan, such as stock splits, 2) take any other action that is treated as a repricing under generally accepted accounting principles, or 3) cancel a stock option or SAR at a time when its exercise or grant price exceeds the fair market value of the underlying stock, in exchange for cash, another stock option or SAR, restricted stock, restricted stock units, or other equity award unless the cancellation and exchange occur in connection with a change in capitalization or other similar change. The 2020 Equity Compensation Plan prohibits the grant of options or SARs that include a “reload” feature.

Clawback

All cash and equity awards granted under the 2020 Equity Compensation Plan will be subject to clawback, cancellation, recoupment, rescission, payback, reduction, or other similar action in accordance with the terms of any company clawback or similar policy or any applicable law related to such actions, as may be in effect from time-to-time, including EnPro’s Executive Compensation Recovery (Clawback) Policy.

Transferability

Awards are not transferable other than by will or the laws of descent and distribution, except that in certain instances transfers may be made to or for the benefit of designated family members of the participant for no value.

Change in control

Upon a change in control of EnPro, the Committee may make such provisions as it deems appropriate with respect to outstanding awards under the 2020 Equity Compensation Plan. “Change in control” is defined under the 2020 Equity Compensation Plan and requires consummation of the applicable transaction.

Term, termination and amendment of the 2020 Equity Compensation Plan

Unless earlier terminated by our Board of Directors, the 2020 Equity Compensation Plan will terminate, and no further awards may be granted, ten (10) years after the date on which it is approved by shareholders. Our Board may amend, suspend, or terminate the 2020 Equity Compensation Plan at any time, except that, if required by applicable law, regulation, or stock exchange rule, shareholder approval will be required for any amendment. The amendment, suspension, or termination of the 2020 Equity Compensation Plan or the amendment of an outstanding award generally may not, without a participant’s consent, materially impair the participant’s rights under an outstanding award.

New plan benefits

A new plan benefits table for the 2020 Equity Compensation Plan and the benefits or amounts that would have been received by or allocated to participants for the last completed fiscal year under the 2020 Equity Compensation Plan if the 2020 Equity Compensation Plan was then in effect, as described in the federal proxy rules, are not provided because all awards made under the 2020 Equity Compensation Plan will be made at the Committee’s discretion, subject to the terms of the 2020 Equity Compensation Plan. Therefore, the benefits and amounts that will be received or allocated under the 2020 Equity Compensation Plan are not determinable at this time.

Federal income tax information

The following is a brief summary of the U.S. federal income tax consequences of the 2020 Equity Compensation Plan generally applicable to our company and to participants in the 2020 Equity Compensation Plan who are subject to U.S. federal taxes. The summary is based on the Internal Revenue Code, applicable Treasury Regulations and administrative and judicial interpretations, each as in effect on the date of this proxy statement, and is subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.

Nonqualified stock options

A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a nonqualified stock option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the stock option on the date of exercise and the exercise price of the stock option. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the exercise price of the stock option.

Incentive stock options

A participant generally will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment or within three months after employment ends (12 months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the stock option were a nonqualified stock option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of 1) one year from the date the participant exercised the option, and 2) two years from the grant date of the stock option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the exercise price of the stock option. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the stock option (or, if less, the excess of the amount realized on the disposition of the shares over the exercise price of the stock option). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.

With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares of common stock already held by the participant to pay the exercise price or if the shares received upon exercise of the stock option are subject to a substantial risk of forfeiture by the participant.

Stock appreciation rights

A participant generally will not recognize taxable income upon the grant or vesting of a SAR with a grant price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.

Restricted stock awards, restricted stock units, and performance awards

A participant generally will not have taxable income upon the grant of restricted stock, restricted stock units or performance awards. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted stock only, a participant may instead elect to be taxed at the time of grant.

Other stock or cash-based awards

The U.S. federal income tax consequences of other stock or cash-based awards will depend upon the specific terms of each award.

Tax consequences to the company

In the foregoing cases, we generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Internal Revenue Code.

Section 409A

We intend that awards granted under the 2020 Equity Compensation Plan comply with, or otherwise be exempt from, Section 409A of the Internal Revenue Code, but make no representation or warranty to that effect.

Tax withholding

We are authorized to deduct or withhold from any award granted or payment due under the 2020 Equity Compensation Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of common stock or otherwise settle an award under the 2020 Equity Compensation Plan until all tax withholding obligations are satisfied.

Vote required

Applicable rules of the NYSE require that the 2020 Equity Compensation Plan be approved by a majority of the votes cast on the proposal. Abstentions, which will be considered to be votes “cast,” will have the effect of a vote “Against” approval, and broker non-votes, which are not considered to be votes “cast,” will not count in determining the outcome.

The board of directors unanimously recommends that you vote “FOR” approval of the 2020 Equity Compensation Plan.

Proposal 4 — Ratification of PricewaterhouseCoopers LLP as our
 company’s independent registered public accounting firm for 2020
 (Item 4 on the proxy card)

On February 18, 2020, the Audit Committee reappointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. The board of directors agrees with this decision. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm for periods beginning on and after January 1, 2004.

If the shareholders do not ratify this appointment, the Audit Committee will consider other independent registered public accounting firms.

The board of directors unanimously recommends that you vote FOR ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020.

Independent registered public accounting firm

The Audit Committee has appointed PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2020. We refer herein to PricewaterhouseCoopers as our “external auditors.” We understand that representatives of PricewaterhouseCoopers will be present at the annual meeting on April 29, 2020. They will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from shareholders.

An Audit Committee policy outlines procedures intended to ensure that it approves all audit and non-audit services prior to those services being provided to us by our external auditors. The policy requires the Audit Committee’s prior approval of a budget setting fees for all audit services to be performed during the upcoming fiscal year. It mandates the committee’s prior approval of amounts for separate non-audit and tax compliance, planning and advisory services for the year, as well as proposed services exceeding approved cost levels. The policy allows the Audit Committee to delegate approval authority to one or more of its members (except for certain internal control-related services). A copy of the approval policy is available on our website at www.enproindustries.com; click on “For Investors,” then

“Corporate Governance,” then “Committees” and then “Audit and Risk Management Committee Pre-Approval Policy.”

Before approving services proposed to be performed by the external auditors, the Audit Committee considers whether the services are consistent with the SEC’s rules on auditor independence. The Audit Committee also considers whether the external auditors may be best positioned to provide the most effective and efficient service. Factors considered include familiarity with our business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance our ability to manage or control risk or improve audit quality. The Audit Committee considers these factors as a whole. No single factor is necessarily determinative. The Audit Committee approved all audit, audit-related and non-audit services that PricewaterhouseCoopers performed in 2019 and 2018 in accordance with our policy.

Fees paid to external auditors

The following table sets forth the total fees and expenses from PricewaterhouseCoopers for each of the past two years:

	2019	2018
Audit Fees	$2,686,128	$2,342,500
Audit-Related Fees(1)	87,900	37,900
Tax Fees	—	—
All Other Fees(2)	2,900	2,900
Total Fees	$2,776,928	$2,383,300

(1)Audit-Related Fees in 2019 and 2018 were incurred in connection with work performed in reviewing our procedures related to the adoption of authoritative accounting guidance on accounting for leases effective in 2019, work in connection with a foreign pension plan certification and work performed in the review of compiled published financial information prepared to fulfill statutory audit requirements.

(2)All Other Fees in 2019 and 2018 consisted of a license fee for use of an online financial reporting research library.

Other matters

The board knows of no other matters that may properly be presented at the annual shareholders’ meeting. If other matters do properly come before the meeting, we will ask the persons named in the proxy to vote according to their best judgment.

Shareholder proposals

Under our bylaws, any shareholder entitled to vote at our annual shareholders’ meeting may nominate a person for election to our board of directors or bring other business before the meeting if the shareholder provides written notice to, and such notice is received by, our corporate Secretary generally not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. If the date of the meeting is moved up by more than 30 days or delayed by more than 60 days from the anniversary date, however, notice is timely provided if it is delivered not earlier than the 120th day prior to the date of the meeting and not later than the close of business on the 90th day prior to the meeting, or the tenth day after the day on which the meeting is first publicly announced, whichever is later.

We have not been timely notified of any additional business to be presented at this meeting. This notice requirement applies to matters being brought before the meeting for a vote. Shareholders may ask appropriate questions at the meeting without having to comply with the notice provisions.

Any shareholder who intends to present a proposal for consideration at our 2021 annual shareholders’ meeting must ensure that our Secretary receives the proposal between December 30, 2020 and January 29, 2021 (unless we move the meeting up by more than 30 days or delay it by more than 60 days from April 29, 2021). Each notice must present the information required under our bylaws, including:

•a brief description of each proposed matter of business and the reasons for conducting that business at the annual meeting;

•the name and address of the shareholder proposing the matter, and of any other shareholders believed to be supporting the proposal;

•the number of shares of each class of our common stock that these shareholders own, as well as any direct and indirect ownership interests, derivative interests, dividend and voting rights, and other rights or interests connected to the company’s stock (which information is required to be updated as of the record date for the meeting by a supplement delivered within 10 days after the record date); and

•any material interest that these shareholders have in the proposal.

If the notice contains a nomination to the board of directors, it must also contain the following information:

•the name and address of the person or persons to be nominated;

•a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•a description of all arrangements or understandings to make the nomination between the shareholder and each nominee and any other person or persons (naming such person or persons);

•all other information regarding each nominee that would be required to be included in a proxy statement if the board had nominated the nominee; and

•the written consent of each nominee to serve as a director if elected.

Shareholders wishing to submit such a proposal or make such a nomination at the 2021 annual meeting are urged to review the notice requirements of our bylaws. Our bylaws are included as an exhibit to our Form 10-K for the year ended December 31, 2019, which is available on the SEC’s website, www.sec.gov.

In addition, we must receive any shareholder proposal intended to be included in our proxy statement for the 2021 annual shareholders’ meeting at our offices at 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina 28209, Attention: Secretary, on or before November 27, 2020. Applicable rules of the SEC govern the submission of shareholder proposals and our consideration of them for inclusion in the proxy statement and form of proxy for the 2021 annual shareholders’ meeting.

We suggest that notice of all shareholder proposals be sent by certified mail, return receipt requested.

 By Order of the Board of Directors

Robert S. McLean
Secretary

March 26, 2020

PLEASE VOTE YOUR SHARES BY TELEPHONE, INTERNET OR USING THE ENCLOSED PROXY CARD.

APPENDIX A

ENPRO INDUSTRIES, INC.

2020 EQUITY COMPENSATION PLAN

EnPro Industries, Inc., a North Carolina corporation, sets forth herein the terms of its 2020 Equity Compensation Plan, as follows:

1.PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (both as defined herein) ability to attract and retain highly qualified officers, Non-Employee Directors (as defined herein), key employees, consultants, and advisors, and to motivate such officers, Non-Employee Directors, key employees, consultants, and advisors to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan (as defined herein) provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, and other stock-based awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein. Upon becoming effective, the Plan replaces, and no further awards shall be made under, the Predecessor Plan (as defined herein).

2.DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1. “Affiliate” means any company or other trade or business that “controls,” is “controlled by” or is “under common control” with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

2.2. “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, or Other Stock-based Award under the Plan.

2.3. “Award Agreement” means a written agreement between the Company and a Participant, or notice from the Company or an Affiliate to a Participant, that evidences and sets out the terms and conditions of an Award.

2.4. “Board” means the Board of Directors of the Company.

2.5. “Change in Control” shall have the meaning set forth in Section 15.3.2.

2.6. “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. References to the Code shall include the valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder.

2.7. “Committee” means the Compensation and Human Resources Committee, any successor committee or any committee or other person or persons designated by the Board to administer the Plan. The Board will cause the Committee to satisfy the applicable requirements of any stock exchange on which the Common Stock may then be listed. For purposes of Awards to Participants who are subject to Section 16 of the Exchange Act, Committee means all of the members of the Committee who are “non-employee directors” within the meaning of Rule 16b-3 adopted under the Exchange Act. All references in the Plan to the Board shall mean such Committee or the Board.

2.8. “Common Stock” or “Stock” means a share of common stock of the Company, par value $0.01 per share.

2.9. “Company” means EnPro Industries, Inc., a North Carolina corporation, or any successor corporation.

2.10. “Corporate Transaction” means a reorganization, merger, statutory share exchange, consolidation, sale of all or substantially all of the Company’s assets, or the acquisition of assets or stock of another entity by the Company, or other corporate transaction involving the Company or any of its Subsidiaries.

2.11. “Effective Date” means April 29, 2020, the date the Plan was approved by the Company’s shareholders.

2.12. “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.13. “Fair Market Value” of a share of Common Stock as of a particular date means (i) if the Common Stock is listed on a national securities exchange, the closing or last price of the Common Stock on the composite tape or other comparable reporting system for the applicable date, or if the applicable date is not a trading day, the trading day immediately preceding the applicable date, or (ii) if the shares of Common Stock are not then listed on a national securities exchange, the closing or last price of the Common Stock quoted by an established quotation service for over-the-counter securities, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or quoted by an established quotation service for over-the-counter securities, or the value of such shares is not otherwise determinable, such value as determined by the Board in good faith in its sole discretion.

2.14. “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the applicable individual, any person sharing the applicable individual’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which any one or more of these persons (or the applicable individual) control the management of assets, and any other entity in which one or more of these persons (or the applicable individual) own more than fifty percent (50%) of the voting interests.

2.15. “Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board in the Award Agreement

2.16. “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.17. “Incumbent Board” means the individuals who, as of the Effective Date, constitute the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest.

2.18. “Non-Employee Director” means a member of the Board who is not an officer or employee of the Company or any Subsidiary.

2.19. “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.20. “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.21. “Option Price” means the exercise price for each share of Stock subject to an Option.

2.22. “Other Stock-based Awards” means Awards consisting of Stock units, or other Awards, valued in whole or in part by reference to, or otherwise based on, Common Stock, other than Options, Stock Appreciation Rights, Restricted Stock, and Restricted Stock Units.

2.23. “Outstanding Company Common Stock” means the then outstanding shares of Stock.

2.24. “Outstanding Company Voting Securities” means the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors.

2.25. “Participant” means a person who receives or holds an Award under the Plan.

2.26. “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 12) over a performance period established by the Committee.

2.27. “Person” means an individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act.

2.28. “Plan” means this EnPro Industries, Inc. 2020 Equity Compensation Plan, as amended from time to time.

2.29. “Predecessor Plan” means the EnPro Industries, Inc. Amended and Restated 2002 Equity Compensation Plan.

2.30. “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock.

2.31. “Restricted Period” shall have the meaning set forth in Section 10.1.

2.32. “Restricted Stock” means shares of Stock, awarded to a Participant pursuant to Section 10 hereof.

2.33. “Restricted Stock Unit” means a bookkeeping entry representing the equivalent of shares of Stock, awarded to a Participant pursuant to Section 10 hereof.

2.34. “SAR Exercise Price” means the per share exercise price of a SAR granted to a Participant under Section 9 hereof.

2.35. “SEC” means the United States Securities and Exchange Commission.

2.36. “Section 409A” means Section 409A of the Code.

2.37. “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.38. “Separation from Service” means a termination of Service by a Service Provider, as determined by the Board, which determination shall be final, binding and conclusive; provided if any Award governed by Section 409A is to be distributed on a Separation from Service, then the definition of Separation from Service for such purposes shall comply with the definition provided in Section 409A.

2.39. “Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Participant’s change in position or duties shall not result in interrupted or terminated Service, so long as such Participant continues to be a Service Provider to the Company or an Affiliate.

2.40. “Service Provider” means an employee, officer, Non-Employee Director, consultant or advisor of the Company or an Affiliate.

2.41. “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Section 9 hereof.

2.42. “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.43. “Substitute Award” means any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or an Affiliate or with which the Company or an Affiliate combines.

2.44. “Ten Percent Shareholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.45. “Termination Date” means the date that is ten (10) years after the Effective Date, unless the Plan is earlier terminated by the Board under Section 5.2 hereof.

3.ADMINISTRATION OF THE PLAN

3.1. General.

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and bylaws and applicable law. The Board shall have the power and authority to delegate its responsibilities hereunder to the Committee, which shall have full authority to act in accordance with its charter, and with respect to the authority of the Board to act hereunder, all references to the Board shall be deemed to include a reference to the Committee, to the extent such power or responsibilities have been delegated. Except as otherwise may be required by applicable law, regulatory requirement or the certificate of incorporation or the bylaws of the Company, the Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan. The Committee shall administer the Plan; provided that, the Board shall retain the right to exercise the authority of the Committee to the extent consistent with applicable law and the applicable requirements of any securities exchange on which the Common Stock may then be listed. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive. Without limitation, the Board shall have full and final authority, subject to the other terms and conditions of the Plan, to:

(i) designate Participants;

(ii) determine the type or types of Awards to be made to a Participant;

(iii) determine the number of shares of Stock to be subject to an Award;

(iv) establish the terms and conditions of each Award (including, but not limited to, the Option Price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);

(v) prescribe the form of each Award Agreement; and

(vi) amend, modify, or supplement the terms of any outstanding Award including the authority, in order to effectuate the purposes of the Plan, to modify Awards to foreign nationals or individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.

To the extent permitted by applicable law, the Board may delegate its authority as identified herein to any individual or committee of individuals (who need not be directors), including without limitation the authority to make Awards to Participants who are not subject to Section 16 of the Exchange Act To the extent that the Board delegates its authority to make Awards as provided by this Section 3.1, all references in the Plan to the Board’s authority to make Awards and determinations with respect thereto shall be deemed to include the Board’s delegate. Any such delegate shall serve at the pleasure of, and may be removed at any time by, the Board.

3.2. No Repricing; No Reload Grants.

Notwithstanding any provision herein to the contrary, the repricing of Options or SARs is prohibited without prior approval of the Company’s shareholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option or SAR to lower its Option Price or SAR Exercise Price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an Option or SAR at a time when its Option Price or SAR Exercise Price is greater than the Fair Market Value of the underlying shares in exchange for another Award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change under Section 15. A cancellation and exchange under clause (iii) would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant. Notwithstanding any provision herein to the contrary, the Company shall not grant Options or SARs that include a “reload” feature.

3.3. Clawbacks.

Awards shall be subject to the requirements of (i) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations thereunder, (ii) similar rules under the laws of any other jurisdiction, (iii) any compensation recovery policies adopted by the Company to implement any such requirements, (iv) the Company’s Executive Compensation Recovery (“Clawback”) Policy to the extent applicable to the Participant, or (v) any other compensation recovery policies as may be adopted from time to time by the Company, all to the extent determined by the Committee in its discretion to be applicable to a Participant.

3.4. Deferral Arrangement.

The Board may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish and in accordance with Section 409A, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock units.

3.5. No Liability.

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award, or Award Agreement.

3.6. Minimum Vesting Requirements.

Notwithstanding any other provision of the Plan to the contrary, equity-based Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted (excluding, for this purpose, any (i) Substitute Awards, (ii) shares delivered in lieu of fully vested annual or long-term cash incentive awards, and (iii) Awards to Non-Employee Directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of shareholders (provided that such vesting period under this clause (iii) may not be less than fifty (50) weeks after grant); provided, that, the Board may grant equity-based Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 4.1 (subject to adjustment under Section 15); and, provided further, for the avoidance of doubt, that the foregoing restriction does not apply to the Board’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, disability, or a Change in Control, in the terms of the Award or otherwise.

3.7. Book Entry.

Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

4.STOCK SUBJECT TO THE PLAN

4.1. Authorized Number of Shares

Subject to adjustment under Section 15, the total number of shares of Common Stock authorized to be awarded under the Plan shall not exceed 1,000,000 shares. In addition, shares of Common Stock underlying any outstanding award granted under the Predecessor Plan that, following the Effective Date, expires, or is terminated, surrendered, or forfeited for any reason without issuance of such shares (including for outstanding performance share awards to the extent they are earned at less than maximum) shall be available for the grant of new Awards under this Plan. As provided in Section 1, no new awards shall be granted under the Predecessor Plan following the Effective Date. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares, treasury shares, or shares purchased on the open market or otherwise, all as determined by the Company from time to time.

4.2. Share Counting

4.2.1. General

Each share of Common Stock granted in connection with an Award shall be counted as one share against the limit in Section 4.1, subject to the provisions of this Section 4.2.

4.2.2. Cash-Settled Awards

Any Award settled in cash shall not be counted as shares of Common Stock for any purpose under this Plan.

4.2.3. Expired or Terminated Awards

If any Award under the Plan expires, or is terminated, surrendered, or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan.

4.2.4. Payment of Option Price or Tax Withholding in Shares

The full number of shares of Common Stock with respect to which an Option or SAR is granted shall count against the aggregate number of shares available for grant under the Plan. Accordingly, if in accordance with the terms of the Plan, a Participant pays the Option Price for an Option by either tendering previously owned shares or having the Company withhold shares, then such shares surrendered to pay the Option Price shall continue to count against the aggregate number of shares available for grant under the Plan set forth in Section 4.1 above. In addition, if in accordance with the terms of the Plan, a Participant satisfies any tax withholding requirement with respect to any taxable event arising as a result of this Plan by either tendering previously owned shares or having the Company withhold shares, then such shares surrendered to satisfy such tax withholding requirements shall continue to count against the aggregate number of shares available for grant under the Plan set forth in Section 4.1 above.

4.2.5. Substitute Awards

In the case of any Substitute Award, such Substitute Award shall not be counted against the number of shares reserved under the Plan.

4.3. Award Limits

Subject to adjustment under Section 15, 1,000,000 shares of Common Stock available for issuance under the Plan shall be available for issuance under Incentive Stock Options.

5.EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1. Term.

The Plan shall be effective as of the Effective Date, provided that it has been approved by the Company’s shareholders. The Plan shall terminate automatically on the ten (10) year anniversary of the Effective Date and may be terminated on any earlier date as provided in Section 5.2.

5.2. Amendment and Termination of the Plan.

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any Awards which have not been made. An amendment shall be contingent on approval of the Company’s shareholders to the extent stated by the Board, required by applicable law, or required by applicable stock exchange listing requirements. Notwithstanding the foregoing, any amendment to Section 3.2 shall be contingent upon the approval of the Company’s shareholders. No Awards shall be made after the Termination Date. The applicable terms of the Plan, and any terms and conditions applicable to Awards granted prior to the Termination Date shall survive the termination of the Plan and continue to apply to such Awards. No amendment, suspension, or termination of the Plan shall, without the consent of the Participant, materially impair rights or obligations under any Award theretofore awarded.

6.AWARD ELIGIBILITY AND LIMITATIONS

6.1. Service Providers.

Subject to this Section 6.1, Awards may be made to any Service Provider, including any Service Provider who is an officer, Non-Employee Director, consultant, or advisor of the Company or of any Affiliate, as the Board shall determine and designate from time to time in its discretion.

6.2. Successive Awards.

An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

6.3. Stand-Alone, Additional, Tandem, and Substitute Awards.

Awards may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Participant to receive payment from the Company or any Affiliate. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Board shall have the right to require the surrender of such other Award in consideration for the grant of the new Award. Subject to Section 3.2, the Board shall have the right, in its discretion, to make Awards in substitution or exchange for any other award under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock Units or Restricted Stock).

7.AWARD AGREEMENT

Each Award shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine, not inconsistent with the terms of the Plan. Without limiting the foregoing, an Award Agreement may be provided in the form of a notice which provides that acceptance of the Award constitutes acceptance of all terms of the Plan and the notice. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such Options shall be deemed Non-qualified Stock Options.

8.TERMS AND CONDITIONS OF OPTIONS

8.1. Option Price.

The Option Price of each Option shall be fixed by the Board and stated in the related Award Agreement. The Option Price of each Option (except those that constitute Substitute Awards) shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Participant is a Ten Percent Shareholder as of the Grant Date, the Option Price of an Option granted to such Participant that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2. Vesting.

Subject to Section 8.3 hereof, each Option shall become exercisable at such times and under such conditions (including, without limitation, performance requirements) as shall be determined by the Board and stated in the Award Agreement.

8.3. Term.

Each Option shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten (10) years from the Grant Date, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the related Award Agreement; provided, however, that in the event that the Participant is a Ten Percent Shareholder, an Option granted to such Participant that is intended to be an Incentive Stock Option at the Grant Date shall not be exercisable after the expiration of five (5) years from its Grant Date.

8.4. Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, (i) prior to the date the Plan is approved by the shareholders of the Company as provided herein, or (ii) after the occurrence of an event which results in termination of the Option.

8.5. Method of Exercise.

An Option that is exercisable may be exercised by the Participant’s delivery of a notice of exercise to the Company, setting forth the number of shares of Stock with respect to which the Option is to be exercised, accompanied by full payment for the shares. To be effective, notice of exercise must be made in accordance with procedures established by the Company from time to time.

8.6. Rights of Holders of Options.

Unless otherwise stated in the related Award Agreement, an individual holding or exercising an Option shall have none of the rights of a shareholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 15 hereof or the related Award Agreement, no adjustment shall be made for dividends, distributions, or other rights for which the record date is prior to the date of such issuance.

8.7. Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Participant and the payment in full of the Option Price, such Participant shall be entitled to the issuance of a stock certificate or certificates evidencing the Participant’s ownership of the shares of Stock subject to the Option.

8.8. Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Participant of such Option is an employee of the Company or any Subsidiary of the Company, (ii) to the extent specifically provided in the related Award Agreement, and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Participant become exercisable for the first time during any calendar year (under the Plan and all other plans of the Participant’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

9.TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1. Right to Payment.

A SAR shall confer on the Participant a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one share of Stock on the date of exercise over (ii) the SAR Exercise Price, as determined by the Board. The Award Agreement for a SAR (except those that constitute Substitute Awards) shall specify the SAR Exercise Price, which shall be fixed on the Grant Date as not less than the Fair Market Value of a share of Stock on that date. SARs may be granted alone or in conjunction with all or part of an Option or at any subsequent time during the term of such Option or in conjunction with all or part of any other Award. A SAR granted in tandem with an outstanding Option following the Grant Date of such Option shall have a grant price that is equal to the Option Price; provided, however, that the SAR’s grant price may not be less than the Fair Market Value of a share of Stock on the Grant Date of the SAR to the extent required by Section 409A.

9.2. Other Terms.

The Board shall determine at the Grant Date, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future Service requirements), the time or times at which SARs shall cease to be or become exercisable following Separation from Service or upon other conditions, the method of exercise, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

9.3. Term of SARs.

The term of a SAR granted under the Plan shall be determined by the Board, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

9.4. Payment of SAR Amount.

Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company (in cash or Stock, as determined by the Board) in an amount determined by multiplying:

(i)the difference between the Fair Market Value of a share of Stock on the date of exercise over the SAR Exercise Price; by

(ii)the number of shares of Stock with respect to which the SAR is exercised.

10.TERMS AND CONDITIONS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS

10.1. Restrictions.

At the time of grant, the Board may, in its sole discretion, establish a period of time (a “Restricted Period”) and any additional restrictions including the satisfaction of corporate or individual performance objectives applicable to an Award of Restricted Stock or Restricted Stock Units in accordance with Section 12.1 and 12.2. Each Award of Restricted Stock or Restricted Stock Units may be subject to a different Restricted Period and additional restrictions. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other applicable restrictions.

10.2. Restricted Stock Certificates.

The Company shall issue Stock, in the name of each Participant to whom Restricted Stock has been granted, stock certificates or other evidence of ownership representing the total number of shares of Restricted Stock granted to the Participant, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Participant’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Participant; provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and make appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.3. Rights of Holders of Restricted Stock.

Unless the Board otherwise provides in an Award Agreement and subject to Section 17.12, holders of Restricted Stock shall have rights as shareholders of the Company, including voting and dividend rights.

10.4. Rights of Holders of Restricted Stock Units.

10.4.1. Settlement of Restricted Stock Units.

Restricted Stock Units may be settled in cash or Stock, as determined by the Board and set forth in the Award Agreement. The Award Agreement shall also set forth whether the Restricted Stock Units shall be settled (i) within the time period specified for “short term deferrals” under Section 409A or (ii) otherwise within the requirements of Section 409A, in which case the Award Agreement shall specify upon which events such Restricted Stock Units shall be settled.

10.4.2. Voting and Dividend Rights.

Unless otherwise stated in the applicable Award Agreement and subject to Section 17.12, holders of Restricted Stock Units shall not have rights as shareholders of the Company, including no voting or dividend or dividend equivalents rights.

10.4.3. Creditor’s Rights.

A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.5. Purchase of Restricted Stock.

Unless otherwise specified in the Award Agreement, past Services provided by the Participant shall be considered adequate consideration for the Restricted Stock awarded to the Participant or Stock issued in settlement of Restricted Stock Units awarded to the Participant. Notwithstanding the foregoing, if specified in the Award Agreement, the Company may require a Participant to purchase Restricted Stock or shares of Stock issued in settlement of Restricted Stock Units at a Purchase Price specified in the Award Agreement. Any such Purchase Price shall be payable in a form described in Section 11 or, in the discretion of the Board, in consideration for future Services to be rendered.

10.6. Delivery of Stock.

Upon the expiration or termination of any Restricted Period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Restricted Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate or certificates evidencing the Participant’s ownership of the shares of Stock shall be delivered, free of all such restrictions, to the Participant or the Participant’s beneficiary or estate, as the case may be.

11.FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

11.1. General Rule.

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company, except as provided in this Section 11.

11.2. Surrender of Stock.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price for Restricted Stock has been paid thereby, at their Fair Market Value on the date of exercise or surrender. Notwithstanding the foregoing, in the case of an Incentive Stock Option, the right to make payment in the form of already owned shares of Stock may be authorized only at the time of grant.

11.3. Cashless Exercise.

With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price may be made all or in part by delivery (on a form acceptable to the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 17.3.

11.4. Other Forms of Payment.

To the extent the Award Agreement so provides, payment of the Option Price or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations, and rules, including, but not limited to, the Company’s withholding of shares of Stock otherwise due to the exercising Participant.

12.TERMS AND CONDITIONS OF PERFORMANCE AWARDS

12.1. Performance Conditions.

The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Such Awards are referred to as “Performance Awards.”

12.2. Performance Goals Generally.

The performance goals for Performance Awards shall consist of one or more business or other criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 12.2. The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise, and/or settlement of such Performance Awards. Performance goals may, in the discretion of the Committee, be established on a Company-wide basis, or with respect to one or more business units, divisions, subsidiaries, or business segments, as applicable. Performance goals may be absolute or relative (to the performance of one or more comparable companies or indices). The Committee may determine the extent to which measurement of performance goals may exclude the impact of charges for restructuring, discontinued operations, extraordinary items, debt redemption or retirement, asset write downs, litigation or claim judgments or settlements, acquisitions or divestitures, foreign exchange gains and losses, and other unusual non-recurring items, and the cumulative effects of tax or accounting changes (each as defined by generally accepted accounting principles and as identified in the Company’s financial statements or other SEC filings). Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

12.3. Business Criteria.

For purposes of Performance Awards, the Committee may select any business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total shareholder return and earnings per share criteria), including any of the following: (i) total sales, (ii) sales growth (with or excluding acquisitions), (iii) revenue-based measures for particular products, product lines, or product groups, (iv) income, (v) earnings per share of Common Stock, (vi) earnings before interest and taxes, (vii) earnings before interest, taxes, depreciation, and amortization, (viii) free cash flow, (ix) return on equity, assets, investment, invested capital, capital, total or net capital employed, or sales (pre or post-tax), (x) cash flow return on investment, (xi) total shareholder return, (xii) Stock price increases, (xiii) total business return, (xiv) economic value added or similar “after cost of capital” measures, (xv) return on sales or margin rate, in total or for a particular product, product line, or product group, (xvi) working capital (or any of its components or related metrics), (xvii) working capital improvement, (xviii) market share, (xix) measures of customer satisfaction (including survey results or other measures of satisfaction), (xx) safety (determined by reference to recordable or lost time rates, first aids, near misses, or a combination of two or more such measures or other measures), (xxi) measures of operating efficiency such as productivity, cost of non-conformance, cost of quality, on time delivery, and efficiency ratio, and (xxii) strategic objectives with specifically identified areas of emphasis such as cost reduction, acquisition assimilation synergies, acquisitions, or organization restructuring; provided, however, that such business criteria shall include any derivations of business criteria listed above (e.g., income shall include pre-tax income, net income, operating income, etc.).

13.other sTOCK-based awards

13.1. Grant of Other Stock-based Awards.

Other Stock-based Awards may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Other Stock-based Awards may be granted in lieu of other cash or other compensation to which a Service Provider is entitled from the Company or may be used in the settlement of amounts payable in shares of Common Stock under any other compensation plan or arrangement of the Company. Subject to the provisions of the Plan, the Committee shall have the sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all other conditions of such Awards. Unless the Committee determines otherwise, any such Award shall be confirmed by an Award Agreement, which shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.

13.2. Terms of Other Stock-based Awards.

Any Common Stock subject to Awards made under this Section 13 may not be sold, assigned, transferred, pledged, or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance, or deferral period lapses.

14.REQUIREMENTS OF LAW

14.1. General.

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Participant, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Participant or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Participant or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

14.2. Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards and the exercise of Options granted to officers and directors hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board or Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

15.EFFECT OF CHANGES IN CAPITALIZATION

15.1. Changes in Stock.

In the event of any corporate event or transaction (including, but not limited to, a change in the Common Stock or the capitalization of the Company), such as any merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin off, or other distribution of stock or property of the Company, a combination or exchange of Common Stock, dividend in kind, or other like change in capital structure, number of outstanding shares of Common Stock, distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee or the Board, in order to prevent dilution or enlargement of participants’ rights under the Plan, shall make equitable and appropriate adjustments and substitutions, as applicable, to or of the number and kind of shares subject to outstanding Awards, the purchase price for such shares, the number and kind of shares available for future issuance under the Plan, and other determinations applicable to outstanding Awards. The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.

15.2. Effect of Certain Transactions.

If the Company is a party to a merger, reorganization, consolidation, share exchange, transfer of assets or other transaction having similar effect involving the Company, outstanding Awards shall be subject to the agreement governing the transaction. Such agreement may provide, without limitation, for the continuation of outstanding awards by the Company (if the Company is a surviving corporation), for their assumption by the surviving corporation or its parent or subsidiary, for the substitution by the surviving corporation or its parent or subsidiary of its own awards for such outstanding awards, for accelerated vesting and accelerated expiration, or for settlement in cash or cash equivalents.

15.3. Change in Control

15.3.1. Consequences of a Change in Control

Upon a Change in Control, the Committee may make such provision as it deems appropriate in its discretion with respect to all outstanding Awards under the Plan; provided, however that no such provision may cause the Plan or any Award hereunder to fail to meet the requirements of Section 409A.

15.3.2. Change in Control Defined

Except as may otherwise be defined in an Award Agreement, a “Change in Control” shall mean the occurrence of any of the following events:

(i)the acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (1) the Outstanding Company Common Stock or (2) the Outstanding Company Voting Securities; provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (other than by exercise of a conversion privilege), (B) any acquisition by the Company or any of its Subsidiaries, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries, or (D) any acquisition by any company with respect to which, following such acquisition, more than seventy percent (70%) of, respectively, the then outstanding shares of common stock of such company and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, solely in their capacity as shareholders of the Company, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;

(ii)individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board;

(iii)consummation of a reorganization, merger, or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger, or consolidation, do not, following such reorganization, merger, or consolidation, beneficially own, directly or indirectly, solely in their capacity as shareholders of the Company, more than seventy percent (70%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such reorganization, merger, or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, or consolidation of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

(iv)consummation of (1) a complete liquidation or dissolution of the Company or (2) a sale or other disposition of all or substantially all of the assets of the Company, other than to a company, with respect to which following such sale or other disposition, more than seventy percent (70%) of, respectively, the then outstanding shares of common stock of such company and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities, solely in their capacity as shareholders of the Company, who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.

Notwithstanding the foregoing, if it is determined that an Award hereunder is subject to the requirements of Section 409A and payable upon a Change in Control, the Company will not be deemed to have undergone a Change in Control unless the Company is deemed to have undergone a “change in control event” pursuant to the definition of such term in Section 409A.

15.4. Adjustments

Adjustments under this Section 15 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

16.No Limitations on Company

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

17.TERMS APPLICABLE GENERALLY TO AWARDS GRANTED UNDER THE PLAN

17.1. Disclaimer of Rights.

No provision in the Plan or in any Award Agreement shall be construed to confer upon any individual the right to remain in the employ or Service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Participant, so long as such Participant continues to be a Service Provider. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Participant or beneficiary under the terms of the Plan.

17.2. Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals), including, without limitation, the granting of stock options as the Board in its discretion determines desirable.

17.3. Withholding Taxes.

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Participant any federal, state, or local taxes of any kind required by law to be withheld (i) with respect to the vesting of or other lapse of restrictions applicable to an Award, (ii) upon the issuance of any shares of Stock upon the exercise of an Option or SAR, or (iii) otherwise due in connection with an Award. At the time of such vesting, lapse, or exercise, the Participant shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Participant may elect to satisfy such obligations, or the Company may require such obligations (up to maximum statutory rates) to be satisfied, in whole or in part, (i) by causing the Company or the Affiliate to withhold the number of shares of Stock otherwise issuable to the Participant as may be necessary to satisfy such withholding obligation, or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Participant. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations (up to maximum statutory rates). The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Participant who has made an election pursuant to this Section 17.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

17.4. Captions.

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or any Award Agreement.

17.5. Other Provisions.

Each Award Agreement may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion. In the event of any conflict between the terms of an employment agreement and the Plan, the terms of the employment agreement govern.

17.6. Number and Gender.

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

17.7. Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

17.8. Governing Law.

The Plan shall be governed by and construed in accordance with the laws of the State of North Carolina without giving effect to the principles of conflicts of law, and applicable federal law.

17.9. Section 409A.

The Plan is intended to comply with Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless applicable laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s Separation from Service shall instead be paid on the first payroll date after the six (6)-month anniversary of the Participant’s Separation from Service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

17.10. Separation from Service.

The Board shall determine the effect of a Separation from Service upon Awards, and such effect shall be set forth in the appropriate Award Agreement. Without limiting the foregoing, the Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Participant, the actions that will be taken upon the occurrence of a Separation from Service, including, but not limited to, accelerated vesting or termination, depending upon the circumstances surrounding the Separation from Service.

17.11. Transferability of Awards.

17.11.1. Transfers in General.

Except as provided in Section 17.11.2, no Award shall be assignable or transferable by the Participant to whom it is granted, other than by will or the laws of descent and distribution, and, during the lifetime of the Participant, only the Participant personally (or the Participant’s personal representative) may exercise rights under the Plan.

17.11.2. Family Transfers.

If authorized in the applicable Award Agreement, a Participant may transfer, not for value, all or part of an Award (other than Incentive Stock Options) to any Family Member. For the purpose of this Section 17.11.2, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights, or (iii) a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Participant) in exchange for an interest in that entity. Following a transfer under this Section 17.11.2, any such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Awards are prohibited except to Family Members of the original Participant in accordance with this Section 17.11.2 or by will or the laws of descent and distribution.

17.12. Dividends and Dividend Equivalent Rights.

If specified in the Award Agreement, the recipient of an Award (other than Options or SARs) may be entitled to receive dividends or dividend equivalents with respect to the Common Stock or other securities covered by an Award. The terms and conditions of a dividend equivalent right may be set forth in the Award Agreement. Dividend equivalents credited to a Participant may be reinvested in additional shares of Stock or other securities of the Company at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend was paid to shareholders, as determined in the sole discretion of the Committee. Notwithstanding any provision herein to the contrary, in no event will dividends or dividend equivalents vest or otherwise be paid out prior to the time that the underlying Award (or portion thereof) has vested and, accordingly, will be subject to cancellation and forfeiture if such Award does not vest (including both time-based and performance-based Awards).

Proxy Statement and
Notice of 2020 Annual Meeting
of Shareholders

Broadridge Corporate Issuer Solutions C/O EnPro Industries, Inc. PO Box 1342 Brentwood, NY 11717

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 04/28/2020 for shares held directly and by 11:59 P.M. ET on 04/24/2020 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 04/28/2020 for shares held directly and by 11:59 P.M. ET on 04/24/2020 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:			All	All	Except

1.	Election of Directors		☐	☐	☐

Nominees

	01	Marvin A. Riley	02 Thomas M. Botts	03 Felix M. Brueck		04 B. Bernard Burns, Jr. 05 Diane C. Creel
	06	Adele M. Gulfo	07 David L. Hauser	08 John Humphrey		09 Kees van der Graaf

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.							For	Against	Abstain

2.	On an advisory basis, to approve the compensation to our named executive officers as disclosed in the proxy statement.						☐	☐	☐

3.	To approve the EnPro Industries, Inc. 2020 Equity Compensation Plan.						☐	☐	☐

4.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2020.						☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. (see reverse for instructions)					☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date			Signature (Joint Owners)	Date

0000436006_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 10-K Wrap and Notice and Proxy Statement are available at www.proxyvote.com

ENPRO INDUSTRIES, INC. Annual Meeting of Shareholders April 29, 2020 11:30 am This proxy is solicited by the Board of Directors

The undersigned hereby appoints Marvin A. Riley, J. Milton Childress II and Robert S. McLean, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of EnPro Industries, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the company to be held at the company's headquarters located at 5605 Carnegie Boulevard, Suite 500, Charlotte, NC, on Wednesday, April 29, 2020, at 11:30 am or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. The materials for the Annual Meeting can also be viewed at http://www.enproindustries.com/shareholder-meeting

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000436006_2 R1.0.1.18